EXECUTION VERSION Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Deal CUSIP Number: 95530RAH2 Revolver A: 95530RAJ8 Revolver B: 95530RAL3 Term A Facility: 95530RAK5 CREDIT AGREEMENT Dated as of October 26, 2026 among WEST PHARMACEUTICAL SERVICES, INC., as the Company, and CERTAIN SUBSIDIARIES OF THE COMPANY, together with the Company, as Borrowers, BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender, BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY, as Swing Line Lender with respect to the Euro Swing Line Loans, and THE LENDERS PARTY HERETO BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers and Joint Bookrunners, JPMORGAN CHASE BANK, N.A., U.S. BANK NATIONAL ASSOCIATION, WELLS FARGO BANK, NATIONAL ASSOCIATION, HSBC BANK USA, NATIONAL ASSOCIATION and PNC BANK, NATIONAL ASSOCIATION, as Co-Syndication Agents DBS BANK LTD and TRUIST BANK, as Co-Documentation Agents

TABLE OF CONTENTS Page SECTION 1 DEFINITIONS ........................................................................................................ 1 1.01 Defined Terms. .................................................................................................................. 1 1.02 Other Definitional Provisions. ....................................................................................... 43 SECTION 2 LOANS AND TERMS OF COMMITMENTS .................................................. 45 2.01 The Loans. ....................................................................................................................... 45 2.02 Nature of Lenders’ Obligations with Respect to Loans. .............................................. 52 2.03 Notes. ................................................................................................................................ 52 2.04 Procedure for Revolver Loans. ...................................................................................... 53 2.05 Conversion and Continuation Options. ........................................................................ 55 2.06 Utilization of Commitments in Optional Currencies. .................................................. 56 2.07 Fees. .................................................................................................................................. 58 2.08 Letters of Credit. ............................................................................................................. 58 2.09 Interest Rates and Payment Dates. ................................................................................ 67 2.10 Default Interest. .............................................................................................................. 69 2.11 Pro Rata Treatment of Loans and Payments; Commitment Fees. ............................. 69 2.12 Payments. ......................................................................................................................... 69 2.13 Illegality; Inability to Determine Rates. ........................................................................ 70 2.14 Termination, Reduction and Increase of Revolving Credit Commitments. .............. 75 2.15 Prepayment of Loans. ..................................................................................................... 79 2.16 Increased Costs. .............................................................................................................. 82 2.17 Taxes. ............................................................................................................................... 83 2.18 Indemnity. ........................................................................................................................ 89 2.19 Judgment Currency. ....................................................................................................... 89 2.20 Borrowers’ Representative. ........................................................................................... 90 2.21 European Monetary Union. ........................................................................................... 90 2.22 Foreign Borrower Obligations. ...................................................................................... 90 2.23 Change of Lending Office. ............................................................................................. 91 2.24 Substitution of Lenders. ................................................................................................. 93 2.25 Defaulting Lenders. ........................................................................................................ 94 2.26 Extension Amendments. ................................................................................................. 97 2.27 Cash Collateral. ............................................................................................................... 99 SECTION 3 REPRESENTATIONS AND WARRANTIES ................................................. 100 3.01 Financial Condition. ..................................................................................................... 101 3.02 No Change. .................................................................................................................... 101 3.03 Corporate Existence; Compliance with Law. ............................................................. 101 3.04 Corporate Power; Authorization; Enforceable Obligations. .................................... 101 3.05 No Legal Bar. ................................................................................................................. 101 3.06 No Material Litigation. ................................................................................................. 102 3.07 No Default. ..................................................................................................................... 102 3.08 Taxes. ............................................................................................................................. 102 3.09 Federal Regulations. ..................................................................................................... 102 3.10 ERISA. ........................................................................................................................... 102 3.11 Investment Company Act. ............................................................................................ 103 3.12 Environmental Matters. ............................................................................................... 103 3.13 No Material Misstatements. ......................................................................................... 104

3.14	Title to Properties.	104
3.15	Intellectual Property.	105
3.16	List of Subsidiaries.	105
3.17	Solvency.	105
3.18	[Reserved].	105
3.19	OFAC.	105
3.20	Anti-Corruption Laws.	105
3.21	EEA Financial Institution.	105
3.22	No Covered Entity.	105
3.23	No Anti-Social Persons or Entities.	106
SECTION 4	SECTION 4. CONDITIONS PRECEDENT	106
4.01	Conditions to Closing.	106
4.02	Conditions to Each Extension of Credit.	107
SECTION 5	AFFIRMATIVE COVENANTS	108
5.01	Financial Statements.	109
5.02	Certificates; Other Information.	110
5.03	Payment of Obligations.	110
5.04	Maintenance of Existence.	110
5.05	Maintenance of Insurance; Property.	111
5.06	Inspection of Property; Books and Records; Discussions.	111
5.07	Notices.	111
5.08	Environmental Laws.	112
5.09	Notice and Joinder of New Subsidiaries.	112
5.10	Use of Proceeds.	113
5.11	Guarantees of Material Indebtedness.	113
5.12	Anti-Corruption Laws.	113
5.13	[Reserved].	113
5.14	Foreign Borrower Approvals and Authorizations.	113
5.15	ERISA.	114
SECTION 6	NEGATIVE COVENANTS	114
6.01	Financial Condition Covenant.	114
6.02	Limitation on Liens.	115
6.03	Limitations on Fundamental Changes.	115
6.04	Limitation on Sale of Assets.	116
6.05	Limitation on Distributions.	117
6.06	Transactions with Affiliates.	118
6.07	Limitation on Acquisitions.	118
6.08	Fiscal Year.	118
6.09	Limitation on Conduct of Business.	118
6.10	Prepayments, Redemptions and Repurchases of Subordinated Debt.	119
6.11	[Reserved].	119
6.12	[Reserved].	119
6.13	Sanctions.	119
6.14	Anti-Corruption Laws.	119
6.15	No Violent, Unlawful Acts.	119
SECTION 7	EVENTS OF DEFAULT	119
7.01	Events of Default.	119

ii
Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM

SECTION 8 THE ADMINISTRATIVE AGENT		**123**
8.01	**Appointment.**	**123**
8.02	**Delegation of Duties.**	**123**
8.03	**Exculpatory Provisions.**	**123**
8.04	**Reliance by Administrative Agent.**	**124**
8.05	**Notice of Default.**	**125**
8.06	**Non-Reliance on Administrative Agent and Other Lenders.**	**125**
8.07	**Agents in Their Individual Capacity.**	**126**
8.08	**Successor Administrative Agent.**	**126**
8.09	**Beneficiaries.**	**127**
8.10	**Other Agents.**	**127**
8.11	**Authorization to Release Borrowers Other than the Company.**	**127**
8.12	**ERISA.**	**128**
8.13	**Recovery of Erroneous Payments.**	**129**
SECTION 9 MISCELLANEOUS		**129**
9.01	**Amendments and Waivers.**	**129**
9.02	**Notices; Lending Offices.**	**130**
9.03	**No Waiver; Cumulative Remedies.**	**132**
9.04	**Survival of Representations and Warranties.**	**133**
9.05	**Expenses; Indemnity; Damage Waiver.**	**133**
9.06	**Successors and Assigns.**	**135**
9.07	**Disclosure of Information and Personal Data Protection.**	**139**
9.08	**Adjustments; Set-off.**	**141**
9.09	**Counterparts.**	**142**
9.10	**Severability.**	**143**
9.11	**Integration.**	**143**
9.12	**GOVERNING LAW.**	**143**
9.13	**Submission To Jurisdiction; Waivers.**	**143**
9.14	**No Fiduciary Responsibility.**	**144**
9.15	**No Right of Contribution.**	**144**
9.16	**WAIVER OF JURY TRIAL.**	**144**
9.17	**USA Patriot Act Notice.**	**145**
9.18	**ADDITIONAL WAIVERS.**	**145**
9.19	**Joint and Several Liability of Borrowers.**	**145**
9.20	**Acknowledgement and Consent to Bail-In of Affected Financial Institutions.**	**145**
9.21	**Acknowledgement Regarding Any Supported QFCs.**	**146**

iii

Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM

iv Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM SCHEDULES SCHEDULE 1.01 - Lender and Commitment Information SCHEDULE 1.01A - Letter of Credit Commitments and Swing Line Commitments SCHEDULE 2.08 - Existing Letters of Credit SCHEDULE 2.09 - Day Basis for Optional Currencies SCHEDULE 3.16 - Subsidiaries SCHEDULE 6.02 - Existing Liens SCHEDULE 9.02 - Certain Addresses for Notices EXHIBITS EXHIBIT A - Form of Note EXHIBIT B - Form of Assignment and Assumption Agreement EXHIBIT C - Form of Notice of Borrowing EXHIBIT D - Form of Joinder and Assumption Agreement EXHIBIT E - [Reserved] EXHIBIT F - Forms of U.S. Tax Compliance Certificates EXHIBIT G - Form of Administrative Questionnaire EXHIBIT H - Form of Compliance Certificate EXHIBIT I - Form of Notice of Loan Prepayment

1 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM CREDIT AGREEMENT CREDIT AGREEMENT, dated as of October 26, 2026, among WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation (the “Company”), certain subsidiaries of the Company party hereto (including each Subsidiary that becomes a Borrower hereunder pursuant to Section 5.09 or Section 6.03(g), as applicable) (together with the Company, the “Borrowers” and each a “Borrower”), the Lenders (defined herein) and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and an Issuing Lender. WITNESSETH: WHEREAS, the Borrowers have requested that the Lenders, the Swing Line Lender and the Issuing Lenders make loans and other financial accommodations to the Borrowers in an initial aggregate principal amount of $950,000,000. WHEREAS, the Lenders, the Swing Line Lender and the Issuing Lenders have agreed to make such loans and other financial accommodations to the Borrowers on the terms and subject to the conditions set forth herein. NOW THEREFORE, in consideration of the promises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows: SECTION 1 DEFINITIONS 1.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings: “Acquisition” means any acquisition, or a series of related acquisitions, of (a) Capital Stock in any Person if, after giving effect thereto, such Person will become a Subsidiary or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person. “Adjusted EBITDA” means for any period, with respect to any Person who has (or whose assets have) been acquired by the Company or any Subsidiary in an Acquisition, the historical EBITDA of such Person or attributable to such assets for such period. “Adjusted Funding Target Attainment Percentage” means an adjusted target attainment percentage as defined in Sections 206(g)(9) of ERISA and 436(j) of the Code. “Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent. “Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Company and the Lenders.

2 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit G or any other form approved by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution, or (b) any UK Financial Institution. “Affected Lender” has the meaning set forth in Section 2.24. “Affiliate” means, as to any Person, any other Person which, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this definition, “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “controlled” shall have the meaning correlative thereto. “Agents” means, collectively, the Administrative Agent, the Co-Syndication Agents and the Lead Arrangers. “Agreed Currency” means Dollars or any Optional Currency, as applicable. “Agreement” means this Credit Agreement, as amended, supplemented or otherwise modified from time to time. “Anti-Social Conduct” means: (a) a demand accompanied by the use or threat of force and arms; (b) an unreasonable demand and conduct having no legal cause; (c) threatening or committing violent behavior relating to its business transactions; (d) an action to defame the reputation of or interference with the business of any Lender Party by spreading rumors, using fraudulent means or resorting to force; or (e) other actions similar to those described in clauses (a) through (d). “Anti-Social Group” means: (a) group that encourages its members, including the members of its subgroups, to collectively and routinely commit violent, unlawful acts (a “bōryokudan” in this definition); (b) member of a bōryokudan; (c) a person who used to be a member of a bōryokudan but has only ceased to be a member of a bōryokudan for a period of less than 5 years; (d) person who, although not a bōryokudan member himself or itself, is associated with a bōryokudan and (i) commits violent, unlawful acts with the support of a bōryokudan, (ii) provides funds or arms to a bōryokudan or its members, or (iii) otherwise cooperates with or is involved in the maintenance or operation of a bōryokudan;

3 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (e) business entity (i) with a member of a bōryokudan substantially involved in its operations, (ii) being operated by a person associated with a bōryokudan or a former bōryokudan member, who in either case is using such company to provide funds to a bōryokudan or is otherwise actively cooperating with or involved in the maintenance or operation of a bōryokudan, or (iii) that actively uses a bōryokudan in conducting its business and cooperates with the maintenance or operations of a bōryokudan; (f) sōkaiya corporate racketeer or other similar person who commits violent unlawful acts towards corporations, seeks unjust profits, or poses a threat to the safety of citizens; (g) person who, while claiming to advocate on behalf of a social movement or political group, commits violent, unlawful acts, seeks unjust profit or poses a threat to the safety of citizens; (h) violent group or individual with special intelligence capabilities, other than those listed in clauses (a) through (g) above, that is associated with a bōryokudan and uses the power of such bōryokudan, or has financial ties to a bōryokudan, and plays a substantial role in causing harm to others; or (i) other entities or persons similar to those described in clauses (a) through (h) above. “Anti-Social Relationship” means in relation to a person: (a) an Anti-Social Group controls its management; (b) an Anti-Social Group is substantially involved in its management; (c) it has entered into arrangements with an Anti-Social Group for the purpose of, or which have the effect of, unfairly benefiting itself or a third party or prejudicing a third party; (d) it is involved in the provision of funds or other benefits to an Anti-Social Group; or (e) any of its directors or any other person who is substantially involved in its management has a socially objectionable relationship with an Anti-Social Group. “Applicable Authority” means (a) with respect to Term SOFR, CME or any successor administrator of the Term SOFR Screen Rate or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR and (b) with respect to any Optional Currency, the applicable administrator for the Relevant Rate for such Optional Currency or any Governmental Authority having jurisdiction over the Administrative Agent or such administrator. “Applicable Margin” means, on any date, with respect to any Term SOFR Loan, Optional Currency Loan or Base Rate Loan, the percentage per annum set forth below under the “Revolver Facility” header and in the column entitled “Applicable Margin - Term SOFR Loan and Optional Currency Loan” or “Applicable Margin - Base Rate Loan” or under the “Term A Facility” header and in the column entitled “Applicable Margin - Term SOFR Loan” or “Applicable Margin - Base Rate Loan”, as appropriate, opposite the Net Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Administrative Agent pursuant to Section 5.02(b) prior to such date:

4 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Level Net Leverage Ratio Revolver Facility Term A Facility Applicable Margin – Term SOFR Loan and Optional Currency Loan Applicable Margin – Base Rate Loan Applicable Margin – Term SOFR Loan Applicable Margin – Base Rate Loan I Less than 1.00 to 1.0 1.000% 0.000% 1.125% 0.125% II Greater than or equal to 1.00 to 1.0 but less than 2.00 to 1.0. 1.125% 0.125% 1.250% 0.250% III Greater than or equal to 2.00 to 1.0 but less than 3.00 to 1.0 1.250% 0.250% 1.500% 0.500% IV Greater than or equal to 3.00 to 1.0 but less than 3.50 to 1.0 1.375% 0.375% 1.625% 0.625% V Greater than or equal to 3.50 to 1.0 1.500% 0.500% 1.750% 0.750% ; provided, however, that, (a) adjustments, if any, to the Applicable Margin resulting from a change in the Net Leverage Ratio shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 5.02(b), provided, that, any increase or decrease in the Applicable Margin relating to any outstanding Optional Currency Loan shall become effective at the end of the Interest Period therefor, (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of Section 5.02(b), the Applicable Margin from such date until such Compliance Certificate is actually delivered shall, upon the request of the Required Lenders, be that applicable under Level V, (c) in the event that the actual Net Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Applicable Margin shall be recalculated for the applicable period based upon such actual Net Leverage Ratio and (d) anything in this definition to the contrary notwithstanding, until receipt by the Administrative Agent of the Compliance Certificate for the fiscal quarter ended March 31, 2027, the Applicable Margin shall be that applicable under Level I. Any additional interest on the Loans resulting from the operation of clause (c) above shall be payable by the Borrowers jointly and severally (subject to the limitations set forth in Section 2.22) to the Lenders within five (5) days after receipt of a written demand therefor from the Administrative Agent.

5 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Applicable Time” means, with respect to any borrowings and payments in any Optional Currency, the local time in the place of settlement for such Optional Currency as may be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment. “Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by any Issuing Lender. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent and the Company, if applicable, in the form of Exhibit B attached hereto, or such other form as shall be approved by the Administrative Agent. “Attributable Indebtedness” means, as of any date of determination, the amount of obligations outstanding on such date under the legal documents entered into as part of any Permitted Securitization Facility or Permitted Factoring Facility that corresponds to the outstanding net investment (including loans) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such transaction were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal). “Auto-Extension Letter of Credit” has the meaning set forth in Section 2.08(b). “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank of America” means Bank of America, N.A. and its successors. “Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00%, subject to the interest rate floors set forth therein; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.13 hereof, then the Base Rate

6 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. “Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate. All Base Rate Loans are only available to Domestic Borrowers and must be denominated in Dollars. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union), (b) any provision of Council Regulation (EC) No 2271/1996, as it forms part of domestic law of the United Kingdom by virtue of the European Union (withdrawal) Act 2018, (c) section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or (d) any similar blocking or anti- boycott law. “Borrower” has the meaning set forth in the preamble to this Agreement; provided that the term “Borrower” shall not apply to any Existing Borrower replaced by a Successor Borrower pursuant to Section 6.03(g); provided further that, as of the Closing Date, the Company is the only Borrower in respect to the Term A Loans. “Borrowers’ Representative” has the meaning set forth in Section 2.20. “Borrowing” means a borrowing consisting of simultaneous Loans of the same Tranche and Type and, in the case of Term SOFR Loans or Optional Currency Term Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01. “Borrowing Date” means any Business Day on which a Loan is to be made at the request of the Borrowers under this Agreement or is to be renewed or converted to a different interest rate option. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and: (a) if such day relates to any interest rate settings as to an Optional Currency Loan denominated in Euro or an €STR Loan, any fundings, disbursements, settlements and payments in Euro in respect of any such Optional Currency Loan or €STR Loan, as applicable, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Optional Currency Loan or €STR Loan, as applicable, means a Business Day that is also a TARGET Day;

7 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (b) if such day relates to any interest rate settings as to an Optional Currency Loan denominated in Yen, means a day other than when banks are closed for general business in Japan; (c) if such day relates to any interest rate settings as to an Optional Currency Loan denominated in a currency other than Dollars or Euros, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore market for such currency; and (d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Optional Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Optional Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency. “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing. “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Lenders, as collateral for Letter of Credit Obligations or obligations of the Lenders to fund participations in respect of Letter of Credit Obligations, (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts reasonably satisfactory to the Administrative Agent and the applicable Issuing Lender and/or (c) if the Administrative Agent and the applicable Issuing Lenders shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the applicable Issuing Lenders. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support. “Cash Equivalents” means any of the following types of investments, (a) readily marketable obligations issued or directly and fully guaranteed or insured by (x) the United States or any agency or instrumentality thereof or (y) any state, commonwealth, territory of the United States or any political subdivision thereof having an investment grade rating from either Moody's or S&P (or, if any time neither Moody’s nor S&P shall be rating such obligations or securities, an equivalent rating from another nationally recognized statistical rating agency), in each case, having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $500,000,000, in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P (or, if any time neither Moody's nor S&P shall be rating such obligations or securities, an equivalent rating from another nationally recognized statistical rating agency), in each case with maturities of not more than two hundred seventy (270) days from the date of acquisition thereof; and (d) investments, classified in accordance with GAAP as current assets of the Company or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P (or, if any time neither Moody's nor S&P shall be

8 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM rating such obligations or securities, an equivalent rating from another nationally recognized statistical rating agency), and the portfolios of which are limited solely to investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition. “Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services. “CEA” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “CFTC” means the Commodities Futures Trading Commission. “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under such Exchange Act), directly or indirectly, of 35% or more of the Voting Stock of the Company on a fully-diluted basis; or (b) over any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company shall cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above (or individuals previously approved under this clause (iii)) constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (in each case, with such approval either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director). “Class” means when used in reference to any Loan or Tranche, whether such Loan, or the Loans comprising such Tranche, are Reference Revolver A Loans, Reference Revolver B Loans, Non- Extended Revolver A Loans or Non-Extended Revolver B Loans and, when used in reference to any Commitment, refers to whether such Commitment is an Extended Revolving A Credit Commitment or Extended Revolving B Credit Commitment, Non-Extended Revolving A Credit Commitment or Non- Extended Revolving B Credit Commitment. For the avoidance of doubt, each Extended Revolver A Loan or Extended Revolver B Loan, as applicable is of a different Class than the Revolver Loan from which it

9 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM was converted and each Extended Revolving A Credit Commitment or Extended Revolving B Credit Commitment, as applicable, is of a different Class than the Revolving Credit Commitment from which it was converted. “Closing Date” means October 26, 2026. “CME” means CME Group Benchmark Administration Limited. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Commitment” means a Term A Loan Commitment, a Commitment A and/or a Commitment B, as applicable and “Commitments” shall mean the Term A Loan Commitments, the Commitments A and/or the Commitments B, as applicable. “Commitment A” means, as to each Lender, the Revolving A Credit Commitment of such Lender and “Commitments A” shall mean the aggregate of the Revolving A Credit Commitments of all of the Lenders. “Commitment B” means, as to each Lender, the Revolving B Credit Commitment of such Lender and “Commitments B” shall mean the aggregate of the Revolving B Credit Commitments of all of the Lenders. “Commitment Fee” has the meaning set forth in Section 2.07. “Commitment Fee Rate” means, on any date, the percentage per annum set forth below in the column entitled Commitment Fee Rate opposite the Net Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Administrative Agent pursuant to Section 5.02(b) prior to such date: Level Net Leverage Ratio Commitment Fee Rate I Less than 1.00 to 1.0 0.125% II Greater than or equal to 1.00 to 1.0 but less than 2.00 to 1.0. 0.150% III Greater than or equal to 2.00 to 1.0 but less than 3.00 to 1.0 0.175% IV Greater than or equal to 3.00 to 1.0 but less than 3.50 to 1.0 0.200% V Greater than or equal to 3.50 to 1.0 0.225% ; provided, however, that, (a) adjustments, if any, to the Commitment Fee Rate resulting from a change in the Net Leverage Ratio shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 5.02(b), (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of Section 5.02(b), upon the request of the Required Lenders, the Commitment Fee Rate from such date

10 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM until such Compliance Certificate is actually delivered shall be that applicable under Level V, (c) in the event that the actual Net Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Commitment Fee Rate shall be recalculated for the applicable period based upon such actual Net Leverage Ratio and (d) anything in this definition to the contrary notwithstanding, until receipt by the Administrative Agent of the Compliance Certificate for the fiscal quarter ended March 31, 2027, the Commitment Fee Rate shall be that applicable under Level I. Any additional Commitment Fee that is due to the Lenders resulting from the operation of clause (c) above shall be payable by the Borrowers jointly and severally within five (5) days after receipt of a written demand therefor from the Administrative Agent. “Commitment Percentage” means with respect to any Lender at any time, (a) with respect to such Lender’s Revolving A Credit Commitment, the percentage (carried out to the ninth decimal place) of the Commitments A represented by such Lender’s Revolving A Credit Commitment at such time; provided, that, if the commitment of each Lender to make Revolver A Loans and the obligation of each Issuing Lender to make L/C Credit Extensions have been terminated pursuant to Section 7.01 or if the Commitments A have expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination, (b) with respect to such Lender’s Revolving B Credit Commitment, the percentage (carried out to the ninth decimal place) of the Commitments B represented by such Lender’s Revolving B Credit Commitment at such time; provided, that, if the commitment of each Lender to make Revolver B Loans has been terminated pursuant to Section 7.01 or if the Commitments B have expired, then the Commitment Percentage of each Lender shall be determined based on the Commitment Percentage of such Lender most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination, (c) in respect of the Term A Facility, with respect to any Term A Lender at any time, the percentage (carried out to the ninth decimal place) of the Term A Facility represented by (i) on or prior to the Closing Date, such Term A Lender’s Term A Loan Commitment at such time, and (ii) thereafter, the principal amount of such Term A Lender’s portion of the Term A Loan at such time and (d) with respect to such Lender’s portion of any outstanding Incremental Term Loan, the percentage (carried out to the ninth decimal place) of the outstanding principal amount of such Incremental Term Loan held by such Lender at such time. The Commitment Percentage of each Lender as in effect on the Closing Date is set forth opposite the name of such Lender on Schedule 1.01, or in the Assignment and Assumption, any documentation executed by such Lender pursuant to Section 2.14(d), or other documentation pursuant to which such Lender becomes a party hereto, as applicable. The Commitment Percentages shall be subject to adjustment as provided in Section 2.25. “Commitment Period” means (a) with respect to the Revolving A Credit Commitments, the period from and including the date hereof to the earliest of (i) the Termination Date, (ii) the date of termination of the Revolving A Credit Commitments pursuant to Section 2.14, and (iii) the date of termination of the commitment of each Lender to make Revolver A Loans and of the obligation of each Issuing Lender to issue Letters of Credit under the Revolver A Facility pursuant to Section 7.01 and (b) with respect to the Revolving B Credit Commitments, the period from and including the date hereof to the earliest of (i) the Termination Date, (ii) the date of termination of the Revolving B Credit Commitments pursuant to Section 2.14, and (iii) the date of termination of the commitment of each Lender to make Revolver B Loans pursuant to Section 7.01. “Commonly Controlled Entity” means an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

11 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Communication” means this Agreement, any Loan Document and any document, any amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document. “Compliance Certificate” has the meaning set forth in Section 5.02(b). “Computation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of an Optional Currency Loan, (ii) with respect to each Optional Currency Daily Rate Loan, each Interest Payment Date, (iii) each date of a continuation of an Optional Currency Term Rate Loan, and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance, amendment and/or extension of a Letter of Credit denominated in an Optional Currency, (ii) each date of any payment by the applicable Issuing Lender under any Letter of Credit denominated in an Optional Currency, (iii) in the case of all Existing Letters of Credit denominated in Optional Currencies, the Closing Date, and (iv) such additional dates as the Administrative Agent or the applicable Issuing Lender shall determine or the Required Lenders shall require. “Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR, EURIBOR, TIBOR, €STR, SORA or any proposed Successor Rate for an Agreed Currency or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “EURIBOR”, “TIBOR”, “€STR”, “SORA”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods and the day basis for calculating interest for an agreed currency listed on Schedule 2.09) as may be appropriate, in the discretion of the Administrative Agent (in consultation with the Company), to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such Agreed Currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent (in consultation with the Company) determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Total Assets” means, as of any date of determination, the total assets of the Company and its Subsidiaries on a consolidated basis in accordance with GAAP as of such date. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Costs” has the meaning set forth in Section 2.16(d). “Co-Syndication Agents” means JPMorgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Bank, National Association, HSBC Bank USA, National Association and PNC Bank, National Association, in their capacities as co-syndication agents.

12 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning provided in Section 9.21. “Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, judicial management or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Default Right” means as defined in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Line Loans or (iii) pay over to the Administrative Agent, any Issuing Lender, Bank of America (as the Swing Line Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified any Borrower, the Administrative Agent, any Issuing Lender, the Swing Line Lender or any Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two (2) Business Days after request by the Administrative Agent or the Borrowers’ Representative, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrowers’ Representative’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrowers’ Representative, as the case may be, (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action, or (e) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute (it being understood that a Defaulting Lender shall cease to be a Defaulting Lender if the Borrowers’ Representative, the Administrative Agent, the Issuing Lenders and the Swing Line Lender shall

13 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM each agree that such Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender). “Delaware Divided LLC” means any Delaware LLC which has been formed upon consummation of a Delaware LLC Division. “Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware. “Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act. “Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction. “Designated Lender” has the meaning set forth in Section 2.23(a). “Disqualifying Event” has the meaning set forth in the definition of “Eligible Currency”. “Distribution” means in respect of any Person, (a) dividends or other distributions on account of Capital Stock of such Person (except distributions solely in Capital Stock of such Person); (b) the redemption or acquisition of such Capital Stock or of warrants, rights or other options to purchase such Capital Stock (except when solely in exchange for Capital Stock of such Person); and (c) any payment on account of, or the setting apart of any assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of any share of any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock. “Dollar Equivalent” means, with respect to any amount of any currency, the Equivalent Amount of such currency expressed in Dollars. “Dollar Equivalent Facility Usage” means at any time (a) the sum of the Dollar Equivalent amount of all Revolver A Loans and the aggregate amount of all Swing Line Loans and the Letter of Credit Obligations then outstanding or (b) the Dollar Equivalent amount of all Revolver B Loans, as applicable. “Dollars” and “$” mean the lawful currency of the United States of America. “Domestic Borrower” means any Borrower that is not a Foreign Borrower. “Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary. “EBIT” means, for any period, consolidated net income (or net loss) plus (a) the sum of (i) any interest expense, (ii) any income tax expense, (iii) extraordinary or unusual losses or other losses not incurred in the ordinary course of business, (iv) any non-cash charge against consolidated net income required to be recognized in connection with the issuance of Capital Stock to employees (whether upon lapse of vesting restrictions, exercise of employee options or otherwise) and (v) any non-cash charge against consolidated net income required to be recognized in connection with employee pension plans, in each case to the extent included in the calculation of consolidated net income, less (b) extraordinary or unusual gains or other gains not incurred in the ordinary course of business included in the calculation of consolidated net income, in each case for the foregoing determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for such period; provided, that, if at any time during such period the Company or any of its Subsidiaries shall have sold or otherwise divested any material assets or stock in any

14 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Subsidiary, the net income or loss of such Subsidiary or attributable to such assets and any gain or loss from such sale or disposition shall also be excluded from consolidated net income and no adjustments in respect thereof shall be made pursuant to clauses (a) through (b) above. “EBITDA” means, for any period, EBIT plus, to the extent deducted in calculating EBIT, the sum of depreciation and amortization (for the avoidance of doubt, net of amortization of right-to-use assets with respect to operating leases), in each case determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP for such period; provided, that, if at any time during such period the Company or any of its Subsidiaries shall have sold or otherwise divested any material assets or stock in any Subsidiary, the net income or loss of such Subsidiary or attributable to such assets and any gain or loss from such sale or disposition shall, as provided above in the definition of EBIT, be excluded from EBIT and no adjustments shall be made to add back to EBIT depreciation and amortization relating to such sold or otherwise divested assets. As used in the definition of Modified EBITDA and Adjusted EBITDA, EBITDA shall also be determined for any Person who has (or whose assets have) been acquired by the Company or a Subsidiary to the extent provided in such definitions. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006. “Eligibility Date” means, with respect to each Borrower and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the effective date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Borrower, and otherwise it shall be the effective date of this Agreement and/or such other Loan Document(s) to which such Borrower is a party). “Eligible Assignee” means any Person eligible to become an assignee under Section 9.06. “Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder. “Eligible Currency” means any lawful currency other than Dollars that is readily available, freely transferable and convertible into Dollars in the international interbank market available to the Lenders in such market and as to which a Dollar Equivalent may be readily calculated. If, after the designation by the Lenders of any currency as an Optional Currency, any change in currency controls or exchange regulations or any change in the national or international financial, political or economic conditions are imposed in the country in which such currency is issued, result in, in the reasonable opinion of the Administrative Agent in the case of any Loans to be denominated in an Optional Currency or the

15 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Issuing Lenders (in the case of any Letter of Credit to be denominated in an Optional Currency), (a) such currency no longer being readily available, freely transferable and convertible into Dollars, (b) a Dollar Equivalent no longer being readily calculable with respect to such currency, (c) such currency being impracticable for the Lenders or (d) such currency no longer being a currency in which the Required Lenders are willing to make such Extensions of Credit (each of (a), (b), (c), and (d) a “Disqualifying Event”), then the Administrative Agent shall promptly notify the Lenders and the Company, and such country’s currency shall no longer be an Optional Currency until such time as the Disqualifying Event(s) no longer exist. Within five (5) Business Days after receipt of such notice from the Administrative Agent, the Borrowers shall repay all Loans in such currency to which the Disqualifying Event applies or convert such Loans into the Dollar Equivalent of Loans in Dollars, subject to the other terms contained herein. “Environmental Laws” means any and all federal, state, local, municipal or foreign laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority, or binding Law regulating, relating to or imposing liability or standards of conduct concerning protection of the environment, as now or may at any time hereafter be in effect. “Environmental Permit” has the meaning set forth in Section 5.08. “Equivalent Amount” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Optional Currency as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, by reference to Bloomberg (or such other publicly available service for displaying exchange rates), to be the exchange rate for the purchase of such Optional Currency with Dollars at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided, however, that if no such rate is available, the “Equivalent Amount” shall be determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, using any reasonable method of determination they deem appropriate in their sole discretion (and such determination shall be conclusive absent manifest error). “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued thereunder by the U.S. Department of Labor or PBGC. “€STR” means, in relation to any day, the applicable €STR Screen Rate for that day. “€STR Loan” means a Euro Swing Line Loan that bears interest at a rate based on €STR. All €STR Loans must be denominated in Euros. “€STR Screen Rate” means the euro short-term rate administered by the European Central Bank (or any other person which takes over the administration of that rate) as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent and the Swing Line Lender from time to time). “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “EU Borrower” has the meaning specified in Section 2.23(c). “EU Funding Obligations” has the meaning specified in Section 2.23(d). “EU Lender” has the meaning specified in Section 2.23(c). “EU Lender Provisions” has the meaning specified in Section 2.23(d).

16 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “EU Notice” has the meaning specified in Section 2.23(c). “EU Notice of Borrowing” has the meaning specified in Section 2.23(e). “Euro” and “€” mean the single currency of the Participating Member States. “Euro Swing Line Commitment” means the obligation of the Swing Line Lender to make Euro Swing Line Loans in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite the Swing Line Lender’s name on Schedule 1.01 hereto under the caption “Euro Swing Line Commitment”, as the same may be changed from time to time in accordance with the provisions of this Agreement and/or any applicable Assignment and Assumption. The Euro Swing Line Commitment is part of, and not in addition to, the Revolving A Credit Commitments. “Euro Swing Line Loan” has the meaning set forth in Section 2.01(d)(i). “Event of Default” means any of the events specified in Section 7; provided, that, any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied. “Excluded Hedge Liability or Liabilities” means, with respect to each Borrower, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Borrower’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Borrower for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Borrower executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities. “Excluded Taxes” means, any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized or incorporated under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrowers’ Representative under Section 2.24) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party

17 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(g) or (h), (d) any withholding Taxes imposed under FATCA and (e) any Tax solely imposed in Germany due to the German Act Combating Tax Avoidance and Unfair Tax Competition (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb) or the respective legislative decree (Rechtsverordnung). “Existing Borrower” has the meaning set forth in Section 6.03(g). “Existing Credit Agreement” means that certain Credit Agreement, dated as of March 28, 2019, among the borrowers party thereto, Bank of America, as administrative agent, and the banks and financial institutions from time to time parties thereto, as amended, restated, extended, supplemented or otherwise modified from time to time. “Existing Letters of Credit” means those letters of credit identified on Schedule 2.08. “Exposure A” means, as to any Revolver A Lender at any date, an amount equal to the sum of (a) the aggregate Dollar Equivalent amount of all Revolver A Loans made by such Lender then outstanding, (b) such Lender’s Commitment Percentage of the Letter of Credit Obligations then outstanding and (c) such Lender’s Commitment Percentage of the amount of the Swing Line Loans then outstanding. “Exposure B” means, as to any Revolver B Lender at any date, an amount equal to the aggregate Dollar Equivalent amount of all Revolver B Loans made by such Lender then outstanding. “Extended Loans/Commitments A” means Extended Revolver A Loans and/or Extended Revolving A Credit Commitments. “Extended Loans/Commitments B” means Extended Revolver B Loans and/or Extended Revolving B Credit Commitments. “Extended Revolver A Loans” has the meaning set forth in Section 2.26(a). “Extended Revolver B Loans” has the meaning set forth in Section 2.26(a). “Extended Revolving A Credit Commitments” has the meaning set forth in Section 2.26(a). “Extended Revolving B Credit Commitments” has the meaning set forth in Section 2.26(a). “Extending Lender” has the meaning set forth in Section 2.26(b). “Extension Agreement” has the meaning set forth in Section 2.26(c). “Extension Election” has the meaning assigned to such term in Section 2.26(b). “Extension Request” has the meaning assigned to such term in Section 2.26(a). “Extensions of Credit” means, collectively, the Loans made and Letters of Credit issued under this Agreement. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices

18 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Fee Letter” means the letter agreement, dated as of September 17, 2026, between BofA Securities, Inc. and the Company relating to the payment of certain fees and expenses in connection with the transactions contemplated hereby, as amended, supplemented or otherwise modified from time to time. “Finance Lease” means at any time, a lease of property that is classified as a finance lease in accordance with Financial Accounting Standards Board Accounting Standards Codification Section 842, Leases. “Finance Lease Obligations” means at any time, the amount of the obligations under Finance Leases which would be shown at such time as a liability on a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP. “Foreign Benefit Event” means with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, in each case in an amount that could reasonably be expected to have a Material Adverse Effect, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments to the extent that such failure could reasonably be expected to have a Material Adverse Effect, (c) the receipt of a notice of a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, and the reasonably expected liability to the Company and its Subsidiaries could reasonably be expected to have a Material Adverse Effect, (d) the incurrence of any liability in the aggregate by the Company and its Subsidiaries under applicable law and on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein which termination or liability could reasonably be expected to have a Material Adverse Effect, or (e) the occurrence of any transaction that is prohibited under any applicable law and that would reasonably be expected to result in the incurrence of any liability by the Company and its Subsidiaries or the imposition on the Company and its Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case in excess in the aggregate of an amount that could reasonably be expected to have a Material Adverse Effect. “Foreign Borrower” means any Borrower organized, incorporated or established (as applicable) under the laws of any jurisdiction other than the United States of America or one of its states, commonwealths or territories or the District of Columbia. “Foreign Lender” means each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code. “Foreign Pension Plan” means any benefit pension plan maintained by the Company or a Foreign Subsidiary that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

19 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Foreign Subsidiary” means (a) any Subsidiary organized, incorporated or established (as applicable) under the laws of any jurisdiction other than the United States of America or one of its states, commonwealths or territories or the District of Columbia or (b) any Subsidiary of any Subsidiary referred to in clause (a) above. “Foreign Subsidiary Holdco” means any Domestic Subsidiary that has no material assets other than (a) Capital Stock and intercompany debt of Foreign Subsidiaries that are controlled foreign corporations within the meaning of Section 957(a) of the Code, or (b) Capital Stock and intercompany debt of Subsidiaries that are entities disregarded as separate from their owner for U.S. federal income tax purposes that hold no material assets other than assets described in clause (a). “Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to an Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding amount of all outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Commitment Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “GAAP” means at any time with respect to the determination of the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation, (a) in respect of any Subsidiary incorporated or established in Germany, accounting principles (Grundsätze ordnungsmäßiger Buchführung) under the German Commercial Code (Handelsgesetzbuch, HGB) including, where permitted by applicable law, IFRS, (b) in respect of any Subsidiary incorporated or established in Singapore, generally accepted accounting principles in Singapore, and (c) in relation to the Company and any other Subsidiary, generally accepted accounting principles as in effect in the United States on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date when such computation is required to be determined, consistently applied. “German Borrower” means West Pharmaceutical Services Holding GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany and registered with the commercial register of the local court (Amtsgericht) of Aachen under HRB 11384 with registered seat in Eschweiler, Germany, and any Successor Borrower (or other Borrower) organized under the laws of Germany; provided that, the term “German Borrower” shall cease to apply to any entity to the extent that any Existing Borrower that is a German Borrower is replaced by one or more Successor Borrowers in accordance with Section 6.03(g) that is, or, where there are multiple Successor Borrowers to a German Borrower so replaced, all of them are not incorporated under the laws of Germany. “German Non-Cooperative Tax Jurisdiction” means a “non-cooperative tax jurisdiction” (nicht kooperatives Steuerhoheitsgebiet) as set out (or will be set out) in the German Act Combating Tax Avoidance and Unfair Tax Competition (Gesetz zur Abwehr von Steuervermeidung und unfairem Steuerwettbewerb) and the respective legislative decree (Rechtsverordnung). “German Non-Cooperative Tax Jurisdiction Lender” means a Lender incorporated, domiciled, established, resident or having its principal place of management or its Lending Office in a German Non-Cooperative Tax Jurisdiction.

20 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Germany” means the Federal Republic of Germany. “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or the European Central Bank). “Guaranty Obligation” means, as to any Person, any guarantee of payment or performance by such Person of any Indebtedness or other obligation of any other Person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, such other Person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another Person, keepwell agreements and take-or-pay or through-put arrangements) which has the effect of assuring or holding harmless any third Person against loss with respect to one or more obligations of such third Person; provided, however, the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such contingently liable Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such contingently liable Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such contingently liable Person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith. Guaranty Obligations of any Person shall include the amount of any future “earn-out” or similar payments to be made to any other Person in connection with a Permitted Acquisition whether or not the same are reflected as indebtedness on the financial statements of the contingently liable Person (but only to the extent such earn- outs have been earned and are due and payable). “Honor Date” has the meaning set forth in Section 2.08(c). “IFRS” means International Accounting Standards, International Financial Reporting Standards and related Interpretations, together with any future standards and related interpretations issued or adopted by the International Accounting Standards Board, in each case as amended and to the extent applicable to the relevant financial statements. “Immaterial Subsidiary” means any Subsidiary that (together with its Subsidiaries), as of the last day of the most recently completed fiscal quarter of the Company for which financial statements have been delivered pursuant to Section 5.01(a) or Section 5.01(b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Existing Credit Agreement) and for the period of four consecutive fiscal quarters then ended (a) (i) contributed less than ten percent (10%) of the Company’s Modified EBITDA for such period and (ii) the consolidated total assets of which constituted less than ten percent (10%) of the Company’s Consolidated Total Assets as of such date, and (b) (i) taken together with all other Immaterial Subsidiaries as of such date, contributed less than ten percent (10%) of the Company’s Modified EBITDA for such period and (ii) the consolidated total assets of which, taken together with the consolidated total assets of all other Immaterial Subsidiaries as of such date, constituted less than ten percent (10%) of the Company’s Consolidated Total Assets as of such date. “Increase Effective Date” has the meaning set forth in Section 2.14(d).

21 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Incremental Facility” has the meaning set forth in Section 2.14(d). “Incremental Facility Amendment” has the meaning set forth in Section 2.14(d). “Incremental Lenders” has the meaning set forth in Section 2.14(d). “Incremental Revolving A Credit Commitment” has the meaning set forth in Section 2.14(d). “Incremental Revolving B Credit Commitment” has the meaning set forth in Section 2.14(d). “Incremental Term Facility” has the meaning set forth in Section 2.14(d). “Incremental Term Loan Commitments” means any obligation of a Lender to make its portion of a term loan to an applicable Borrower pursuant to an Incremental Term Facility. “Incremental Term Loans” means any term loans which have been incurred pursuant to Section 2.14(d) under a then existing or additional Incremental Term Facility. “Indebtedness” means of any Person at any date, without duplication: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and accrued expenses incurred in the ordinary course of business not more than ninety (90) days overdue (or being contested in good faith) and payable in accordance with customary practices), including earn-outs and similar obligations (only to the extent such earn-outs have been earned and are due and payable), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all Finance Lease Obligations of such Person, (d) all reimbursement obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) all redemption obligations that are payable prior to the Termination Date, in respect of Redeemable preferred stock of such Person, (g) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements, netting agreements and other hedging agreements or arrangements (calculated on a basis satisfactory to the Administrative Agent and in accordance with accepted practice), (h) withdrawal liabilities of such Person or any Commonly Controlled Entity under a Plan, and (i) all Guaranty Obligations of such Person with respect to liabilities of a type described in any of clauses (a) through (h) of this definition.

22 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is the general partner, unless such Indebtedness is expressly made non-recourse to such Person. The defined term Indebtedness shall exclude amounts in respect of obligations that have been defeased, satisfied and discharged, or irrevocably called for redemption and for which cash, Cash Equivalents and/or government securities have been irrevocably deposited in trust or escrow in an amount sufficient to satisfy such obligations. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document and (b) to the extent not otherwise described in the preceding clause (a), Other Taxes. “Indemnitee” has the meaning set forth in Section 9.05(b). “Insolvency” means with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA. “Insolvent” means a condition of Insolvency. “Intellectual Property” has the meaning set forth in Section 3.15. “Interest Payment Date” means (a) as to any Optional Currency Daily Rate Loan, €STR Loan, Base Rate Loan or Swing Line Loan, the last Business Day of each calendar quarter and the Termination Date, (b) as to any Optional Currency Term Rate Loan or Term SOFR Loan having an Interest Period of three (3) months or less, the last day of such Interest Period and the Termination Date, and (c) as to any Optional Currency Term Rate Loan or Term SOFR Loan having an Interest Period longer than three (3) months, (i) the day which is (A) three (3) months after the first day of such Interest Period and (B) the last day of such Interest Period and (ii) the Termination Date. “Interest Period” means with respect to any Term SOFR Loan or Optional Currency Term Rate Loan: (a) initially the period commencing on the borrowing or continuation date, as the case may be, with respect to such Loan and ending one (1), three (3) or six (6) months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in a Notice of Borrowing given with respect thereto, or such other period that is twelve (12) months or less requested by the applicable Borrower and consented to by all the applicable Lenders (it being understood that all the applicable Lenders have consented to the initial interest period set forth in the Notice of Borrowing delivered for the Closing Date); and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending one (1), three (3) or six (6) months thereafter, as selected by the applicable Borrower by irrevocable notice to the Administrative Agent in a Notice of Borrowing not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that, the foregoing provisions relating to Interest Periods are subject to the following: (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

23 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (iii) no Interest Period shall extend beyond the Termination Date. “ISP” means, with respect to any Letter of Credit, International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time). “Issuer Documents” means with respect to any Letter of Credit, the Application, and any other document, agreement and instrument entered into by an Issuing Lender and the Company (or any Subsidiary) or in favor of such Issuing Lender and relating to such Letter of Credit. “Issuing Lender” means (a) Bank of America, through itself or through one of its designated Affiliates or branch offices, in its capacity as issuer of Letters of Credit hereunder, (b) PNC Bank, National Association, in its capacity as an issuer of Letters of Credit hereunder, (c) any other Lender that upon the request of the Company agrees to issue Letters of Credit hereunder, and/or (d) any successor issuer of Letters of Credit hereunder. “Japanese Borrower” means West Pharmaceutical Services Holding Japan Godo Kaisha and any Successor Borrower (or other Borrower) organized under the laws of Japan; provided that, the term “Japanese Borrower” shall cease to apply to any entity to the extent that any Existing Borrower that is a Japanese Borrower is replaced by one or more Successor Borrowers in accordance with Section 6.03(g) that is, or, where there are multiple Successor Borrowers to a Japanese Borrower so replaced, all of them are not organized under the laws of Japan. “Japanese Consumption Tax” means consumption tax (shouhi zei) as provided for in the Consumption Tax Act (Shouhi zei hou) (Act No. 108 of 1988) and/or local consumption tax (chihou shouhi zei) as provided for in the Local Tax Act (Chihou zei hou) (Act No. 226 of 1950) and any other tax on goods and services or of a similar nature. “Joinder and Assumption Agreement” mean a Joinder and Assumption Agreement substantially in the form of Exhibit D hereto pursuant to which a Subsidiary shall join this Agreement and other Loan Documents, as amended, supplemented or otherwise modified from time to time. “L/C Advance” means, with respect to each Lender with a Revolving Credit Commitment under the Revolver A Facility, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Commitment Percentage. All L/C Advances shall be denominated in Dollars. “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolver A Loans. All L/C Borrowings shall be denominated in Dollars. “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof. “Law” means, as to any Person, any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, enforceable guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement

24 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM arrangement, by agreement, consent or otherwise, with any Governmental Authority, foreign or domestic, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject. “Lead Arrangers” means Bank of America, JPMorgan Chase Bank, N.A., U.S. Bank National Association and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners. “Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swing Line Lender. The term “Lender” shall include any Designated Lender. “Lender Party” means the Administrative Agent, each Lender, the Swing Line Lender and each Issuing Lender. “Lender Provided Hedge” means any interest rate cap agreement, interest rate swap agreement, foreign currency exchange agreement, netting agreement or other hedging agreement or arrangement provided to a Borrower or Subsidiary by a Lender or an Affiliate of a Lender. “Lender Recipient Party” means each Lender, the Swing Line Lender and each Issuing Lender. “Lending Office” means, as to the Administrative Agent, any Issuing Lender, or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrowers and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. “Letter of Credit Commitment” means, as to each Issuing Lender, its obligation to issue Letters of Credit pursuant to Section 2.08 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite its name on Schedule 1.01-A, as such amount may be adjusted from time to time in accordance with this Agreement. “Letter of Credit Expiration Date” means the day that is three (3) days prior to the Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day). “Letter of Credit Fee” has the meaning set forth in Section 2.08(h). “Letter of Credit Fee Rate” means, on any date, the percentage per annum set forth below opposite the Net Leverage Ratio shown on the last Compliance Certificate delivered by the Borrowers to the Administrative Agent pursuant to Section 5.02(b) prior to such date: Level Net Leverage Ratio Letter of Credit Fee Rate I Less than 1.00 to 1.0 1.000% II Greater than or equal to 1.00 to 1.0 but less than 2.00 to 1.0. 1.125%

25 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM III Greater than or equal to 2.00 to 1.0 but less than 3.00 to 1.0 1.250% IV Greater than or equal to 3.00 to 1.0 but less than 3.50 to 1.0 1.375% V Greater than or equal to 3.50 to 1.0 1.500% ; provided, however, that, (a) adjustments, if any, to the Letter of Credit Fee Rate resulting from a change in the Net Leverage Ratio shall be effective on the date on which the Compliance Certificate evidencing such computation is due to be delivered under Section 5.02(b), (b) in the event that no Compliance Certificate has been delivered for a fiscal quarter prior to the last date on which it can be delivered without violation of Section 5.02(b), the Letter of Credit Fee Rate from such date until such Compliance Certificate is actually delivered shall be that applicable under Level V, (c) in the event that the actual Net Leverage Ratio for any fiscal quarter is subsequently determined to be greater than that set forth in the Compliance Certificate for such fiscal quarter, the Letter of Credit Fee Rate shall be recalculated for the applicable period based upon such actual Net Leverage Ratio and (d) anything in this definition to the contrary notwithstanding, until receipt by the Administrative Agent of the Compliance Certificate for the fiscal quarter ended March 31, 2027, the Letter of Credit Fee Rate shall be that applicable under Level I. Any additional fees on the Letters of Credit resulting from the operation of clause (c) above shall be payable by the Borrowers jointly and severally to the Lenders within five (5) days after receipt of a written demand therefor from the Administrative Agent. “Letter of Credit Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the Revolving A Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving A Credit Commitments. “Letters of Credit” means any letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit. Letters of Credit may be issued in Dollars or in an Optional Currency. “Leverage Increase Period” has the meaning set forth in Section 6.01. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without

26 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM limitation, any conditional sale or other title retention agreement and any Finance Lease having substantially the same economic effect as any of the foregoing). “Limited Condition Acquisition” means any Permitted Acquisition by one or more of the Company and its Subsidiaries of any assets, property, business or Person whose consummation is not conditioned on the availability of, or on obtaining, third party acquisition financing and which is designated as a Limited Condition Acquisition by the Borrowers’ Representative in writing to the Administrative Agent on or prior to the date the definitive agreements for such acquisition are entered into. “Loan Documents” means this Agreement, the Notes, the Joinder and Assumption Agreements, the Applications, the Fee Letter, any Incremental Facility Amendment and any other instruments or documents delivered in connection herewith or therewith designated by their terms to be a “Loan Document”, as the same may be amended, supplemented or otherwise modified from time to time in accordance herewith or therewith, and “Loan Document” shall mean any of the Loan Documents. “Loans” means an extension of credit by a Lender to a Borrower in the form of a Revolver A Loan, a Revolver B Loan, the Term A Loan, a Swing Line Loan or an Incremental Term Loan, as the context may require. “Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, property or financial condition of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company and the other Borrowers (taken as a whole) to perform their obligations under this Agreement, the Notes or any other Loan Document or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder. “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphynels, and ureaformaldehyde insulation. “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during any period when a Lender constitutes a Defaulting Lender, an amount equal to 102% of the Fronting Exposure of the Issuing Lenders with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.27(a)(i), (a)(ii) or (a)(iii), an amount equal to 102% of the outstanding amount of all Letter of Credit Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the Issuing Lenders in their sole discretion. “Modified EBITDA” means, for any period of four consecutive fiscal quarters (each a “Reference Period”), EBITDA for such Reference Period; provided, that, if at any time during such Reference Period, the Company or any of its Subsidiaries shall have acquired the stock or material assets of any Person in an Acquisition (or, for the purpose of determining the Net Leverage Ratio on a pro forma basis with respect to any Permitted Acquisition, intends to acquire the stock or assets of any Person in a Permitted Acquisition), then (a) to the extent that the Adjusted EBITDA of such acquired Person or attributable to such acquired assets shall be ten percent (10%) or less of Modified EBITDA for the most recent Reference Period ending on or prior to the date of such Acquisition (or applicable date of determination) for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.01, Modified EBITDA shall include such Adjusted EBITDA as if the Acquisition occurred on the first day of such Reference Period, so long as a Responsible Officer shall furnish to the Administrative

27 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Agent and each Lender a certificate showing in reasonable detail by fiscal quarter the calculation of such Adjusted EBITDA and (b) to the extent that the Adjusted EBITDA of such acquired Person or attributable to such acquired assets shall be more than ten percent (10%) of Modified EBITDA for the most recent Reference Period ending on or prior to the date of such Acquisition (or applicable date of determination) for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.01, Modified EBITDA shall include such Adjusted EBITDA as if the Acquisition occurred on the first day of such Reference Period, so long as (i) the Administrative Agent and the Lenders shall have received financial statements of such acquired Person (or relating to such acquired assets) audited by an independent nationally recognized accounting firm for the prior two (2) most recently ended fiscal years for which financial statements are available prepared on a GAAP basis (or other basis acceptable to the Administrative Agent) or an independent third-party due diligence report for such acquired Person (or relating to such acquired assets) in form and substance acceptable to the Administrative Agent and (ii) a Responsible Officer shall furnish to the Administrative Agent (for passage to each Lender) a certificate showing in reasonable detail by each fiscal quarter the calculation of such Adjusted EBITDA. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Multiemployer Plan” means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA. “Net Cash Proceeds” has the meaning provided in Section 2.15(g). “Net Consolidated Debt” means, at any date, (a) Total Debt minus (b) the aggregate amount of Unrestricted Cash and Cash Equivalents held by the Company and its Subsidiaries on such date in an aggregate amount not to exceed $400,000,000. “Net Leverage Ratio” means, as of any date, the ratio of (a) Net Consolidated Debt on such date, to (b) Modified EBITDA for the most recently completed period of four (4) consecutive fiscal quarters. “New Provisions” has the meaning set forth in Section 5.11. “Non-Consenting Lender” has the meaning set forth in Section 9.01. “Non-Extended Revolver A Loans” has the meaning set forth in Section 2.26(a). “Non-Extended Revolver B Loans” has the meaning set forth in Section 2.26(a). “Non-Extended Revolving A Credit Commitments” has the meaning set forth in Section 2.26(a). “Non-Extended Revolving B Credit Commitments” has the meaning set forth in Section 2.26(a). “Non-Extension Notice Date” has the meaning set forth in Section 2.08(b). “Non-Qualifying Party” means any Borrower that fails for any reason to qualify as an Eligible Contract Participant on the effective date of the applicable Swap. “Notes” has the meaning set forth in Section 2.03.

28 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Notice of Borrowing” means, with respect to a Loan of any Type (including a Swing Line Loan), a notice from a Borrower in respect of such Loan, which shall be substantially in the form of Exhibit C or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) appropriately completed and signed by a Responsible Officer of the applicable Borrower. “Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower. “Notifying Lender” has the meaning specified in Section 2.23(c). “Obligations” means, collectively, (a) all Reimbursement Obligations and all unpaid principal of and accrued and unpaid interest on (including, without limitation, any interest accruing subsequent to the commencement of a bankruptcy, insolvency or similar proceeding with respect to any Borrower, whether or not such interest constitutes an allowed claim in such proceeding) the Loans, (b) all accrued and unpaid fees arising or incurred under this Agreement or any other Loan Document, (c) any other amounts due hereunder or under any of the other Loan Documents, including all reimbursements, indemnities, fees, costs, expenses, prepayment premiums, break-funding costs and other obligations of any Borrower to the Administrative Agent, any Lender or any indemnified party hereunder or thereunder, (d) any obligations owed by any Borrower or any Subsidiary to any Lender or to any Affiliate of any Lender pursuant to a Lender Provided Hedge or a Cash Management Agreement, and (e) all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents, including but not limited to the reasonable fees and expenses of the Administrative Agent’s counsel and each Lender’s counsel, which the Borrowers are responsible to pay pursuant to the terms of this Agreement and/or the other Loan Documents. Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Optional Currency” means each of the following currencies: Euros, Yen, Singapore Dollars and any other currency approved in accordance with Section 2.06(b). Subject to Section 2.21, each Optional Currency must be an Eligible Currency. “Optional Currency Daily Rate” means, for any day, with respect to any Extension of Credit: (a) denominated in Singapore Dollars, the rate per annum equal to SORA determined pursuant to the definition thereof; and (b) denominated in any other Optional Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Optional Currency at the time such Optional Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 2.06(b) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 2.06(b);

29 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM provided, that, if any Optional Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Any change in an Optional Currency Daily Rate shall be effective from and including the date of such change without further notice. “Optional Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Optional Currency Daily Rate.” All Optional Currency Daily Rate Loans must be denominated in an Optional Currency. “Optional Currency Loan” means an Optional Currency Daily Rate Loan or an Optional Currency Term Rate Loan, as applicable. “Optional Currency Term Rate” means, for any Interest Period, with respect to any Extension of Credit: (a) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; (b) denominated in Yen, the rate per annum equal to the Japanese Yen Tokyo Interbank Offered Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the Rate Determination Date with a term equivalent to such Interest Period; and (c) denominated in any other Optional Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Optional Currency at the time such Optional Currency is approved by the Administrative Agent and the relevant Lenders pursuant to Section 2.06(b) plus the adjustment (if any) determined by the Administrative Agent and the relevant Lenders pursuant to Section 2.06(b); provided, that, if any Optional Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. “Optional Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Optional Currency Term Rate.” All Optional Currency Term Rate Loans must be denominated in an Optional Currency. “Other Agents” means, collectively, the Agents other than the Administrative Agent. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Currency” has the meaning set forth in Section 2.19. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery,

30 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.24). “Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable Issuing Lender, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Optional Currency, an overnight rate determined by the Administrative Agent or the applicable Issuing Lender, as the case may be, in accordance with banking industry rules on interbank compensation. “Participant” has the meaning set forth in Section 9.06(d). “Participant Register” has the meaning set forth in Section 9.06(d). “Participating Member State” means any member state of the European Union that adopts or has adopted the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. “Payment in Full” and “Paid in Full” means the payment in full in cash of the Loans and other Obligations under the Agreement and the other Loan Documents (except contingent indemnification obligations for which no claim has been made), the termination of the Commitments and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made). “PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA. “Permitted Acquisition” means an acquisition by a Borrower or a Subsidiary of the stock or assets of a Person in a similar or related line of business to the Company and its Subsidiaries, provided, that, (a) no Default shall have occurred and be continuing or would result from such Acquisition, or, in the case of any Limited Condition Acquisition, (i) no Default shall exist at the date the definitive acquisition agreement is executed and delivered by the applicable Borrower or Subsidiary and (ii) no Event of Default pursuant to Sections 7.11(a) or (f) shall exist at the time of consummation of the applicable Limited Condition Acquisition and (b) at the time of and after giving effect to such acquisition (other than a Limited Condition Acquisition) or at the time that any definitive agreement is entered into in respect of such acquisition that is a Limited Condition Acquisition, the Net Leverage Ratio on a pro forma basis shall be less than or equal to 3.50 to 1.0 (or, for purposes of determining the permissibility of a Qualified Acquisition, 4.00 to 1.0). In determining compliance with the Net Leverage Ratio on a pro forma basis after giving effect to a proposed acquisition (a) Net Consolidated Debt shall be Net Consolidated Debt on the date of and after giving effect to such acquisition and any Indebtedness incurred to finance such acquisition, and (b) Modified EBITDA shall be for the four consecutive fiscal quarters ending on the last day of the immediately preceding fiscal quarter for which the Lenders have received financial statements under Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Existing Credit Agreement) and the historical EBITDA (on a GAAP basis) of the Person who is being acquired, or attributable to the assets being acquired, shall be considered to the extent, if any, provided in the definition of Modified EBITDA. “Permitted Factoring Facility” means any program providing for (a) the sale or factoring to a third party in one or more related and substantially concurrent transactions, of accounts receivable and

31 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM related rights of the Borrowers or any Subsidiary (other than a Securitization Subsidiary) thereof in transactions intended to constitute (and, unless otherwise agreed by the Administrative Agent, opined by outside legal counsel reasonably satisfactory to the Administrative Agent in connection therewith to constitute) true sales to such third party and (b) the provision of financing secured by the assets so sold, whether in the form of secured loans or the acquisition of undivided interests in such assets; provided, that, the aggregate principal amount of all Attributable Indebtedness with respect to Permitted Securitization Facilities plus the aggregate principal amount of all Attributable Indebtedness with respect to Permitted Factoring Facilities shall not exceed fifteen percent (15%) of Consolidated Total Assets as of the last day of the four consecutive fiscal quarters of the Company most recently completed on or prior to such date for which financial statements have been delivered by the Company pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Existing Credit Agreement). “Permitted Liens” means: (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable, that remain payable without penalty or are being contested in good faith by the Company or any Subsidiary by appropriate actions and for which appropriate reserves have been established by the Company and its Subsidiaries on a consolidated basis as reflected in its financial statements to the extent required under GAAP; (b) any mechanic’s, landlord’s, materialman’s, carrier’s, warehousemen’s, repairmen’s, craftsmen’s or similar Liens for sums not overdue for a period of more than 60 days or being contested in good faith by the Company or any Subsidiary by appropriate actions and for which adequate reserves have been established by the Company and its Subsidiaries on a consolidated basis as reflected in its financial statements; (c) easements, rights-of-way, restrictions and other similar encumbrances on the real property or fixtures of the Company or any Subsidiary imposed by law or incurred in the ordinary course of business which do not interfere with the ordinary conduct of the business of the Company or any Subsidiary; (d) Liens (other than Liens imposed on any property of the Borrowers or any Commonly Controlled Entity pursuant to ERISA or Section 412 of the Code) incurred or deposits made in the ordinary course of business, including Liens in connection with workers’ compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, surety and appeal bonds, bids, leases that are not Finance Leases, performance bonds, sales contracts and other similar obligations, in each case, in the ordinary course of business; (e) Liens on tangible property (or any improvement thereon) acquired or constructed by the Company or any Subsidiary after the Closing Date to secure Indebtedness of the Company or such Subsidiary incurred in connection with such acquisition or construction (or, so long as at the time of incurrence (x) the principal amount of Indebtedness or any other obligation or liability secured by such Lien shall not exceed the principal amount outstanding immediately prior to such refinancing, refunding, renewal, extension or replacement, except by an amount equal to a reasonable premium or other reasonable amount paid, and expenses reasonably incurred, and (y) the Lien securing such Indebtedness or other obligation or liability shall be limited to the property which, immediately prior to such refinancing, refunding, renewal, extension or replacement secured such Indebtedness or other obligation or liability, to secure any refinancing, refundings, renewals, extensions or replacement of such Indebtedness (together with any accessions, additions, parts,

32 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM replacements, fixtures, improvements and attachments to such original property, and the proceeds thereof)); provided, that: (i) no such Lien shall extend to or cover any property other than the property (or accessions and improvement thereon) being acquired or constructed; (ii) the principal amount of the Indebtedness secured by any such Lien, together with the aggregate principal amount of all other Indebtedness secured by Liens on such property (other than any related financing costs), shall not exceed the lesser of (A) an amount equal to the fair market value (as determined in good faith by the Board of Directors of the Company) of such property so acquired or constructed and (B) the cost to the Company or such Subsidiary of such property (or improvement thereon) so acquired or constructed; and (iii) such Lien shall be created concurrently with or within one hundred and twenty (120) days after such acquisition or the substantial completion of such construction; (f) Liens existing on real property or equipment of a Subsidiary which Lien existed at the time of the acquisition of such Subsidiary and, for a period of ninety (90) days from the date of acquisition of such Subsidiary, Liens upon any other personal property of such Subsidiary; (g) Liens existing on the date hereof as set forth in Schedule 6.02 hereto (and any renewals, replacements or extensions thereof, so long as at the time of incurrence (x) the principal amount of Indebtedness or any other obligation or liability secured by such Lien shall not exceed the principal amount outstanding immediately prior to such renewal, extension or replacement, except by an amount equal to a reasonable premium or other reasonable amount paid, and expenses reasonably incurred, and (y) the Lien securing such Indebtedness or other obligation or liability shall be limited to the property which, immediately prior to such renewal, extension or replacement secured such Indebtedness or other obligation or liability (together with any accessions, additions, parts, replacements, fixtures, improvements and attachments to such original property, and the proceeds thereof)); (h) Liens (i) arising in connection with court proceedings, so long as such proceedings are being contested in good faith, or (ii) securing judgments for the payment of money not constituting an Event of Default under Section 7.01(g); (i) Liens in favor of any governmental agency or authority for the purpose of financing, through industrial revenue bonds or notes, the construction, acquisition or purchase of facilities, or machinery, equipment or other assets, or of any air, water or solid waste pollution control facilities to be used in connection with any such property; (j) other Liens incidental to the conduct of the Borrowers’ or their Subsidiaries’ businesses conducted in the ordinary course (including without limitation, Liens on goods securing trade letters of credit issued in respect of the importation of goods in the ordinary course of business) or the ownership of any Borrower’s or its Subsidiaries’ property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of such Borrower’s or such Subsidiary’s property or assets or materially impair the use thereof in its business; (k) Liens in favor of the Company or another Subsidiary on the assets of any of such Person’s Subsidiaries;

33 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (l) Liens on assets of Foreign Subsidiaries securing Indebtedness or other obligations in an amount not to exceed in the aggregate at any time outstanding two and one-half percent (2.5%) of Consolidated Total Assets as of the last day of the four consecutive fiscal quarters of the Company most recently completed on or prior to such date for which financial statements have been delivered by the Company pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Existing Credit Agreement); (m) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposits in one or more accounts maintained by the Company or any Subsidiary arising in the ordinary course of business from netting services, overdraft protection or similar obligations, cash management obligations and otherwise in connection with the maintenance of deposit, securities and commodities accounts; (n) (i) Liens on the assets of any Securitization Subsidiary securing Indebtedness or Attributable Indebtedness incurred under a Permitted Securitization Facility and (ii) Liens solely on the accounts receivable and related rights of the Company or any Subsidiary with respect to such accounts receivable (other than a Securitization Subsidiary) securing Indebtedness or Attributable Indebtedness incurred under a Permitted Factoring Facility; (o) Liens securing any part of the Obligations pursuant to the Loan Documents; (p) any interest or title, including any easements, rights of way, restrictions, defects or irregularities with respect thereto, of a lessor, licensor, sublessor or sublicensee under a lease or license and any restrictions, terms and conditions, including any obligations of the Borrowers or their Subsidiaries, as applicable, under such lease or license; (q) Liens that are contractual rights of set-off (i) relating to pooled deposit or sweep accounts of Borrowers or their Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (ii) relating to purchase orders and other agreements entered into with customers of Borrowers or any Subsidiary in the ordinary course of business and consistent with past practices or customary industry practice; (r) Liens not otherwise permitted in this definition securing Indebtedness and other obligations in an amount not to exceed in the aggregate at any time outstanding seven and one-half percent (7.5%) of Consolidated Total Assets as of the last day of the four consecutive fiscal quarters of the Company most recently completed on or prior to such date for which financial statements have been delivered by the Company pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Existing Credit Agreement); (s) Liens arising from precautionary Uniform Commercial Code (or similar) financing statement filings solely as a precautionary measure in connection with operating leases or consignment of goods; (t) Liens on property of the Company and its Subsidiaries not reflected on the consolidated balance sheet of the Company and its Subsidiaries that are limited to amounts that have been irrevocably deposited with a financial institution; or

34 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (u) any encumbrance or restriction (including put and call arrangements) with respect to the transfer of the equity interests of any joint venture or similar arrangement pursuant to the terms thereof. “Permitted Restructuring” means any merger, consolidation, reorganization, conveyance, sale, lease, assignment, transfer or other disposition of capital stock or assets, acquisition of capital stock or assets, and/or investment or series of related mergers, consolidations, reorganizations, conveyances, sales, leases, assignments, transfers and dispositions, acquisitions and/or investments (including the creation of new subsidiaries for the facilitation of the foregoing) between or among the Company and any of its direct or indirect Subsidiaries, or between or among such Subsidiaries, to facilitate centralization of the ownership of certain non-U.S. legal entities, non-U.S. intercompany financing and movement of offshore cash among various jurisdictions, U.S. or non-U.S. tax planning (including tax-efficient repatriation of cash to the U.S.); provided, that, in each case, after giving effect to all of the relevant steps of any Permitted Restructuring transaction (without giving effect to any interim steps of any Permitted Restructuring transaction) (a) all the relevant entities remain under the direct or indirect control of the Company; (b) no assets or property (other than Capital Stock of any Foreign Subsidiary) owned by a Domestic Borrower shall be conveyed, sold, leased, assigned, transferred or otherwise disposed of to a Subsidiary that is not a Domestic Borrower unless otherwise permitted under this Agreement (other than by being permitted solely by reason of such transaction being part of a Permitted Restructuring); and (c) no Default or Event of Default has occurred or is continuing or would result therefrom after giving effect to all of the relevant steps of any Permitted Restructuring transaction. “Permitted Securitization Facility” means any program providing for (a) the sale, contribution and/or transfer to a Securitization Subsidiary, in one or more related and substantially concurrent transactions, of accounts receivable and related rights of the Borrowers or any Subsidiary thereof in transactions intended to constitute (and, unless otherwise agreed by the Administrative Agent, opined by outside legal counsel reasonably satisfactory to the Administrative Agent in connection therewith to constitute) true sales or true contributions to such Securitization Subsidiary and (b) the provision of financing secured by the assets so sold, whether in the form of secured loans or the acquisition of undivided interests in such assets; provided, that, the aggregate principal amount of all Attributable Indebtedness with respect to Permitted Securitization Facilities plus the aggregate principal amount of all Attributable Indebtedness with respect to Permitted Factoring Facilities shall not exceed ten percent (10%) of Consolidated Total Assets as of the last day of the four consecutive fiscal quarters of the Company most recently completed on or prior to such date for which financial statements have been delivered by the Company pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Existing Credit Agreement). “Permitted Transfers” means (a) sales or dispositions of assets permitted by Section 6.04(a) - (i), (k) and (l); (b) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrowers and their Subsidiaries; and (c) the sale or disposition of Cash Equivalents for fair market value. “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature. “Plan” means, at a particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

35 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Platform” means IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system. “Properties” means the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries. “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “QFC” means a “qualified financial contract” (as defined in, and interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D)). “QFC Credit Support” has the meaning provided in Section 9.21. “Qualified Acquisition” means an Acquisition (or series of related Acquisitions consummated in any twelve (12)-month period) for which the aggregate consideration is at least $200,000,000; provided, that, for any Acquisition or series of Acquisitions to qualify as a “Qualified Acquisition,” the Administrative Agent shall have received, prior to, or concurrently with, the consummation of such Acquisition or series of Acquisitions, a certificate from a Responsible Officer certifying that such Acquisition or series of Acquisitions meet the criteria set forth in this definition and notifying the Administrative Agent that the Company has elected to treat such Acquisition or series of Acquisitions as a “Qualified Acquisition.” “Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent). “Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any Issuing Lender, as applicable. “Redeemable” means with respect to the preferred stock of any Person, each share of such Person’s preferred stock that is: (a) redeemable, payable or required to be purchased or otherwise retired or extinguished or convertible into debt of such Person (i) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (ii) at the option of any Person other than such Person, or (iii) upon the occurrence of a condition not solely within the control of such Person; or (b) convertible into other Redeemable preferred stock of such Person. “Reference Revolver A Loans” has the meaning set forth in Section 2.26(a); and “Reference Revolver A Loan” means any one of such Loans. “Reference Revolver B Loans” has the meaning set forth in Section 2.26(a); and “Reference Revolver B Loan” means any one of such Loans. “Reference Revolving A Credit Commitments” has the meaning set forth in Section 2.26(a). “Reference Revolving B Credit Commitments” has the meaning set forth in Section 2.26(a).

36 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Register” has the meaning set forth in Section 9.06(c). “Regulations T, U and X” means Regulations T, U and X promulgated by the Board of Governors of the Federal Reserve System (12 C.F.R. part 220 et seq., 12 C.F.R. Part 221 et seq. and 12 C.F.R. Part 224 et seq., respectively), as such regulations are now in effect and as may hereafter be amended. “Reimbursement Obligation” means, in respect of each Letter of Credit, the obligation of the Borrowers to reimburse the applicable Issuing Lender for all drawings made thereunder in accordance with Section 2.08 and the Application related to such Letter of Credit for amounts drawn under such Letter of Credit. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. “Relevant Party” has the meaning set forth in Section 2.17(k). “Relevant Rate” means with respect to any Extension of Credit denominated in (a) Dollars, Term SOFR, (b) Euros, EURIBOR or ESTR, as applicable, (c) Yen, TIBOR and (d) Singapore Dollars, SORA, as applicable. “Removal Effective Date” has the meaning set forth in Section 8.08. “Reportable Event” means any of the events set forth in Section 4043(c)(1), (2), (4), (5), (6), (10) and (13) of ERISA, other than those events as to which the thirty (30) day notice period is waived. “Required Lenders” means, at any time, those non-Defaulting Lenders holding more than 50% of the unused Commitments, Total Exposure, outstanding amount of the Term A Loan and any Incremental Term Loans, and unfunded Incremental Term Loan Commitments of such non-Defaulting Lenders; provided, that, the amount of any participation in any Swing Line Loan or Letter of Credit that a Defaulting Lender has failed to fund that has not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swing Line Lender or the applicable Issuing Lender, as the case may be, in making such determination. “Requirement of Law” means, as to any Person, the Articles or Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any Law, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject. “Rescindable Amount” has the meaning set forth in Section 2.12(d). “Resignation Effective Date” has the meaning set forth in Section 8.08. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means, with respect to any Borrower, the chief executive officer, president, vice president, general counsel, secretary, assistant secretary, treasurer, controller or chief financial officer of such Borrower or, with respect to any Foreign Borrower, also any executive officer (or equivalent) or any director (and in respect of the German Borrower or any other Foreign Borrower incorporated, or established (as the case may be), in Germany, the term “director” shall include the

37 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM managing director(s) (Geschäftsführer) or member(s) of the management board (Vorstandsmitglied) (as applicable) of the German Borrower or such other Foreign Borrower having the appropriate power of representation to represent the German Borrower or such other Foreign Borrower), and solely for purposes of notices under Section 2, any other officer of the applicable Borrower so designated by any of the foregoing officers in a notice or an incumbency certificate delivered to the Administrative Agent or any other officer or employee of the applicable Borrower designated in or pursuant to a notice or incumbency certificate delivered by the applicable Borrower to the Administrative Agent. Unless otherwise qualified, all references to a “Responsible Officer” in this Agreement shall refer to a Responsible Officer of the Company. “Revolver A Borrower” means each of the Company and any Borrower that is identified on Schedule 3.16 as a Revolver A Borrower or becomes a Revolver A Borrower under the terms of Section 5.09. “Revolver A Facility” means the Revolving A Credit Commitments, the Revolver A Loans, the Letter of Credit Obligations and the Swing Line Loans. “Revolver A Lender” means each Lender with a Revolving A Credit Commitment. “Revolver A Loans” has the meaning set forth in Section 2.01(a)(i). “Revolver B Borrower” means each of the Company and any Borrower that is identified on Schedule 3.16 as a Revolver B Borrower or becomes a Revolver B Borrower under the terms of Section 5.09. “Revolver B Facility” means the Revolving B Credit Commitments and the Revolver B Loans. “Revolver B Lender” means each Lender with a Revolving B Credit Commitment. “Revolver B Loans” has the meaning set forth in Section 2.01(a)(ii). “Revolver Facility” means the Revolver A Facility and/or the Revolver B Facility, as applicable. “Revolver Loans” means the Revolver A Loans and/or the Revolver B Loans, as applicable. “Revolving A Credit Commitment” means as to any Lender at any time, the amount set forth opposite its name on Schedule 1.01 in the column labeled “Revolving A Credit Commitment” as of the Closing Date, as such Commitment A is thereafter assigned or modified as provided herein, including as such Commitment A may be reduced or increased as provided in Section 2.14, and “Revolving A Credit Commitments” shall mean the aggregate Revolving A Credit Commitments of all of the Lenders. “Revolving B Credit Commitment” means as to any Lender at any time, the amount set forth opposite its name on Schedule 1.01 in the column labeled “Revolving B Credit Commitment” as of the Closing Date, as such Commitment B is thereafter assigned or modified as provided herein, including as such Commitment B may be reduced or increased as provided in Section 2.14, and “Revolving B Credit Commitments” shall mean the aggregate Revolving B Credit Commitments of all of the Lenders.

38 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Revolving Credit Commitment” means a Revolving A Credit Commitment and/or a Revolving B Credit Commitment, as applicable. “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto. “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Optional Currency, same day or other funds as may be determined by the Administrative Agent or the Issuing Lenders, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Optional Currency. “Sanction(s)” means any sanction administered or enforced by the United States Government, including OFAC, the United Nations Security Council, the European Union, His Majesty’s Treasury (“HMT”), the Hong Kong Monetary Authority, the Monetary Authority of Singapore or other relevant sanctions authority. “Section 2.26 Additional Agreement” has the meaning set forth in Section 2.26(c). “Securitization Subsidiary” means a special purpose, bankruptcy remote, Wholly-Owned Subsidiary formed in connection with a Permitted Securitization Facility. “Singapore Borrower” means West Pharmaceutical Services Singapore Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore with company registration number 198200091K, and any Successor Borrower (or other Borrower) incorporated under the laws of Singapore; provided that, the term “Singapore Borrower” shall cease to apply to any entity to the extent that any Existing Borrower that is a Singapore Borrower is replaced by one or more Successor Borrowers in accordance with Section 6.03(g) that is, or, where there are multiple Successor Borrowers to a Singapore Borrower so replaced, all of them are not incorporated under the laws of Singapore. “Singapore Dollar” means the lawful currency of Singapore. “Single Employer Plan” means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan. “SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator). “SORA” means, with respect to any applicable determination date, the rate per annum equal to the daily Singapore Overnight Rate Average administered by the Monetary Authority of Singapore (or any other person which takes over the administration of that rate) for Singapore Dollars (adjusted for actual statutory reserve requirements incurred by any Lender) as published on the Monetary Authority of Singapore’s website currently at http://www.mas.gov.sg, or any successor website officially designated by the Monetary Authority of Singapore (or as published by its authorized distributors) at or about 11:00 a.m. (Singapore time) on the day that is five (5) Business Days prior to such determination date; provided however that if such determination date is not a Business Day, SORA means such rate that applied on the first Business Day immediately prior thereto. “Specified Commitment Reduction” has the meaning set forth in Section 2.26(d).

39 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Specified Representations” means the representations and warranties made in Sections 3.03(a) and (d), 3.04, 3.05, 3.09, 3.11, 3.17, 3.19 and 3.20 of this Agreement. “Subordinated Debt” means on any date all Indebtedness of the Company and its Subsidiaries at such date which is subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent, including that (a) no portion of the principal of such Indebtedness shall be payable prior to three hundred sixty (360) days after the Termination Date, (b) such Indebtedness shall be unsecured and (c) the financial and other covenants for such Indebtedness are no more restrictive from the vantage point of the Company, taken as a whole, acting in good faith, than those contained in this Agreement. “Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only be reason of the happening of a contingency) to elect a majority of the board of directors or other governing body of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, which shall, in respect of a Person incorporated or established in Germany, include a subsidiary within the meaning of sections 15-17 of the German Stock Corporation Act (Aktiengesetz) or any subsidiary of such subsidiary. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. “Successor Borrower” has the meaning set forth in Section 6.03(g). “Supplier” has the meaning set forth in Section 2.17(k). “Supported QFC” has the meaning provided in Section 9.21. “Swap” means any “swap” as defined in Section 1 a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a). “Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Hedge. “Swing Line Commitment” means, collectively, the U.S. Swing Line Commitment and the Euro Swing Line Commitment. “Swing Line Lender” means (a) with respect to the U.S. Swing Line Commitment, Bank of America and (b) with respect to the Euro Swing Line Commitment, Bank of America Europe Designated Activity Company, in each case, through itself or through one of its designated Affiliates or branch offices, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder. “Swing Line Loans” means, collectively, the U.S. Swing Line Loans and the Euro Swing Line Loans. “T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

40 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “TARGET Day” means any day on which T2 is open for the settlement of payments in Euro. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term A Facility” means the Term A Loan Commitments and the Term A Loan. “Term A Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term A Loan Commitment at such time and (b) at any time after the Closing Date, any Lender that holds a portion of the Term A Loan at such time. “Term A Loan” has the meaning set forth in Section 2.01(a)(iii). “Term A Loan Commitment” means, as to each Lender providing the Term A Loan, its obligation to make its portion of the Term A Loan to the Company pursuant to Section 2.01(a)(iii) in the principal amount set forth opposite such Lender’s name on Schedule 1.01. The aggregate principal amount of the Term A Loan Commitments of all of the Lenders in effect on the Closing Date is TWO HUNDRED MILLION DOLLARS ($200,000,000). “Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided, that, if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto; provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement. “Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR. “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time). “Termination Date” means, (a) with respect to the Revolver Loans, Letters of Credit, and Swing Line Loans, subject to Section 2.26, the earlier of (i) October 26, 2031 and (ii) the date the Revolving Credit Commitments are terminated as provided herein and (b) with respect to the Term A Loan, October 26, 2031.

41 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Total Debt” means, as of any date, the aggregate of all Indebtedness of the Company and its Subsidiaries at such date determined on a consolidated basis (including the current portion thereof and the undrawn stated amount of any letters of credit then outstanding), other than (but only to the extent that the following would not be included on a consolidated balance sheet of the Company and its Subsidiaries at such date): (a) earn-outs or similar obligations, (b) Indebtedness described in clauses (g) and (h) of the definition of “Indebtedness”, and (c) Guaranty Obligations in respect of the Indebtedness described in clauses (a) and (b) above. “Total Exposure” means at any time, the aggregate amount of the Lenders’ Exposure A and/or Exposure B, as applicable, at such time. “Tranche” means specified portions of Loans outstanding as follows: (a) any Loans under the same Revolver Facility to which a Relevant Rate applies which become subject to the same Relevant Rate under the same Notice of Borrowing and which have the same Interest Period (if applicable), which are denominated either in Dollars or, in the case of Revolver Loans, in the same Optional Currency, shall constitute one Tranche, (b) all Revolver Loans under the same Revolver Facility to which the Base Rate applies shall constitute one Tranche, (c) any portions of the Term A Loan to which a Relevant Rate applies which become subject to the same Relevant Rate under the same Notice of Borrowing and which have the same Interest Period (if applicable) shall constitute one Tranche, (d) the portions of the Term A Loan to which the Base Rate applies shall constitute one Tranche, (e) any Incremental Term Loans under the same Incremental Term Facility to which a Relevant Rate applies which become subject to the same Relevant Rate under the same Notice of Borrowing and which have the same Interest Period (if applicable) shall constitute one Tranche and (f) all Incremental Term Loans borrowed under the same Incremental Term Facility and to which the Base Rate applies shall constitute one Tranche. “Type” means when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, “Rate” shall include the Relevant Rate, €STR and the Base Rate. “UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance). “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “United States” and “U.S.” mean the United States of America. “Unpaid Minimum Required Contribution” means any unpaid minimum required contribution as defined in Section 4971(c)(4) of the Code. “Unreimbursed Amount” has the meaning set forth in Section 2.08(c)(i). “Unrestricted Cash and Cash Equivalents” means cash and Cash Equivalents of the Company and its Subsidiaries on hand on the applicable date of determination, other than cash or Cash

42 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Equivalents which are (a) listed or should be listed as “restricted” on the consolidated balance sheet of the Company and its Subsidiaries as of such date, (b) subject to a Lien in favor of any Person (other than the Administrative Agent for the benefit of the Lenders or pursuant to paragraph (m) of the definition of “Permitted Liens”) or (c) not otherwise generally available for use by the Company and its Subsidiaries. “Unused Commitment” means, as to any Lender at any particular time, an amount equal to the excess, if any, of the Revolving A Credit Commitment or Revolving B Credit Commitment, as applicable, of such Lender at such time over the Exposure A or Exposure B, as applicable, of such Lender at such time; provided, that, for purposes of calculating the Commitment Fee pursuant to Section 2.07(a) payable by the Borrowers, the aggregate principal amount of the Swing Line Loans outstanding at such time shall be considered zero. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regimes” has the meaning provided in Section 9.21. “U.S. Swing Line Commitment” means the obligation of the Swing Line Lender to make U.S. Swing Line Loans in an aggregate amount at any one time outstanding not to exceed the amount set forth opposite the Swing Line Lender’s name on Schedule 1.01 hereto under the caption “U.S. Swing Line Commitment”, as the same may be changed from time to time in accordance with the provisions of this Agreement and/or any applicable Assignment and Assumption. The U.S. Swing Line Commitment is part of, and not in addition to, the Revolving A Credit Commitments. “U.S. Swing Line Loan” has the meaning assigned to such term in Section 2.01(c)(i). “U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.17(g). “USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be renewed, extended, amended or replaced. “VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); (b) any value added tax as provided in the German Value Added Tax Act (Umsatzsteuergesetz); (c) any Japanese Consumption Tax; and (d) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in clause (a) above, or imposed elsewhere. “VAT Recipient” has the meaning set forth in Section 2.17(k). “Voting Stock” means Capital Stock of any class or classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or Persons performing similar functions).

43 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM “Wholly-Owned Subsidiary” means, at any time, any Subsidiary, one hundred percent (100%) of all of the equity securities (except directors’ qualifying shares) and Voting Stock of which are owned by any one or more of the Company and its other Wholly-Owned Subsidiaries at such time. “Withdrawal Liability” means “withdrawal liability”, as defined in Section 4201 of ERISA. “Withholding Agent” means any Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. “Yen” and “¥” mean the lawful currency of Japan. 1.02 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) As used herein and in the Notes and the other Loan Documents, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Company and its Subsidiaries not defined in Section 1.01 and accounting terms partly defined in Section 1.01, to the extent not defined, shall have the respective meanings given to them under GAAP. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principals of consolidation where appropriate). Notwithstanding the foregoing, if the Borrowers’ Representative notifies the Administrative Agent in writing that the Borrowers wish to amend any covenant in Section 6.01 of this Agreement, any related definition and/or the definition of the term Net Leverage Ratio for purposes of interest and commitment fee determinations or otherwise, in each case, to eliminate the effect of any change in GAAP (including the adoption of IFRS) occurring after the Closing Date on the operation of such covenant and/or interest or commitment fee determinations (or if the Administrative Agent notifies the Borrowers’ Representative in writing that the Required Lenders wish to amend Section 6.01, any related definition and/or the definition of the term Net Leverage Ratio for purposes of interest and commitment fee determinations or otherwise, in each case, to eliminate the effect of any such change in GAAP), then the Borrowers’ compliance with such covenant and/or the definition of the term Net Leverage Ratio for purposes of interest and commitment fee determinations or otherwise shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrowers and the Required Lenders, and the Company shall provide to the Administrative Agent, when it delivers its financial statements pursuant to Section 5.01(a) and (b), such reconciliation statements as shall be reasonably requested by the Administrative Agent. Notwithstanding any

44 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein, shall be made, (A) without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein, and (B) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be value at the full stated principal amount thereof. (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified. (d) Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or,” and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. (ii) The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents, preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect. (iii) Reference to any Person includes such Person’s successors and assigns. (iv) Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated. (v) Relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”. (vi) Unless the context requires otherwise any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time. (vii) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (viii) A time of day shall be construed as a reference to Eastern time (standard or daylight, as applicable), unless otherwise stated.

45 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (e) All financial statements and Compliance Certificates shall be set forth in Dollars. For purposes of preparing the financial statements, calculating the financial covenant and determining compliance with covenants expressed in Dollars, Optional Currencies shall be converted to Dollars in accordance with GAAP. (f) Any reference herein to a merger, transfer, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). (g) Notwithstanding anything contained herein to the contrary, with respect to determining the permissibility of the incurrence of any Indebtedness, the proceeds thereof shall not be counted as Unrestricted Cash and Cash Equivalents for the purposes of clause (b) of the definition of Net Consolidated Debt. SECTION 2 LOANS AND TERMS OF COMMITMENTS 2.01 The Loans. (a) Revolver Loans and the Term A Loan. (i) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in either Dollars or one or more Optional Currencies (the “Revolver A Loans”) to the Revolver A Borrowers (provided, that, (x) the only Optional Currency available to the Singapore Borrower shall be Singapore Dollars and (y) Singapore Dollars shall not be available to the German Borrower) from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender’s Revolving A Credit Commitment; provided, further, that (i) after giving effect to each such Revolver A Loan, the aggregate Dollar Equivalent principal amount of outstanding Revolver A Loans made by such Lender shall not exceed (A) such Lender’s Revolving A Credit Commitment minus (B) the sum of such Lender’s Commitment Percentage of the principal amount of Swing Line Loans and the Letter of Credit Obligations then outstanding, and (ii) no Revolver A Loan to which the Base Rate applies shall be made in an Optional Currency. The Revolving A Credit Commitments may be terminated, reduced or increased from time to time pursuant to Section 2.14. Within the foregoing limits, the Revolver A Borrowers may during the Commitment Period borrow, repay and reborrow under the Revolving A Credit Commitments, subject to and in accordance with the terms and limitations hereof. Subject to Section 2.22(a), the obligation of the Borrowers to repay the Revolver A Loans is joint and several. (ii) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in either Dollars or one or more Optional Currencies (the “Revolver B Loans”) to the Revolver B Borrowers (provided, that, (x) the only Optional Currency available to the Japanese Borrower, if any, shall be Yen, (y) the only Optional Currency available to the Singapore Borrower shall be Singapore Dollars and (z) Singapore

46 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Dollars shall not be available to the German Borrower) from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender’s Revolving B Credit Commitment; provided, further, that (i) after giving effect to each such Revolver B Loan, the aggregate Dollar Equivalent principal amount of outstanding Revolver B Loans made by such Lender shall not exceed such Lender’s Revolving B Credit Commitment, and (ii) no Revolver B Loan to which the Base Rate applies shall be made in an Optional Currency. The Revolving B Credit Commitments may be terminated, reduced or increased from time to time pursuant to Section 2.14. Within the foregoing limits, the Revolver B Borrowers may during the Commitment Period borrow, repay and reborrow under the Revolving B Credit Commitments, subject to and in accordance with the terms and limitations hereof. Subject to Section 2.22(a), the obligation of the Revolver B Borrowers to repay the Revolver B Loans is joint and several. (iii) Subject to the terms and conditions hereof, each Term A Lender severally agrees to make a portion of a single term loan in Dollars (the “Term A Loan”) to the Company on the Closing Date in an aggregate principal amount at any one time outstanding not to exceed the amount of such Term A Lender’s Term A Loan Commitment. Amounts borrowed under this Section 2.01(a)(iii) and repaid or prepaid may not be reborrowed. (b) Type of Loans. The Revolver Loans may from time to time be (i) Term SOFR Loans, (ii) Optional Currency Term Rate Loans, (iii) Optional Currency Daily Rate Loans, (iv) Base Rate Loans or (v) a combination thereof, as determined by the applicable Borrower and notified to the Administrative Agent in accordance with Sections 2.04 and 2.05; provided, that, no Revolver Loan shall be made as a Term SOFR Loan or Optional Currency Term Rate Loan after the date that is one month prior to the applicable Termination Date. The Term A Loan may from time to time be comprised of (i) Term SOFR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2.04 and 2.05; provided, that, no portion of the Term A Loan shall be made as a Term SOFR Loan after the date that is one month prior to the applicable Termination Date. (c) U.S. Swing Line Loans. (i) Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.01(c), may in its sole discretion make loans (each such loan, a “U.S. Swing Line Loan”) to the Domestic Borrowers in Dollars from time to time on any Business Day during the Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the U.S. Swing Line Commitment; provided, however, that, (A) after giving effect to any U.S. Swing Line Loan, (1) the Dollar Equivalent Facility Usage shall not exceed the Revolving Credit Commitments and (2) the aggregate Dollar Equivalent principal amount of all Revolver A Loans made by a Lender plus such Lender’s Commitment Percentage of the principal amount of Swing Line Loans and the Letter of Credit Obligations then outstanding shall not exceed its Revolving A Credit Commitment, (B) the Domestic Borrowers shall not use the proceeds of any U.S. Swing Line Loan to refinance any outstanding U.S. Swing Line Loan and (C) the Swing Line Lender shall not be under any obligation to make any U.S. Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Extension of Credit may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Domestic Borrowers may borrow under this Section 2.01(c), prepay under Section 2.15, and reborrow under this Section 2.01(c). Each U.S. Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a U.S. Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk

47 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM participation in such U.S. Swing Line Loan in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such U.S. Swing Line Loan. (ii) Borrowing Procedures. Each Borrowing of U.S. Swing Line Loans shall be made upon the applicable Domestic Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Notice of Borrowing; provided, that, any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested Borrowing Date, and shall specify (1) the amount to be borrowed, which shall be a minimum principal amount of $100,000, and (2) the requested Borrowing Date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Notice of Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Borrowing of U.S. Swing Line Loans (A) directing the Swing Line Lender not to make such U.S. Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.01(c)(i), or (B) that one or more of the applicable conditions specified in Section 4 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the Borrowing Date specified in such Notice of Borrowing, make the amount of its U.S. Swing Line Loan available to the applicable Domestic Borrower. (iii) Refinancing of U.S. Swing Line Loans. (A) The Swing Line Lender at any time in its sole discretion may request, on behalf of the applicable Domestic Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Revolver A Loan that is a Base Rate Loan denominated in Dollars in an amount equal to such Lender’s Commitment Percentage of the amount of U.S. Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.01 without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving A Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the applicable Domestic Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Notice of Borrowing available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable U.S. Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar denominated payments not later than 1:00 p.m. on the day specified in such Notice of Borrowing, whereupon, subject to Section 2.01(c)(iii)(B), each Lender that so makes funds available shall be deemed to have made a Revolver A Loan that is a Base Rate Loan denominated in Dollars to the

48 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM applicable Domestic Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. (B) If for any reason any U.S. Swing Line Loan cannot be refinanced by such a Borrowing of Revolver A Loans in accordance with Section 2.01(c)(iii)(A), the request for Revolver A Loans that are Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant U.S. Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.01(c)(iii)(A) shall be deemed payment in respect of such participation. (C) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.01(c)(iii) by the time specified in Section 2.01(c)(iii)(A), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolver A Loan included in the relevant Borrowing or funded participation in the relevant U.S. Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error. (D) Each Lender’s obligation to make Revolver A Loans or to purchase and fund risk participations in U.S. Swing Line Loans pursuant to this Section 2.01(c)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the Domestic Borrowers or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that, each Lender’s obligation to make Revolver A Loans pursuant to this Section 2.01(c)(iii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Domestic Borrowers to repay U.S. Swing Line Loans, together with interest as provided herein. (iv) Repayment of Participations. (A) At any time after any Lender has purchased and funded a risk participation in a U.S. Swing Line Loan, if the Swing Line Lender receives any payment on account of such U.S. Swing Line Loan, the Swing Line Lender will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Swing Line Lender.

49 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (B) If any payment received by the Swing Line Lender in respect of principal or interest on any U.S. Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (v) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Domestic Borrowers for interest on the U.S. Swing Line Loans. Until each Lender funds its Revolver A Loans that are Base Rate Loans or risk participation pursuant to this Section 2.01(c) to refinance such Lender’s Commitment Percentage of any U.S. Swing Line Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swing Line Lender. (vi) Payments Directly to Swing Line Lender. The Domestic Borrowers shall make all payments of principal and interest in respect of the U.S. Swing Line Loans directly to the Swing Line Lender. (d) Euro Swing Line Loans. (i) Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.01(d), may in its sole discretion make loans (each such loan, a “Euro Swing Line Loan”) to the German Borrower in Euros from time to time on any Business Day during the Commitment Period in an aggregate amount not to exceed at any time outstanding the amount of the Euro Swing Line Commitment; provided, however, that, (A) after giving effect to any Euro Swing Line Loan, (1) the Dollar Equivalent Facility Usage shall not exceed the Revolving Credit Commitments and (2) the aggregate Dollar Equivalent principal amount of all Revolver A Loans made by a Lender plus such Lender’s Commitment Percentage of the principal amount of Swing Line Loans and the Letter of Credit Obligations then outstanding shall not exceed its Revolving A Credit Commitment, (B) the German Borrower shall not use the proceeds of any Euro Swing Line Loan to refinance any outstanding Euro Swing Line Loan and (C) the Swing Line Lender shall not be under any obligation to make any Euro Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Extension of Credit may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the German Borrower may borrow under this Section 2.01(d), prepay under Section 2.15, and reborrow under this Section 2.01(d). Each Euro Swing Line Loan shall be a €STR Loan. Immediately upon the making of a Euro Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Euro Swing Line Loan in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Euro Swing Line Loan. (ii) Borrowing Procedures. Each Borrowing of Euro Swing Line Loans shall be made upon the German Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Notice of Borrowing; provided, that, any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Notice of Borrowing. Each such Notice of Borrowing must be received by the Swing Line Lender and the

50 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Administrative Agent not later than 11:00 a.m. (London time) on the requested Borrowing Date, and shall specify (1) the amount to be borrowed, which shall be a minimum principal amount of €500,000, and (2) the requested Borrowing Date, which shall be a Business Day. Promptly after receipt by the Swing Line Lender of any Notice of Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 12:00 p.m. (London time) on the date of the proposed Borrowing of Euro Swing Line Loans (A) directing the Swing Line Lender not to make such Euro Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.01(d)(i), or (B) that one or more of the applicable conditions specified in Section 4 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 1:00 p.m. (London time) on the Borrowing Date specified in such Notice of Borrowing, make the amount of its Euro Swing Line Loan available to the German Borrower. (iii) Refinancing of Euro Swing Line Loans. (A) The Swing Line Lender at any time in its sole discretion may request, on behalf of the German Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Revolver A Loan that is an Optional Currency Daily Rate Loan denominated in Euros in an amount equal to such Lender’s Commitment Percentage of the amount of Euro Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Notice of Borrowing for purposes hereof) and in accordance with the requirements of Section 2.01, without regard to the minimum and multiples specified therein for the principal amount of Optional Currency Loans, but subject to the unutilized portion of the Revolving A Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the German Borrower with a copy of the applicable Notice of Borrowing promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Commitment Percentage of the amount specified in such Notice of Borrowing available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Euro Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Euro denominated payments not later than 11:00 a.m. (London time) on the day specified in such Notice of Borrowing, whereupon, subject to Section 2.01(d)(iii)(B), each Lender that so makes funds available shall be deemed to have made a Revolver A Loan that is an Optional Currency Daily Rate Loan denominated in Euros to the German Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender. (B) If for any reason any Euro Swing Line Loan cannot be refinanced by such a Borrowing of Revolver A Loans in accordance with Section 2.01(d)(iii)(A), the request for Revolver A Loans that are Optional Currency Daily Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Euro Swing Line Loan and each Lender’s payment to

51 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.01(d)(iii)(A) shall be deemed payment in respect of such participation. (C) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.01(d)(iii) by the time specified in Section 2.01(d)(iii)(A), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolver A Loan included in the relevant Borrowing or funded participation in the relevant Euro Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (C) shall be conclusive absent manifest error. (D) Each Lender’s obligation to make Revolver A Loans or to purchase and fund risk participations in Euro Swing Line Loans pursuant to this Section 2.01(d)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (1) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against the Swing Line Lender, the German Borrower or any other Person for any reason whatsoever, (2) the occurrence or continuance of a Default, or (3) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that, each Lender’s obligation to make Revolver A Loans pursuant to this Section 2.01(d)(iii) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the German Borrower to repay Euro Swing Line Loans, together with interest as provided herein. (iv) Repayment of Participations. (A) At any time after any Lender has purchased and funded a risk participation in a Euro Swing Line Loan, if the Swing Line Lender receives any payment on account of such Euro Swing Line Loan, the Swing Line Lender will distribute to such Lender its Commitment Percentage thereof in the same funds as those received by the Swing Line Lender. (B) If any payment received by the Swing Line Lender in respect of principal or interest on any Euro Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations

52 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (v) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the German Borrower for interest on the Euro Swing Line Loans. Until each Lender funds its Revolver A Loans that are Optional Currency Daily Rate Loans or risk participations pursuant to this Section 2.01(d) to refinance such Lender’s Commitment Percentage of any Euro Swing Line Loan, interest in respect of such Commitment Percentage shall be solely for the account of the Swing Line Lender. (vi) Payments Directly to Swing Line Lender. The German Borrower shall make all payments of principal and interest in respect of the Euro Swing Line Loans directly to the Swing Line Lender. (vii) Conforming Changes. With respect to €STR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective. 2.02 Nature of Lenders’ Obligations with Respect to Loans. Each Lender shall be obligated to participate in each request for Loans pursuant to Section 2.04 in accordance with its Commitment Percentage. The obligations of each Lender hereunder are several. The failure of any Lender to perform its obligations hereunder shall not affect the obligations of the Borrowers to any other party hereunder, nor shall any other party be liable for the failure of any Lender to perform its obligations hereunder. The Lenders shall have no obligation to make Loans or Swing Line Loans on or after the applicable Termination Date. 2.03 Notes. (a) The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 9.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note substantially in the form of Exhibit A (a “Note”), which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. (b) In addition to the accounts and records referred to in clause (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or

53 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. 2.04 Procedure for Loans. (a) Except as otherwise provided herein, the Borrowers may (x) in the case of the Term A Loan, on the Closing Date and (y) in the case of the Revolver Loans, from time to time during the Commitment Period request the Lenders to make Loans by delivering to the Administrative Agent, not later than 11:00 a.m. (i) two (2) Business Days prior to the proposed Borrowing Date with respect to the making of Term SOFR Loans and four (4) Business Days prior to the proposed Borrowing Date with respect to the making of Loans in an Optional Currency (provided, however, that, if the applicable Borrower wishes to request Optional Currency Term Rate Loans having an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the requested date of such Borrowing of Optional Currency Term Rate Loans, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them, and not later than 11:00 a.m. four (4) Business Days prior to the requested date of such Borrowing of Optional Currency Term Rate Loans, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders) and (ii) on the Business Day of the proposed Borrowing Date with respect to the making of a Loan to which the Base Rate applies, of a duly completed Notice of Borrowing or a request by telephone immediately confirmed by delivery of a Notice of Borrowing to the Administrative Agent, it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Notice of Borrowing shall be irrevocable and shall specify (i) whether the requested Borrowing is to be the Term A Loan, a Revolver A Loan or a Revolver B Loan, (ii) the proposed Borrowing Date; (iii) the aggregate principal amount of the proposed Loans (expressed in the currency in which such Loans shall be funded) comprising each Tranche, the Dollar Equivalent amount of which shall be in integral multiples of $100,000 and not less than $1,000,000 or, if less, the maximum amount available under the Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable, (or such other minimums and increments as shall be agreed by the Administrative Agent and the Borrowers’ Representative); (iv) whether the Relevant Rate or Base Rate shall apply to the proposed Loans comprising the applicable Tranche; (v) the currency in which such Loans shall be funded, (vi) in the case of a Tranche to which Term SOFR or the Optional Currency Term Rate applies, the Interest Period for the proposed Loans comprising such Tranche, and (vii) the amount of such Loans requested to be made for the account of one or more Foreign Borrowers with the name of each such Foreign Borrower. (b) The Administrative Agent shall, promptly after receipt by it of a Notice of Borrowing pursuant to this Section 2.04, notify the Lenders of its receipt of such Notice of Borrowing specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Loans requested thereby; (ii) the amount, currency, and Type of each such Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Lenders of such Loans as determined by the Administrative Agent in accordance with Section 2.02. Subject to the terms and conditions hereof, each Lender shall remit the principal amount of each Loan in the requested currency to the Administrative Agent at the Administrative Agent’s Office for the applicable currency prior to 2:00 p.m. (or, with respect to Loans in an Optional Currency, the Applicable

54 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Time) on the Borrowing Date requested by the Borrowers in Same Day Funds to the Administrative Agent. Such borrowing will then be made available to the Borrowers by the Administrative Agent either by (x) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (y) wire transfer of funds, in each case, in accordance with the instructions provided and reasonably acceptable to the Administrative Agent by such Borrower, with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such borrowing, the Administrative Agent may assume that such Lender has made such portion available in accordance with this Section 2.04(b) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that any Lender shall not have made such Lender’s pro rata portion of such borrowing available to the Administrative Agent, such Lender and the Borrowers (without prejudice to the Borrowers’ rights against such Lender) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (A) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such borrowing and (B) in the case of such Lender, at the greater of the Federal Funds Rate (or, for payments in an Optional Currency, the Overnight Rate) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such borrowing for purposes of this Agreement. (c) If in a Notice of Borrowing no election as to the (i) Type of Loan is specified in any such notice, then the requested Loan shall be a Base Rate Loan (unless such requested Loan is in an Optional Currency, and in the case of a failure to timely request a conversion or continuation of Loans denominated in an Optional Currency, such Loans shall be continued as Optional Currency Daily Rate Loans or Optional Currency Term Rate Loans, as applicable, in their original currency with, if applicable, an Interest Period of one (1) month) and (ii) currency of such Loan is specified in any such notice, then the requested Loan shall be in Dollars. If an Optional Currency Term Rate Loan or a Term SOFR Loan is requested but no Interest Period with respect to such Loan is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. (d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the applicable Issuing Lenders, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrowers have not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment, then each of the applicable Lenders or the applicable Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Lender, in Same Day Funds with

55 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. (e) This Section 2.04 shall not apply to Swing Line Loans. (f) Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Company, the Administrative Agent and such Lender. (g) Conforming Changes. With respect to any Optional Currency Daily Rate, Optional Currency Term Rate or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective. 2.05 Conversion and Continuation Options. The Borrowers shall have the right at any time upon prior irrevocable notice to the Administrative Agent (i) not later than 12:00 noon two (2) Business Days prior to conversion, to convert any Term SOFR Loan to a Base Rate Loan, (ii) not later than 11:00 a.m. two (2) Business Days prior to conversion or continuation, to convert any Base Rate Loan into a Term SOFR Loan or to continue any Term SOFR Loan as a Term SOFR Loan for any additional Interest Period and (iii) not later than 11:00 a.m. four (4) Business Days prior to continuation, to continue any Optional Currency Term Rate Loan as an Optional Currency Term Rate Loan in such currency for an additional Interest Period (provided, however, that, if the applicable Borrower wishes to continue Optional Currency Term Rate Loans at an Interest Period other than one, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 11:00 a.m. five (5) Business Days prior to the requested date of such continuation of Optional Currency Term Rate Loans, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them, and not later than 11:00 a.m. four (4) Business Days prior to the requested date of such continuation of Optional Currency Term Rate Loans, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the applicable Lenders), subject in each case to the following: (a) an Optional Currency Term Rate Loan or a Term SOFR Loan may not be converted at a time other than the last day of the Interest Period applicable thereto; (b) any portion of a Loan maturing or required to be repaid in less than one month may not be converted into or continued as an Optional Currency Term Rate Loan or a Term SOFR Loan; (c) no Term SOFR Loan may be continued as such and no Base Rate Loan may be converted to a Term SOFR Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a continuation is not appropriate; (d) any portion of an Optional Currency Term Rate Loan or a Term SOFR Loan that cannot be converted into or continued as a Term SOFR Loan by reason of Section 2.05(b) or 2.05(c)

56 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM or as to which the Borrowers have failed to give notice of conversion or continuation automatically shall in the case of an Optional Currency Term Rate Loan be prepaid on the last day of the Interest Period in effect for such Loan (in accordance with Section 2.12(c)), or in the case of a Term SOFR Loan be converted to a Base Rate Loan on the last day of the Interest Period in effect for such Loan; (e) no Optional Currency Loan may be converted into a Base Rate Loan or converted into a Loan denominated in another Optional Currency; (f) the provisions of Section 2.13 limiting under certain circumstances the continuation of Optional Currency Loans; and (g) no U.S. Swing Line Loan may be a Term SOFR Loan. Each request by the Borrowers to convert or continue a Loan shall constitute a representation and warranty that no Default or Event of Default shall have occurred and be continuing (and, in respect of the German Borrower or any other Borrower incorporated, or established (as the case may be), in Germany, such representation and warranty shall be explicitly included in the relevant Notice of Borrowings). Accrued interest on a Loan (or portion thereof) being converted shall be paid by the applicable Borrower(s) at the time of conversion. In connection with each such conversion or continuation requested by the Borrowers, the Borrowers shall deliver to the Administrative Agent a Notice of Borrowing or shall make such request by telephone confirmed immediately by delivery of a Notice of Borrowing to the Administrative Agent, it being understood that the Administrative Agent may rely on the authority of any individual making such telephonic request without the necessity of receipt of such written confirmation. 2.06 Utilization of Commitments in Optional Currencies. (a) The Administrative Agent or the Issuing Lenders, as applicable, will determine the Dollar Equivalent amounts of Extensions of Credit and outstanding amounts denominated in Optional Currencies. Such Dollar Equivalent shall become effective as of such Computation Date and shall be the Dollar Equivalent of such amounts until the next Computation Date to occur. Except for purposes of financial statements delivered by Borrowers hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Lenders, as applicable. (b) The Company may from time to time request that Optional Currency Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Optional Currency”; provided, that, such requested currency is an Eligible Currency. In the case of any such request with respect to the making of Optional Currency Loans, such request shall be subject to the approval of the Administrative Agent and each Lender with a Commitment under which such currency is requested to be made available; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Lender. Any such request shall be made to the Administrative Agent not later than 11:00 a.m., twenty (20) Business Days prior to the date of the desired Extension of Credit (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable Issuing Lender, in their sole discretion). In the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable Issuing Lender thereof. Each applicable Lender (in the case of any such request pertaining to Optional Currency Loans) or Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., ten (10) Business Days after receipt of such request whether it consents, in

57 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM its sole discretion, to the making of Optional Currency Loans or the issuance of Letters of Credit, as the case may be, in such requested currency. Any failure by a Lender or an Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such Issuing Lender, as the case may be, to permit Optional Currency Loans to be made or Letters of Credit to be issued by such Issuing Lender in such requested currency. If the Administrative Agent and all the applicable Lenders consent to making Optional Currency Loans in such requested currency and the Administrative Agent and such Lenders reasonably determine that an appropriate interest rate is available to be used for such requested currency, the Administrative Agent shall so notify the Company and (i) the Administrative Agent and such Lenders may amend the definition of Optional Currency Daily Rate or Optional Currency Term Rate to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (ii) to the extent the definition of Optional Currency Daily Rate or Optional Currency Term Rate has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Optional Currency for purposes of any Borrowings of Optional Currency Loans. If the Administrative Agent and the applicable Issuing Lenders consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and (A) the Administrative Agent and such Issuing Lenders may amend the definition of Optional Currency Daily Rate or Optional Currency Term Rate, as applicable, to the extent necessary to add the applicable rate for such currency and any applicable adjustment for such rate and (B) to the extent the definition of Optional Currency Daily Rate or Optional Currency Term Rate, as applicable, has been amended to reflect the appropriate rate for such currency, such currency shall thereupon be deemed for all purposes to be an Optional Currency, for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 2.06(b), the Administrative Agent shall promptly so notify the Company. Any specified currency of an Existing Letter of Credit that is neither Dollars nor one of the Optional Currencies specifically listed in the definition of “Optional Currency” shall be deemed an Optional Currency with respect to such Existing Letter of Credit only. (c) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of an Optional Currency Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Optional Currency Loan or Letter of Credit is denominated in an Optional Currency, such amount shall be the relevant Dollar Equivalent of such amount (rounded to the nearest unit of such Optional Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Issuing Lender, as the case may be. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages

58 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service. By agreeing to make Loans under this Agreement, each Lender is confirming it has all licenses, permits and approvals necessary for use of the reference rates referred to herein and it will do all things necessary to comply, preserve, renew and keep in full force and effect such licenses, permits and approvals for use of such rates under this Agreement. 2.07 Fees. (a) The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender, on the last Business Day of each March, June, September and December, a commitment fee (the “Commitment Fee”) at a rate per annum equal to the Commitment Fee Rate in effect from time to time on the actual daily amount of the Unused Commitments under the applicable Revolver Facility during the preceding fiscal quarter (or shorter period commencing on the date hereof or ending on the Termination Date). All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be paid in Dollars. The Commitment Fees due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the Termination Date. The Administrative Agent shall distribute the Commitment Fees among the Lenders pro rata in accordance with their respective Commitment Percentages. (b) The Borrowers jointly and severally agree to pay the Administrative Agent, Bank of America and BofA Securities, Inc. for its own account, administrative and other fees at the times and in the amounts set forth in the Fee Letter. The Borrowers shall pay to the Lenders and the Lead Arrangers such other fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. (c) The foregoing fees shall be paid on the dates due, in Dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the foregoing fees shall be refundable under any circumstances. 2.08 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each Issuing Lender agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.08, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Optional Currencies for the account of the Company or any of its Subsidiaries (other than any EU Borrower), and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders under the Revolver A Facility severally agree to participate in Letters of Credit issued for the account of the Company or its Subsidiaries (other than any EU Borrower) and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (w) the Total Exposure shall not exceed the Revolving Credit Commitments, (x) the Exposure A shall not exceed the Revolving A Credit Commitments, (y) the Exposure A of any Revolver A Lender shall not exceed such Lender’s Revolving A Credit

59 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Commitment and (z) the outstanding amount of the Letter of Credit Obligations shall not exceed the Letter of Credit Sublimit; provided, further, that, after giving effect to all L/C Credit Extensions, the aggregate outstanding amount of all Letters of Credit issued by any Issuing Lender shall not exceed such Issuing Lender’s Letter of Credit Commitment unless otherwise agreed by such Issuing Lender. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and deemed Letter of Credit Obligations, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof. (ii) No Issuing Lender shall issue any Letter of Credit if: (A) subject to Section 2.08(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Revolver A Lenders (other than Defaulting Lenders) holding a majority of the Exposure A have approved such expiry date; or (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders that have Revolving Credit Commitments have approved such expiry date. (iii) No Issuing Lender shall be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing such Letter of Credit, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it; (B) the issuance of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally; (C) except as otherwise agreed by the Administrative Agent and such Issuing Lender, such Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $50,000, in the case of a standby Letter of Credit;

60 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (D) except as otherwise agreed by the Administrative Agent and such Issuing Lender, such Letter of Credit is to be denominated in a currency other than Dollars or an Optional Currency for the Revolver A Facility; (E) such Issuing Lender does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency; or (F) any Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Company or such Defaulting Lender to eliminate such Issuing Lender’s actual or potential Fronting Exposure (after giving effect to Section 2.25(b)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion. (iv) No Issuing Lender shall amend any Letter of Credit if such Issuing Lender would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof. (v) No Issuing Lender shall be under any obligation to amend any Letter of Credit if (A) such Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit. (vi) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 8 with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Section 8 included such Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Lender. (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable Issuing Lender (with a copy to the Administrative Agent) in the form of an Application, appropriately completed and signed by a Responsible Officer of the Company. Such Application may be sent by fax transmission, by United States mail, by overnight courier, by electronic transmission using the system provided by such Issuing Lender, by personal delivery or by any other means acceptable to such Issuing Lender. Such Application must be received by such Issuing Lender and the Administrative Agent not later than 11:00 a.m. at least five (5) Business Days (or such later date and time as the Administrative Agent and the applicable Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Application shall specify in form and detail

61 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM satisfactory to such Issuing Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (and in the absence of specification of currency, shall be deemed a request for a Letter of Credit denominated in Dollars); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit and (H) such other matters as such Issuing Lender may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Application shall specify in form and detail satisfactory to the applicable Issuing Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such Issuing Lender may reasonably require. Additionally, the Company shall furnish to such Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such Issuing Lender or the Administrative Agent may reasonably require. (ii) Promptly after receipt of any Application, the applicable Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Application from the Company and, if not, such Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the applicable Issuing Lender has received written notice from any Lender under the Revolver A Facility, the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 4 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of the Company or the applicable Subsidiary or enter into the applicable amendment, as the case may be, in each case in accordance with such Issuing Lender’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender under the Revolver A Facility shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit. (iii) If the Company so requests in any applicable Application, the applicable Issuing Lender may, in its sole discretion, agree to issue a standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit such Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such Issuing Lender, the Company shall not be required to make a specific request to such Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) such Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that, such Issuing Lender shall not permit any such extension if (A) such Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by

62 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM reason of the provisions of clause (ii) or (iii) of Section 2.08(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each case directing such Issuing Lender not to permit such extension. (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Lender will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. (c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of drawing under such Letter of Credit, the applicable Issuing Lender shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Optional Currency, the Company shall reimburse the applicable Issuing Lender in such Optional Currency, unless (A) such Issuing Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such Issuing Lender promptly following receipt of the notice of drawing that the Company will reimburse such Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Optional Currency, such Issuing Lender shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by such Issuing Lender under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such Issuing Lender under a Letter of Credit to be reimbursed in an Optional Currency (each such date, an “Honor Date”), the Company shall reimburse such Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Optional Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.08(c)(i) and (B) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Optional Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify such Issuing Lender for the loss resulting from its inability on that date to purchase the Optional Currency in the full amount of the drawing. If the Company fails to timely reimburse the applicable Issuing Lender by such time, the Administrative Agent shall promptly notify each Lender under the Revolver A Facility of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Optional Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Commitment Percentage thereof. In such event, the Company shall be deemed to have requested a Borrowing of Revolver Loans that are Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.04 for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Notice of Borrowing). Any notice given by an

63 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Issuing Lender or the Administrative Agent pursuant to this Section 2.08(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (ii) Each Lender under the Revolver A Facility shall upon any notice pursuant to Section 2.08(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable Issuing Lender, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Commitment Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.08(c)(iii), each Lender that so makes funds available shall be deemed to have made a Revolver Loan that is a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable Issuing Lender in Dollars. (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Revolver Loans that are Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from an Issuing Lender an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the default rate under the second sentence of Section 2.10. In such event, each Lender’s payment to the Administrative Agent for the account of the applicable Issuing Lender pursuant to Section 2.08(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.08. (iv) Until each Lender under the Revolver A Facility funds its Revolver Loan or L/C Advance pursuant to this Section 2.08(c) to reimburse an Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of the applicable Issuing Lender. (v) Each Revolver A Lender’s obligation to make Revolver Loans or L/C Advances to reimburse an Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this Section 2.08(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolver A Lender may have against an Issuing Lender, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that, each Revolver A Lender’s obligation to make Revolver A Loans pursuant to this Section 2.08(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Notice of Borrowing). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse an Issuing Lender for the amount of any payment made by such Issuing Lender under any Letter of Credit, together with interest as provided herein. (vi) If any Revolver A Lender fails to make available to the Administrative Agent for the account of an Issuing Lender any amount required to be paid by such

64 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Revolver A Lender pursuant to the foregoing provisions of this Section 2.08(c) by the time specified in Section 2.08(c)(ii), then, without limiting the other provisions of this Agreement, such Issuing Lender shall be entitled to recover from such Revolver A Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Lender in connection with the foregoing. If such Revolver A Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolver A Lender’s Revolver A Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error. (d) Repayment of Participations. (i) At any time after an Issuing Lender has made a payment under any Letter of Credit and has received from any Revolver A Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.08(c), if the Administrative Agent receives for the account of such Issuing Lender any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolver A Lender its Commitment Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent. (ii) If any payment received by the Administrative Agent for the account of an Issuing Lender pursuant to Section 2.08(c)(i) is required to be returned under any of the circumstances described in Section 9.08 (including pursuant to any settlement entered into by such Issuing Lender in its discretion), each Lender under the Revolver A Facility shall pay to the Administrative Agent for the account of such Issuing Lender its Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Obligations Absolute. The obligation of the Company to reimburse the Issuing Lenders for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following: (i) any lack of validity or enforceability of such Letter of Credit, this Agreement or any other Loan Document; (ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether

65 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by an Issuing Lender of any requirement that exists for such Issuing Lender’s protection and not the protection of the Company or any waiver by such Issuing Lender which does not in fact materially prejudice the Company; (v) honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft; (vi) any payment made by an Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; (vii) any payment by an Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by such Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; (viii) any adverse change in the relevant exchange rates or in the availability of the relevant Optional Currency to the Company or any Subsidiary or in the relevant currency markets generally; or (ix) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary. The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable Issuing Lender. The Company shall be conclusively deemed to have waived any such claim against such Issuing Lender and its correspondents unless such notice is given as aforesaid. (f) Role of Issuing Lenders. Each Revolver A Lender and the Company agree that, in paying any drawing under a Letter of Credit, each Issuing Lender shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of an Issuing Lender shall be liable to any Revolver A Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of

66 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that, this assumption is not intended to, and shall not, preclude the Company from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lenders, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lenders shall be liable or responsible for any of the matters described in Section 2.08(e); provided, however, that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against an Issuing Lender, and such Issuing Lender may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves, as determined by a final nonappealable judgment of a court of competent jurisdiction, were caused by such Issuing Lender’s willful misconduct or gross negligence or such Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring, endorsing or assigning or purporting to transfer, endorse or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Each Issuing Lender may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary. (g) Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable Issuing Lender and the Company when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, an Issuing Lender shall not be responsible to the Company for, and such Issuing Lender’s rights and remedies against the Company shall not be impaired by, any action or inaction of such Issuing Lender required or permitted under any Law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such Issuing Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such Law or practice. (h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender under the Revolver A Facility in accordance, subject to Section 2.25, with its Commitment Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Letter of Credit Fee Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be

67 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Letter of Credit Fee Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Letter of Credit Fee Rate separately for each period during such quarter that such Letter of Credit Fee Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the default rate under the second sentence of Section 2.10. (i) Fronting Fee and Documentary and Processing Charges Payable to an Issuing Lender. The Company shall pay directly to each Issuing Lender for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and such fronting fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. In addition, the Company shall pay directly to each Issuing Lender for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable promptly after demand and are nonrefundable. (j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. (k) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse each Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiaries. For the avoidance of doubt, Letters of Credit may not be issued for the account of any EU Borrower. 2.09 Interest Rates and Payment Dates. (a) Subject to the provisions of Section 2.10, each Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the Base Rate plus the Applicable Margin.

68 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (b) Subject to the provisions of Section 2.10, each Term SOFR Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to Term SOFR or the Interest Period in effect for such Term SOFR Loan plus the Applicable Margin. (c) Subject to the provisions of Section 2.10, each Optional Currency Daily Rate Loan shall bear interest at a rate per annum (computed on the basis of a year as set forth on Schedule 2.09 for such Optional Currency and actual days elapsed) equal to the Optional Currency Daily Rate in effect for such Optional Currency Daily Rate Loan plus the Applicable Margin. (d) Subject to the provisions of Section 2.10, each Optional Currency Term Rate Loan shall bear interest at a rate per annum (computed on the basis of a year as set forth on Schedule 2.09 for such Optional Currency and actual days elapsed) equal to the Optional Currency Term Rate for the Interest Period in effect for such Optional Currency Term Rate Loan plus the Applicable Margin. (e) Subject to the provisions of Section 2.10, interest on each U.S. Swing Line Loan shall be payable at the rate (computed on the basis of the actual number of days elapsed over a year of 360 days) provided in Section 2.01(c); provided, that, if a U.S. Swing Line Loan bears interest at the Base Rate, interest shall be computed in accordance with Section 2.09(a) above. (f) Subject to the provisions of Section 2.10, interest on each Euro Swing Line Loan shall be payable at the rate (computed on the basis of the actual number of days elapsed over a year of 360 days) provided in Section 2.01(d). (g) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan; provided, that, interest accruing on overdue amounts pursuant to Section 2.10 shall be payable on demand as provided in such Section. (h) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement (including this Section 2.09 and Section 2.10) shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. At the request of the Borrowers, the Administrative Agent shall deliver to the Borrowers a statement showing the quotations used by it in determining any interest rate pursuant to Sections 2.09(a), (b), (c), (d), (e) and (f). (i) Subject to the provisions of this Agreement, the Borrowers may select different interest rates and different Interest Periods to apply simultaneously to Loans comprising different Tranches and may convert to or renew one or more interest rates with respect to all or any portion of Loans comprising any Tranche, provided, that, there shall not be at any one time outstanding more than twelve (12) Tranches in the aggregate (excluding Swing Line Loans and with Base Rate Loans being considered, to the extent any such Loans are outstanding, one Tranche). (j) If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate. Interest on the principal amount of each Loan made in an Optional Currency shall be paid by the Borrowers in such Optional Currency. (k) To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement.

69 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM 2.10 Default Interest. Upon the occurrence of and during the continuance of an Event of Default under Section 7.01(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amount payable hereunder (after as well as before judgment), shall bear interest from the date of such occurrence at a rate per annum which is, in the case of principal of the Loans, the rate that would then be applicable thereto pursuant to Section 2.09 plus 2.0% or in the case of interest or fees or other amounts, the rate which would be payable on any outstanding Base Rate Loans which were then overdue. Upon the occurrence of and during the continuance of an Event of Default other than under Section 7.01(a) or (f), the outstanding principal amount of the Loans and, to the extent permitted by law, accrued and unpaid interest thereon and any other amounts payable hereunder, shall bear interest (after as well as before judgment) from the date that the Administrative Agent, at the written request of the Required Lenders, shall send notice to the Company of the application of the default rate at a rate per annum which is (a) in the case of principal of the Loans, the rate that would then be applicable thereto pursuant to Section 2.09 plus 2.0% or (b) in the case of interest or fees or other amounts, the rate which would be payable on any outstanding Base Rate Loans which were then overdue. The Borrowers acknowledge that such increased interest rate reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk. Default interest payable on any Loans hereunder made in an Optional Currency shall be paid by the Borrowers in such Optional Currency. 2.11 Pro Rata Treatment of Loans and Payments; Commitment Fees. (a) Except as required under Section 2.13 or any amendment pursuant to Section 2.26, each borrowing by the Borrowers hereunder, each payment or prepayment of principal of the Loans (other than the Swing Line Loans), each payment of interest on such Loans, each payment of Commitment Fees and Letter of Credit Fees, and each reduction of the Revolving A Credit Commitments or Revolving B Credit Commitments, shall be made pro rata among the Lenders in accordance with their respective Commitment Percentages. (b) Except as provided in Section 2.01(c) or (d), each borrowing of a Swing Line Loan, each payment or prepayment of principal of a Swing Line Loan, each payment of interest on the Swing Line Loans and each reduction of the Swing Line Commitment shall be for the sole account of the Swing Line Lender. (c) Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such borrowing to the next higher or lower whole Dollar or other currency amount. 2.12 Payments. (a) Except as otherwise expressly provided herein and except with respect to the principal of and interest on loans denominated in an Optional Currency, the Borrowers shall make each payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder not later than 2:00 p.m. on the date when due to the Administrative Agent at its offices set forth in Section 9.02 for the ratable accounts of the Lenders in Dollars in Same Day Funds. All payments to be made by a Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff (subject, for the avoidance of doubt, to the provisions of Section 2.17). The Administrative Agent shall promptly distribute such amounts to the applicable Lenders in like funds. The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other

70 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM amounts owing under this Agreement (including the Equivalent Amounts of the applicable currencies where such computations are required). (b) Whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder (other than payments on Optional Currency Term Rate Loans and Term SOFR Loans) shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable. Whenever any payment (including principal of or interest on any Borrowing or any fees or other amounts) hereunder on an Optional Currency Term Rate Loan or a Term SOFR Loan shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. (c) All payments by the Borrowers hereunder with respect to principal and interest on Revolver Loans denominated in an Optional Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Optional Currency and in Same Day Funds not later than the Applicable Time. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Optional Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Optional Currency payment amount. Upon the event described in the preceding sentence, the Borrowers shall make such payment and the Borrowers agree to hold each Lender harmless from and against any loss incurred by any Lender arising from the cost to such Lender of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such Revolver Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing. Such loss shall be calculated for the period commencing with the first day of the Interest Period for such Revolver Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of the Borrowers hereunder, the Borrowers’ obligations under this subsection shall survive termination of this Agreement. 2.13 Illegality; Inability to Determine Rates. (a) If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund or charge interest with respect to any Extension of Credit, or to determine or charge interest rates based upon a Relevant Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to determine or charge interest rates based upon a Relevant Rate purchase or sell, or to take deposits of, Dollars or any Optional Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Term SOFR Loans or Optional Currency Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination

71 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay all Term SOFR Loans or Optional Currency Loans, as applicable in the affected currency or currencies, or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans or Optional Currency Term Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans or Optional Currency Term Rate Loans, as applicable, and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.18. (b) If, in any applicable jurisdiction, the Administrative Agent, any Issuing Lender or any Lender or any Designated Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Administrative Agent, any Issuing Lender or any Lender or its applicable Designated Lender to (i) perform any of its obligations hereunder or under any other Loan Document, (ii) to fund, hold a commitment or maintain its participation in any Loan or Letter of Credit or (iii) issue, make, maintain, fund or charge interest or fees with respect to any Extension of Credit to any Borrower who is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia such Person shall promptly notify the Administrative Agent, then, upon the Administrative Agent notifying the Company, and until such notice by such Person is revoked, any obligation of such Person to issue, make, maintain, fund or charge interest or fees with respect to any such Extension of Credit shall be suspended, and to the extent required by applicable Law, cancelled. Upon receipt of such notice, the Borrowers shall, (A) repay that Person’s participation in the Loans or other applicable Obligations on the last day of the Interest Period for each Loan or other Obligation occurring after the Administrative Agent has notified the Company or, if earlier, the date specified by such Person in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by applicable Law), (B) to the extent applicable to any Issuing Lender, Cash Collateralize that portion of applicable Letter of Credit Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized and (C) take all reasonable actions requested by such Person to mitigate or avoid such illegality. (c) If in connection with any request for a Term SOFR Loan or an Optional Currency Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate for the Relevant Rate for the applicable Agreed Currency has been determined in accordance with Section 2.13(d) or (e), as applicable, and the circumstances under clause (i) of Section 2.13(d) or (e), as applicable, or the Scheduled Term SOFR Unavailability Date or Scheduled Unavailability Date, as applicable, has occurred, or (B) adequate and reasonable means do not otherwise exist for determining the Relevant Rate for the applicable Agreed Currency for any determination date(s) or for any requested Interest Period, as applicable, with respect to a proposed Term SOFR Loan or an Optional Currency Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that the Relevant Rate with respect to a proposed Loan denominated in an Agreed Currency for any requested Interest Period or

72 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM determination date(s) does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or Loans in the affected currencies, as applicable, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans, Optional Currency Loans or Interest Period(s) or determination date(s)), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.13(c), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Company may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans or Optional Currency Loans (to the extent of the affected Term SOFR Loans, Optional Currency Loans or Interest Period(s) or determination date(s)) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the Dollar Equivalent of the amount specified therein and (ii) (A) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period and (B) any outstanding affected Optional Currency Loans, at the Company’s election, shall either (1) be converted into a Borrowing of Base Rate Loans denominated in Dollars in the Dollar Equivalent of the amount of such outstanding Optional Currency Loan immediately, in the case of an Optional Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Optional Currency Term Rate Loan or (2) be prepaid in full immediately, in the case of an Optional Currency Daily Rate Loan, or at the end of the applicable Interest Period, in the case of an Optional Currency Term Rate Loan; provided, that, if no election is made by the Company (x) in the case of an Optional Currency Daily Rate Loan, by the date that is three Business Days after receipt by the Company of such notice or (y) in the case of an Optional Currency Term Rate Loan, by the last day of the current Interest Period for the applicable Optional Currency Term Rate Loan, the Company shall be deemed to have elected clause (1) above. (d) Replacement or Successor of Term SOFR. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease,

73 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Term SOFR Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Term SOFR Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Term SOFR Rate”). If the Successor Term SOFR Rate is Daily Simple SOFR, all interest payments will be payable on a monthly basis. Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.13(d)(i) or (ii) have occurred with respect to the Successor Term SOFR Rate then in effect, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Term SOFR Rate in accordance with this Section 2.13 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Term SOFR Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. For purposes of this Section 2.13(d), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders. (e) Replacement of Relevant Rate or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

74 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (i) adequate and reasonable means do not exist for ascertaining the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) because none of the tenors of such Relevant Rate (other than Term SOFR) under this Agreement is available or published on a current basis, and such circumstances are unlikely to be temporary; or (ii) the Applicable Authority has made a public statement identifying a specific date after which all tenors of the Relevant Rate (other than Term SOFR) for an Agreed Currency (other than Dollars) under this Agreement shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of syndicated loans denominated in such Agreed Currency (other than Dollars), or shall or will otherwise cease, provided, that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide such representative tenor(s) of the Relevant Rate (other than Term SOFR) for such Agreed Currency (other than Dollars) (the latest date on which all tenors of the Relevant Rate for such Agreed Currency (other than Dollars) under this Agreement are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”); or if the events or circumstances of the type described in Section 2.13(e)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing the Relevant Rate for an Agreed Currency or any then current Successor Rate for an Agreed Currency in accordance with this Section 2.13 with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such alternative benchmarks, and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar credit facilities syndicated and agented in the U.S. and denominated in such Agreed Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (and any such proposed rate, including for the avoidance of doubt, any adjustment thereto, a “Non-SOFR Successor Rate”, and collectively with the Successor Term SOFR Rate, the “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

75 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM In connection with the implementation of a Successor Rate the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective. For purposes of this Section 2.13, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in the relevant Optional Currency shall be excluded from any determination of Required Lenders. 2.14 Termination, Reduction and Increase of Revolving Credit Commitments. (a) (i) The Revolving A Credit Commitments, Revolving B Credit Commitments and the Swing Line Commitment shall be automatically terminated on the Termination Date whereupon all Revolver A Loans, Revolver B Loans and Swing Line Loans and accrued interest thereon shall become due and payable, except as provided in Section 2.26 in respect of any Extended Revolving A Credit Commitments or Extended Revolving B Credit Commitments, as applicable. (ii) The Company shall repay to the Term A Lenders the aggregate principal amount of all Term A Loans outstanding on the following dates in the respective amounts set forth opposite such dates (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.15): Date Amount March 31, 2028 $1,250,000.00 June 30, 2028 $1,250,000.00 September 30, 2028 $1,250,000.00 December 31, 2028 $1,250,000.00 March 31, 2029 $2,500,000.00 June 30, 2029 $2,500,000.00 September 30, 2029 $2,500,000.00 December 31, 2029 $2,500,000.00 March 31, 2030 $2,500,000.00 June 30, 2030 $2,500,000.00 September 30, 2030 $2,500,000.00

76 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM December 31, 2030 $2,500,000.00 March 31, 2031 $2,500,000.00 June 30, 2031 $2,500,000.00 September 30, 2031 $2,500,000.00 provided, however, that the final principal repayment installment of the Term A Loans shall be repaid on the Termination Date for the Term A Facility and in any event shall be in an amount equal to the aggregate principal amount of all Term A Loans outstanding on such date, in each case, unless accelerated sooner pursuant to Section 7.01. (b) Upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving A Credit Commitments or the Revolving B Credit Commitments, as applicable; provided, however, that, (i) each partial reduction of the Revolving A Credit Commitments or Revolving B Credit Commitments shall be in a minimum principal amount of $5,000,000 or in a whole multiple thereof, (ii) the Revolving A Credit Commitments or Revolving B Credit Commitments may not be reduced or terminated if, after giving effect thereto and to any prepayments of the Revolver A Loans or Revolver B Loans, as applicable, made on the effective date thereof, the Dollar Equivalent Facility Usage at such time would exceed the Commitments A or Commitments B, as applicable, at such time and (iii) if, after giving effect to any reduction of the Revolving A Credit Commitments, the Revolving B Credit Commitments, the Letter of Credit Sublimit or the Swing Line Commitments exceed the amount of the Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable, such sublimit shall be automatically reduced by the amount of such excess. Any notice to reduce the Revolving A Credit Commitments or Revolving B Credit Commitments under this Section 2.14(b) shall be irrevocable; provided, that, a notice of termination of the Revolving A Credit Commitments or Revolving B Credit Commitments in full delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of another transaction, in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. (c) Subject to Section 2.26, each reduction in the Revolving A Credit Commitments and Revolving B Credit Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitment Percentages. The Borrowers shall pay to the Administrative Agent for the account of the Lenders on the date of each termination or reduction of the Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable, the Commitment Fees on the amount of the Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable, so terminated or reduced accrued to the date of such termination or reduction. (d) The Borrowers may upon at least ten (10) Business Days’ (or such shorter period as agreed to by the Administrative Agent in its sole discretion) written notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy of such notice to each of the Lenders) request to add one or more tranches of term loans in Dollars or an Optional Currency (any credit facility providing for any such term loans being referred to as an “Incremental Term Facility”) and/or increase the Revolving A Credit Commitments (any such increased Revolving A

77 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Credit Commitment, an “Incremental A Revolving Credit Commitment”) and/or the Revolving B Credit Commitments (any such increased Revolving B Credit Commitment, an “Incremental Revolving B Credit Commitment”; each Incremental A Revolving Credit Commitment, Incremental Revolving B Credit Commitment or Incremental Term Facility, an “Incremental Facility”), subject, however, in any such case, to satisfaction of the following conditions precedent: (i) the aggregate amount of all Incremental Facilities effected after the Closing Date pursuant to this Section 2.14(d) shall not exceed the greater of (A) $950,000,000 and (B) EBITDA for the most recent period for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.01; (ii) each such Incremental Facility shall be in a minimum amount of $5,000,000 and integral multiples thereof (or such lesser amount and/or multiples as may be agreed by the Borrowers’ Representative and the Administrative Agent); (iii) no Default or Event of Default shall have occurred and be continuing or would result therefrom or from the borrowings to be made on such Increase Effective Date and the use of proceeds thereof; provided, that, in the case of any Incremental Facility the proceeds of which will be used to finance a Limited Condition Acquisition, such condition in this clause (iii) shall be as follows: (A) no Default or Event of Default shall exist or would result from such proposed Incremental Facility at the time of the signing of the relevant acquisition or similar agreement or, except as provided in the following clause (B), at the time of funding of the relevant Borrowing, and (B) in the case of (1) any Incremental Revolving A Credit Commitments or Incremental Revolving B Credit Commitments the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof or (2) any Incremental Term Facility the proceeds of which are used to finance a Limited Condition Acquisition, no Default or Event of Default under Section 7.01(a)(i) or (f) shall exist or result therefrom at the time of such Borrowing; (iv) the representations and warranties set forth in Section 3 shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality, it shall be true and correct) on and as of the Increase Effective Date (or, in the case of an Incremental Facility the proceeds of which will be used to finance a Limited Condition Acquisition, (A) at the time of signing of the relevant acquisition or similar agreement and (B) except as set forth in the proviso below, at the time of the effectiveness of such Incremental Facility in respect thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or if such representation and warranty is qualified by materiality, it shall be true and correct) as of such earlier date; provided, that, in the case of (x) any Incremental Revolving A Credit Commitments or Incremental Revolving B Credit Commitments the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof or (y) any Incremental Term Facility the proceeds of which are used to finance a Limited Condition Acquisition, the only representations and warranties the accuracy of which shall be a condition to the effectiveness of such an Incremental Facility used to finance such Limited Condition Acquisition shall be (1) the Specified Representations and (2) such of the representations made by the target on the closing date of such Limited Condition Acquisition in the acquisition or similar agreement in respect of such Limited Condition Acquisition as are

78 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM material to the interests of the Lenders, but only to the extent that the applicable Borrower (or its Affiliates) has the right to terminate (or not perform) its obligations under such acquisition or similar agreement as a result of an inaccuracy of such representations in such acquisition or similar agreement; (v) the Administrative Agent shall have received customary closing certificates and legal opinions or other documents (including resolutions of the board of directors of the Borrowers) reasonably requested by the Administrative Agent or the Lenders in connection with such Incremental Facility, including a certificate dated as of the Increase Effective Date and executed by a Responsible Officer of the Borrowers’ Representative certifying that after giving effect to the incurrence of such Incremental Facility (assuming the full amount of the Incremental Facility has been funded) and any related transactions, on a pro forma basis, the Borrowers shall be in compliance with the financial covenant set forth in Section 6.01 for the most recently completed four fiscal quarter period for which financial statements have theretofore been delivered to the Lenders pursuant to Section 5.01; (vi) any Incremental Revolving A Credit Commitments or Incremental Revolving B Credit Commitments shall be made on the same terms and provisions (including as to pricing and maturity, other than any upfront fees including upfront commitment, underwriting, syndication or other fees) as apply to the existing Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable, including with respect to maturity date, interest rate and prepayment provisions, and shall not constitute a credit facility separate and apart from the existing revolving credit facility set forth in Section 2.01(a); (vii) any Incremental Term Facility that constitutes additional term loans under a then existing tranche of term loans (including the Term A Facility) shall be made on the same terms and provisions (other than upfront fees) as apply to such outstanding term loans, including with respect to maturity date, interest rate and prepayment provisions, and shall not constitute a credit facility separate and apart from such term loans; (viii) any Incremental Term Facility shall (A) have a maturity date that is no earlier than the Termination Date for the Revolving Credit Commitments or the Term A Facility or the maturity date for any previously incurred Incremental Term Facility and (B) have a weighted average life to maturity that is no shorter than the weighted average life to maturity of the Term A Facility or any previously incurred Incremental Term Facility; (ix) other than as set forth in clauses (vii) and (viii) above, such Incremental Term Facility shall have terms and conditions that are the same as the then-existing term loan(s) (including the Term A Loan) or, if not consistent with the terms of the then-existing term loan(s) (including the Term A Loan), shall be reasonably satisfactory to the Administrative Agent (it being agreed that the following shall be reasonably satisfactory to the Administrative Agent: (A) covenants or other provisions applicable only to periods after the latest Termination Date of the then-existing term loans or that are added for the benefit of the Administrative Agent and the Lenders under the then-existing term loans and (B) to the extent required by the lenders providing the Incremental Term Facility, customary “most-favored-nation” protection, call protection, and an excess cash flow prepayment, in each case, which may be applicable solely with respect to such Incremental Term Facility; provided, that, to the extent an excess cash flow prepayment is required in connection with the establishment of an Incremental Term Facility, such excess cash flow

79 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM mandatory prepayment shall be applied ratably to all then-existing term loans (including the Term A Loan)); (x) the Administrative Agent shall have received (A) additional commitments in a corresponding amount of such Incremental Facility from either existing Lenders and/or one or more other institutions that qualify as an Eligible Assignee (such Eligible Assignees becoming Lenders and any existing Lenders providing such Incremental Facility, collectively, the “Incremental Lenders”) (it being understood and agreed that no existing Lender shall be required to provide an additional commitment unless it agrees to do so in its sole discretion) and (B) documentation from each institution providing an additional commitment evidencing its commitment and its obligations under this Agreement in form and substance reasonably acceptable to the Administrative Agent; and (xi) if any Revolver A Loans or Revolver B Loans, as applicable, are outstanding at the time of the requested Incremental Revolving A Credit Commitments or Incremental Revolving B Credit Commitments, as applicable, each Borrower shall, if applicable, prepay one or more of such Borrower’s existing Revolver A Loans or Revolver B Loans, as applicable, (such prepayment to be subject to Section 2.18) in an amount necessary such that after giving effect to the Incremental Revolving A Credit Commitments or Incremental Revolving B Credit Commitments, as applicable, each Lender will hold its pro rata share (based on its Commitment Percentage of the increased Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable) of outstanding Revolver A Loans or Revolver B Loans, as applicable. Each notice delivered pursuant to this Section 2.14(d) shall specify (A) the date (the “Increase Effective Date”) on which the Borrowers propose that the proposed Incremental Facility shall be effective, and (B) the total amount of the Incremental Revolving A Credit Commitments, Incremental Revolving B Credit Commitments or Incremental Term Facility requested by the Borrowers and (C) the identity of the banks, financial institutions and other entities to whom the Borrowers propose that any portion of such Incremental Facility be allocated and the amounts of such allocations. Notwithstanding any provision in Section 9.01 to the contrary, each Incremental Facility shall be evidenced by an amendment (an “Incremental Facility Amendment”) to this Agreement, giving effect to the modifications permitted by this Section 2.14(d), executed by the Borrowers’ Representative, the Administrative Agent and each Lender providing a portion of the Incremental Facility which such amendment, when so executed, shall amend this Agreement as provided therein. Each Incremental Facility Amendment shall also require such amendments to the Loan Documents, and such other new Loan Documents, as the Administrative Agent reasonably deems necessary or appropriate to effect the modifications and credit extensions permitted by this Section 2.14(d) and, in each case, as agreed by the Borrowers’ Representative. Neither any Incremental Facility Amendment, nor any such amendments to the other Loan Documents or such other new Loan Documents, shall be required to be executed or approved by any Lender, other than the Lenders providing such Incremental Facility and the Borrowers’ Representative and the Administrative Agent, in order to be effective. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth above and such other conditions as requested by the Lenders under the Incremental Term Facility established in connection therewith. 2.15 Prepayment of Loans.

80 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (a) The Borrowers shall have the right at any time and from time to time to prepay Loans in the currency or currencies in which such Loans were made, in whole or in part, without premium or penalty (but in any event subject to Section 2.18), upon delivery of a Notice of Loan Prepayment to the Administrative Agent given, in the case of Base Rate Loans denominated in Dollars, no later than 11:00 a.m. on the day of any proposed prepayment, in the case of Term SOFR Loans, no later than 11:00 a.m. two (2) Business Days before any proposed prepayment, and in the case of Optional Currency Loans, no later than 11:00 a.m. four (4) Business Days before any such proposed prepayment (or such shorter period as the Administrative Agent shall agree in its discretion). In each case the notice shall specify (i) the date, amount and currency of each such prepayment, (ii) whether the prepayment is of Revolver A Loans, Revolver B Loans, Term A Loans, or Incremental Term Loans (and, if applicable, the specific Tranche(s) of Incremental Term Loans to be prepaid), and (iii) whether the prepayment is of Optional Currency Daily Rate Loans, Optional Currency Term Rate Loans, Term SOFR Loans or Base Rate Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each; provided, however, that, each such partial prepayment shall be in the principal amount of at least (x) with respect to prepayments of Base Rate Loans, $1,000,000 or in whole multiples of $100,000 in excess thereof, and (y) with respect to prepayments of Term SOFR Loans, $1,000,000 or in whole multiples of $100,000 in excess thereof, (z) with respect to prepayment of Revolver Loans in an Optional Currency, the Dollar Equivalent of $1,000,000 or in whole multiples of the Dollar Equivalent of $100,000 in excess thereof (or, with respect to Revolver Loans in an Optional Currency, such other minimum and increments as the Administrative Agent and the Borrowers shall agree). Any prepayment of the Term A Loan and any then-existing Incremental Term Loans shall be applied to the remaining principal amortization payments of the Term A Loan and such Incremental Term Loan in the order directed by the Company. (b) On the date of any termination or reduction of the Revolving A Credit Commitments or the Revolving B Credit Commitments pursuant to Section 2.14, the Borrowers shall pay or prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Facility Usage at such time would not exceed the aggregate amount of the Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable, at such time. (c) If on any Computation Date the amount of the Dollar Equivalent Facility Usage is greater than the Revolving Credit Commitments at such time, as applicable, as a result of a change in exchange rates between one or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same and the Borrowers shall within two (2) Business Days after receiving such notice prepay so much of the Loans as shall be necessary in order that the Dollar Equivalent Facility Usage shall not exceed the Revolving Credit Commitments after giving effect to such prepayments. If on any Computation Date the amount of the Exposure A or Exposure B, as applicable, of any Lender is greater than the Revolving A Credit Commitment or Revolving B Credit Commitment, as applicable, of such Lender at such time as a result of change in exchange rates between one or more Optional Currencies and Dollars, then the Administrative Agent shall notify the Borrowers of the same and the Borrowers shall within two (2) Business Days after receiving such notice prepay so much of the Loans as shall be necessary in order that the Exposure A or Exposure B, as applicable, of such Lender shall not exceed the Revolving A Credit Commitment or Revolving B Credit Commitment, as applicable, of such Lender after giving effect to such prepayments. (d) All prepayment notices shall be irrevocable; provided, that, a prepayment notice for Payment in Full delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of another transaction, in which case such notice may be revoked by the Borrowers (by written notice to the Administrative Agent on or prior to the specified effective date) if such

81 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM condition is not satisfied. The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Base Rate Loans, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made in the currency in which such Loan was made. If the Borrowers prepay a Revolver A Loan in Dollars, all outstanding U.S. Swing Line Loans shall (unless the Swing Line Lender shall otherwise agree) first be repaid from the proceeds thereof. If the German Borrower prepays a Revolver A Loan in Euros, all outstanding Euro Swing Line Loans shall (unless the Swing Line Lender shall otherwise agree) first be repaid from the proceeds thereof. If the Borrowers fail to specify the applicable Tranche which the Borrowers are prepaying, the prepayment shall, subject to the immediately prior sentence, be applied to Base Rate Loans, then to Term SOFR Loans and then to Optional Currency Loans, with payments applied to Optional Currency Term Rate Loans and Term SOFR Loans being applied in order of next maturing Interest Periods. Any prepayment hereunder shall be subject to the Borrowers’ obligation to indemnify the Lenders under Section 2.18. (e) Upon receipt of any Notice of Loan Prepayment, the Administrative Agent shall promptly notify each Lender thereof. (f) Prepayments of Revolver Loans pursuant to this Section (other than subsection (b) hereof) may be reborrowed, subject to the terms and conditions hereof. (g) (i) The Company shall prepay the Term A Loan and the Incremental Term Loans as hereinafter provided in an aggregate amount equal to 100% of the aggregate cash or Cash Equivalents proceeds (including any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Domestic Borrower or Domestic Subsidiary in connection therewith) net of (A) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (B) taxes paid or payable as a result thereof and (C) the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property (“Net Cash Proceeds”), received by any Domestic Borrower or Domestic Subsidiary in respect of any asset sale, disposition or involuntary disposition (other than a Permitted Transfer) within three hundred sixty (360) days of the date of such disposition; provided, however, that so long as no Event of Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied at the election of the Company (as notified by the Company to the Administrative Agent) to the extent the Company or such Domestic Borrower or Domestic Subsidiary reinvests all or any portion of such Net Cash Proceeds in operating assets (but specifically excluding current assets as classified by GAAP) within three hundred sixty (360) days after the receipt of such Net Cash Proceeds; provided that, if such Net Cash Proceeds shall have not been so reinvested, such Net Cash Proceeds shall be immediately applied to prepay the Term A Loan and Incremental Term Loans. (ii) On or prior to the third (3rd) Business Day following the receipt by any Domestic Borrower of Net Cash Proceeds received from the issuance by any Domestic Borrower of any Indebtedness (other than Indebtedness permitted hereunder), such Domestic Borrower shall prepay the Term A Loan and Incremental Term Loans as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds. (iii) Each prepayment of the Term A Loan and Incremental Term Loans pursuant to this clause (g) shall be applied to the principal repayment installments thereof as directed by the Company. Subject to Section 2.25, such prepayments shall be paid to the Term A Lenders and the Incremental Lenders in accordance with their respective

82 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM percentage (carried out to the ninth decimal place) of the outstanding principal amount of the Term A Loan and the Incremental Term Loans at such time. 2.16 Increased Costs. (a) If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or any Issuing Lender; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender, any Issuing Lender or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Optional Currency Loans or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, after the request of such Lender, such Issuing Lender or other Recipient, the Borrowers will pay to such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered. (b) If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans or other extensions of credit extended under any Loan Document made by, or participations in Letters of Credit or any extensions of credit under any Loan Document held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

83 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (c) Each Lender and each Issuing Lender agrees that it will use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrowers of any additional amount under Sections 2.16(a) or (b); provided, however, that, no Lender or Issuing Lender shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts. (d) Failure or delay on the part of any Lender or Issuing Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital (“Costs”) shall not constitute a waiver of such Lender’s or such Issuing Lender’s right to demand such compensation; provided, that, the Borrowers shall not be under any obligation to compensate any Lender or Issuing Lender under clause (a) or (b) above with respect to Costs with respect to any period prior to the date that is three (3) months prior to the date such Lender or Issuing Lender, as the case may be, knew or should reasonably have been expected to be aware of (i) the circumstances giving rise to such Costs, (ii) the fact that such circumstances would in fact result in a claim for increased compensation by reason of such Costs, and (iii) the exact amount of such Costs; provided, further, that, the foregoing limitation shall not apply to any Costs arising out of the retroactive application of any law, regulation, rule, guideline or directive as aforesaid within such three month period. The protection of this Section shall be available to each Lender and each Issuing Lender regardless of any possible contention of the invalidity or inapplicability of the change in any guideline, directive or other Law that shall have occurred or been imposed. Notwithstanding the foregoing, no Lender or Issuing Lender shall be entitled to request compensation under this Section 2.16 with respect to any Change in Law in respect of Costs imposed on such Lender or Issuing Lender if it shall not be the general policy or practice of such Lender or Issuing Lender to seek compensation in similar circumstances under similar provisions in comparable credit facilities, as determined in good faith by such Lender. (e) A certificate of a Lender or Issuing Lender setting forth the amount or amounts necessary to compensate such Lender, Issuing Lender or other Recipient or its holding company, as the case may be, as specified in clauses (a) and (b) above and setting forth with reasonable detail the calculation of such amounts and delivered to the Borrowers’ Representative shall be conclusive absent manifest error. The Borrowers shall pay such Lender, Issuing Lender or other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. 2.17 Taxes. (a) For purposes of this Section 2.17, the term “Lender” includes any Issuing Lender and the term “applicable Law” includes FATCA. (b) Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

84 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (c) The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. (d) The Borrowers shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers’ Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(d) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.17(e). (f) As soon as practicable after any payment of Taxes by any Borrower to a Governmental Authority pursuant to this Section 2.17, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowers’ Representative and the Administrative Agent, at the time or times reasonably requested by the Borrowers’ Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers’ Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers’ Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers’ Representative or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.17(g)(ii)(A), 2.17(g)(ii)(B) and 2.17(g)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material

85 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrowers’ Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers’ Representative or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers’ Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers’ Representative or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to a Borrower described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN or W-BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax

86 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers’ Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers’ Representative or the Administrative Agent), executed originals (or copies, as permitted) of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers’ Representative and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers’ Representative or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers’ Representative or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers’ Representative and the Administrative Agent in writing of its legal inability to do so. In addition, the Lenders shall deliver to the Borrowers and the Administrative Agent, with respect to Taxes imposed by any Governmental Authority other than the United States of America, similar forms, if available (or the information that would be contained in similar forms if such forms are available), to the forms which are required to be provided under this subsection (g) with respect to Taxes of the United States of America. (h) German Lender Status Confirmation. (i) Each Lender that becomes a party to this Agreement after the date of this Agreement shall confirm, in the documentation which it executes on becoming a Party as a Lender, whether or not it is a German Non-Cooperative Tax Jurisdiction Lender. Upon reasonable request by a Borrower, each Lender has to confirm whether or not it is a German Non-Cooperative Tax Jurisdiction Lender. (ii) If (A) a Lender fails to confirm its status in accordance with Section 2.17(h)(i) above, (B) the party making a payment to such Lender does not otherwise know

87 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM that the Lender is not resident for tax purposes in a German Non-Cooperative Tax Jurisdiction and (C) following two weeks after a request in accordance with Section 2.17(h)(i) above has lapsed without the relevant Lender giving the requested confirmation, then such Lender shall be treated for the purposes of this Agreement (including by each Borrower) as if it were a Lender resident for tax purposes in a German Non-Cooperative Tax Jurisdiction until such time as it notifies the Administrative Agent otherwise (and the Administrative Agent, upon receipt of such notification, shall inform the Borrowers’ Representative). For the avoidance of doubt, any documentation entered into in order to effect a transfer of or increase in a Lender’s commitments shall not be invalidated by any failure of a Lender to comply with this Section 2.17(h). (iii) Upon the written request by the German Borrower, each Lender shall use its reasonable efforts to provide information available to or reasonably obtainable by it to the German Borrower with respect to the identity of each person that in the reasonable discretion of the relevant Lender is determined to be beneficially entitled to the interest payable under any Loan Document if and only to the extent that such confirmation and/or disclosure is necessary for the German Borrower to comply with a written request from the German tax authorities pursuant to Section 160 German General Fiscal Code (Abgabenordnung (AO)) (or any successor provision, any associated regulations or other official guidance as well as any comparable provision under any other applicable law), provided, however, that no such obligation shall exist on any Lender if and to the extent the provision of such information would violate statutory law, any confidentiality or non- disclosure obligations, or other contractual obligations; provided that the Lender shall reasonably cooperate with a German Borrower (i) in the case of information not available to the Lender, to obtain such information and (ii) in the case that the provision of such information violated a contractual obligation, to obtain a permission to provide such information. (i) Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.17(i) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.17(i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.17(i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

88 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (j) Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations. (k) VAT. (i) All amounts expressed to be payable under a Loan Document by any party to a Recipient which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Recipient to any party under a Loan Document and such Recipient is required to account to the relevant tax authority for the VAT, that party must pay to such Recipient (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Recipient must promptly provide an appropriate VAT invoice to that party). (ii) If VAT is or becomes chargeable on any supply made by any Recipient (the “Supplier”) to any other Recipient (the “VAT Recipient”) under a Loan Document, and any party other than the VAT Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration): (A) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The VAT Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant tax authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and (B) (where the VAT Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (iii) Where a Loan Document requires any party to reimburse or indemnify a Recipient for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Recipient for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Recipient reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (iv) In relation to any supply made by a Recipient to any party under a Loan Document, if reasonably requested by such Recipient, that party must promptly provide such Recipient with details of that party’s VAT registration and such other information as is reasonably requested in connection with such Recipient’s VAT reporting requirements in relation to such supply.

89 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM 2.18 Indemnity. (a) The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss or expense (excluding loss of margin), which such Lender may sustain or incur as a consequence of (i) default by the Borrowers in payment when due of the principal amount of or interest on any Loan other than a Base Rate Loan, (ii) default by the Borrowers in making a borrowing of, conversion into or continuation of Loans which are not Base Rate Loans after the Borrowers have given a notice requesting the same in accordance with the provisions of this Agreement, (iii) default by the Borrowers in making any prepayment after the Borrowers have given a notice thereof in accordance with the provisions of this Agreement, (iv) the making of a prepayment (whether voluntary, mandatory, as a result of acceleration or otherwise) of Loans which are not Base Rate Loans on a day which is not the last day of an Interest Period with respect thereto (or, in the case of a Swing Line Loan on the date such Swing Line Loan is due), or (v) the assignment of any Loan other than a Base Rate Loan other than on the last day of the Interest Period or maturity date applicable thereto as a result of a request by the Borrowers pursuant to Section 2.24, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. A certificate as to any amounts that a Lender is entitled to receive under this Section 2.18 submitted by such Lender, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error and all such amounts shall be paid by the Borrowers promptly upon demand by such Lender. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. (b) For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 2.18, each Lender shall be deemed to have funded each Optional Currency Term Rate Loan made by it at the Optional Currency Term Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Optional Currency Term Rate Loan was in fact so funded. 2.19 Judgment Currency. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal lending procedures the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given. (b) The obligation of the Borrowers in respect of any sum due from the Borrowers to any Lender hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Lender of any sum adjudged to be so due in such Other Currency, such Lender may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Lender in the Original Currency, the Borrowers jointly and severally agree, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Lender against such loss.

90 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM 2.20 Borrowers’ Representative. Each of the Borrowers hereby appoints the Company as its non-exclusive representative, and grants to the Company an irrevocable power of attorney to act as its attorney-in-fact, with regard to all matters relating to this Agreement and each of the other Loan Documents, including, without limitation, execution and delivery of any Notice of Borrowing, and amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith and making all elections as to interest rates and interest payment dates (in such capacity, the Company is herein referred to as the “Borrowers’ Representative”). The Administrative Agent and the Lenders shall be entitled to rely exclusively on the Borrowers’ Representative’s authority to so act in each instance without inquiry or investigation, and each of the Borrowers hereby agrees to indemnify and hold harmless the Administrative Agent and the Lenders for any losses, costs, delays, errors, claims, penalties or charges arising from or out of the Borrowers’ Representative’s actions pursuant to this Section 2.20 and the Administrative Agent’s and the Lenders’ reliance thereon and hereon. Notice from the Borrowers’ Representative shall be deemed to be notice from all of the Borrowers and notice to the Borrowers’ Representative shall be deemed to be notice to all of the Borrowers. Nothing in this Section 2.20 shall vitiate or be held contrary to the Borrowers’ representations and covenants regarding the Loans or the net worth or solvency of the Borrowers made herein or in any of the Loan Documents. Nothing in this Section 2.20 shall vitiate or be held contrary to the Borrowers’ representations and covenants regarding the Loans or the net worth or solvency of the Borrowers made herein or in any of the Loan Documents. The German Borrower and each other Borrower incorporated, or established (as the case may be), in Germany hereby relieves the Borrowers’ Representative from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch, BGB) for the purpose of this Section 2.20 and the power of attorney granted hereunder. 2.21 European Monetary Union. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that, if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period. (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro. (c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency. 2.22 Foreign Borrower Obligations. (a) Notwithstanding anything else in this Agreement to the contrary (including Section 9.19), each Foreign Borrower and each Domestic Borrower that is a Foreign Subsidiary Holdco shall be liable solely for principal and interest on Loans (or Reimbursement Obligations) specifically made or advanced to (or issued for the account of) such Foreign Borrower or such

91 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Foreign Subsidiary Holdco. Each Foreign Borrower and each Domestic Borrower that is a Foreign Subsidiary Holdco shall be liable only for its pro rata share of all fees and expenses and other sums due hereunder (other than principal and interest on the Loans) based upon the ratio of Loans outstanding to such Foreign Borrower or such Domestic Borrower that is a Foreign Subsidiary Holdco to the total amount of Loans outstanding hereunder. A Foreign Borrower or a Domestic Borrower that is a Foreign Subsidiary Holdco shall only be liable for indemnities to be paid under or in relation to this Agreement if and to the extent the corresponding damages are caused by such Foreign Borrower or Foreign Subsidiary Holdco. For the avoidance of doubt, no Foreign Borrower or Domestic Borrower that is a Foreign Subsidiary Holdco shall be liable for the principal of or interest on any Loan made or advanced to any other Domestic Borrower (and not to such Foreign Borrower or Foreign Subsidiary Holdco), any Reimbursement Obligation relating to a Letter of Credit issued for the account of any other Domestic Borrower or, except as specifically provided in this Section 2.22(a), any other Obligation of any other Domestic Borrower. (b) Any Foreign Borrower may from time to time deliver a termination notice to the Administrative Agent requesting that it no longer be a party hereto. Such termination shall be effective two (2) Business Days after receipt by the Administrative Agent so long as all obligations of such Foreign Borrower hereunder have been Paid in Full (including principal, interest and other amounts) and no Letter of Credit issued for the account or benefit of such Foreign Borrower is outstanding; provided, that, to the extent this Agreement provides for the survival of certain provisions upon termination hereof, such surviving provisions shall survive a termination under this subsection with respect to any such Foreign Borrower. Following receipt of such notice, no further Loans may be borrowed by such Foreign Borrower hereunder, unless such Foreign Borrower shall thereafter rejoin this Agreement as a Borrower pursuant to the joinder provisions of Section 5.09. 2.23 Change of Lending Office. (a) Each of the Administrative Agent, any Issuing Lender, the Swing Line Lender and each Lender at its option may make any Extension of Credit or otherwise perform its obligations hereunder through any Lending Office (each, a “Designated Lender”); provided, that, any exercise of such option shall not affect the obligation of any Borrower to repay any Extension of Credit in accordance with the terms of this Agreement. Any Designated Lender shall be considered a Lender; provided, that, in the case of an Affiliate or branch of a Lender, such provisions that would be applicable with respect to Extensions of Credit actually provided by such Affiliate or branch of such Lender shall apply to such Affiliate or branch of such Lender to the same extent as such Lender; provided, further, that, for the purposes only of voting in connection with any Loan Document, any participation by any Designated Lender in any outstanding Extension of Credit shall be deemed a participation of such Lender. (b) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 2.16 or 2.17 with respect to such Lender, it will, if requested by the Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that, such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal, regulatory or other disadvantage, and provided, further, that, nothing in this Section shall affect or delay the required performance of any of the obligations of the Borrowers or the rights of any Lender pursuant to Sections 2.16 or 2.17.

92 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (c) To the extent any Commitment or Extension of Credit is contemplated to any Borrower or for the account of any Subsidiary in an EEA Member Country within the meaning of Article 21c of Directive (EU) 2024/1619 amending Directive (EU) 2013/36 (each such Borrower or such Subsidiary, an “EU Borrower”), each Lender, in its capacity as a Lender and, where applicable, as an Issuing Lender or Swing Line Lender, (the “Notifying Lender”) may identify one or more Lending Offices established in an EEA Member Country (each, an “EU Lender”) to make Commitments and Extensions of Credit to one or more EU Borrowers by delivering a notice (the “EU Notice”) to the Administrative Agent and the Company, duly executed by the Notifying Lender and its corresponding EU Lender identifying one or more EU Borrowers for which the EU Notice shall apply. The EU Notice may bifurcate applicable Commitments among different EU Lenders and EU Borrowers in a single EU Notice, so long as such notice identifies each applicable EU Lender and its corresponding EU Borrower. An EU Notice delivered on the date hereof shall be deemed simultaneous with the Notifying Lender’s execution of this Agreement, and a Notifying Lender executing this Agreement on the date hereof may either (A) deliver the EU Notice simultaneously with such execution or (B) note on its signature page that it is executing as both a Lender and a Notifying Lender and appointing the corresponding EU Lender, which shall countersign as EU Lender under this Section 2.23(c). The EU Notice shall designate the applicable EU Lender as the party responsible for making such Commitments and Extensions of Credit to the identified EU Borrower under this Section 2.23(c) and shall include the information required by the Administrative Questionnaire and any tax compliance certificates required under Section 9.06(b). No consent of any Borrower, Administrative Agent, Issuing Lender, or Swing Line Lender is required to deliver or revoke any EU Notice. Upon delivery of the applicable EU Notice or revocation notice delivered pursuant to the terms of this Section 2.23(c), the Administrative Agent shall annotate the Register (or other list of Lenders) to identify each Notifying Lender’s EU Lenders and any revocations, and any Commitment schedule shall be deemed annotated to reflect each applicable EU Lender’s Commitment to the applicable EU Borrower. For the avoidance of doubt, no Lender is required to deliver an EU Notice or otherwise utilize the provisions of this Section 2.23(c) nor deliver the EU Notice for all EU Borrowers hereunder. (d) Upon execution and delivery of an EU Notice: (i) the EU Lender shall be deemed a Lender and, where applicable, an Issuing Lender or Swing Line Lender hereunder and under the other Loan Documents with respect to Commitments and Extensions of Credit to the applicable EU Borrower (and for avoidance of doubt the Notifying Lender shall not be deemed to hold any Commitment or Extension of Credit to the applicable EU Borrower), (ii) the Notifying Lender’s other Commitments, if any, to other Borrowers shall remain in full force and effect, and (iii) the EU Lender shall be subject to, afforded and extended any and all rights, obligations and duties arising as a Lender or, where applicable, Issuing Lender or Swing Line Lender in respect of Commitments or Extensions of Credit to the applicable EU Borrower hereunder and under the other Loan Documents. The rights, obligations and duties described in clause (iii) shall severally include (A) the obligations to make any and all Commitments or Extensions of Credit to such EU Borrower, on a ratable basis as among the EU Lenders holding Commitments to such EU Borrower, and provide any other related funding services such EU Borrower requests pursuant to the terms and conditions of this Agreement required by a Lender or, where applicable, Issuing Lender or Swing Line Lender in connection with such Commitment or Extension of Credit (the “EU Funding Obligations”) and (B) the obligation to comply with the terms hereof and to receive the contractual rights and ability to exercise the remedies conferred hereunder (including under Sections 2.17, 2.18 and 9.07) (clauses (A) and (B) collectively, the “EU Lender Provisions”). (e) By delivery of the EU Notice, (i) the EU Lender shall, to the fullest extent permitted by applicable Law, exercise all EU Lender Provisions other than its EU Funding Obligations through the Notifying Lender, and hereby irrevocably appoints the Notifying Lender

93 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM as its agent under this Agreement to administer such provisions on its behalf and (ii) the Borrowers and the Administrative Agent shall treat the Notifying Lender and any corresponding EU Lender as a single Lender for all purposes hereunder (including, but not limited to, calculation of Commitments, delivery of payments and notices, Defaulting Lender determinations, and voting), except for purposes of the EU Funding Obligations, which shall not be performed by the Notifying Lender and the parties shall not be treated as a single Lender for purposes of such EU Funding Obligations. Any funding pursuant to a Notice of Borrowing with respect to an EU Borrower for which an EU Lender has been appointed shall be deemed made by the applicable EU Lender; the Notifying Lender shall promptly forward each such Notice of Borrowing (an “EU Notice of Borrowing”) to the EU Lender, identifying the amount for the applicable EU Borrower’s account, and the EU Lender shall fund it in accordance with the terms thereof. For purposes of Section 2.24 and the definition of “Defaulting Lender”, a Notifying Lender and its EU Lender shall be treated as a single Lender; any replacement under Section 2.24 shall replace both, and a default by either shall render both Defaulting Lenders. (f) The Administrative Agent shall endeavor to remit all payments from an EU Borrower for which an EU Lender has been appointed (including prepayments, premiums, interest, and penalties) directly to the applicable EU Lender. If any such funds are received by the Notifying Lender, it shall promptly turn them over to any such applicable EU Lender; provided, that, delivery to the Notifying Lender in compliance with the terms hereof shall discharge the applicable EU Borrower’s obligations with respect to the relevant Extension of Credit as if paid directly to the EU Lender. (g) Upon delivery to the Company and the Administrative Agent of a revocation notice signed by both the Notifying Lender and its applicable EU Lender and identifying one or more EU Borrowers for which revocation is applicable, the identified EU Lender shall cease to hold the applicable Commitments to each such identified EU Borrower, shall no longer be deemed a Lender hereunder or under the other Loan Documents with respect to each such identified EU Borrower, and shall be released from its obligations under this Agreement with respect to each such identified EU Borrower; provided, that, it shall retain the benefits of Sections 2.16, 2.17 and 9.05 with respect to facts and circumstances arising prior to such release. (h) In no event shall a Notifying Lender and its applicable EU Lenders be required to fund Extensions of Credit in an aggregate amount exceeding the initial Commitment set forth on Schedule 1.01 as of the Closing Date, as adjusted from time to time pursuant to: (i) reductions or increases under Section 9.06; (ii) increases under Section 2.14(d); and (iii) reductions under Sections 2.14(a), (b) and (c) and 2.25. (i) To the extent that any Borrower is an EU Borrower, each such EU Borrower hereby represents, warrants, acknowledges and agrees that such EU Borrower (or their agents acting on their behalf, whether before or after such EU Borrower was organized, formed, or incorporated, as applicable) has, on its own exclusive initiative, independently approached the Administrative Agent, each Lead Arranger and each Lender from time to time party hereto and requested that the Administrative Agent, each Lead Arranger and each Lender enter into the Loan Documents to which they are a party and provide the Revolver Facility. Notwithstanding anything to the contrary, none of the Lenders or any other Person acting on behalf of a Lender solicited such EU Borrower or otherwise encouraged, influenced, or initiated the process for the provision of such Revolver Facility to such EU Borrower (and/or the entry into of the Loan Documents). 2.24 Substitution of Lenders. Upon the receipt by the Borrowers from any Lender (an “Affected Lender”) of a notice under Section 2.13(b) or a claim under Section 2.16 or 2.17, or at any time

94 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM that a Lender is a Defaulting Lender or a Non-Consenting Lender, or if any amount payable by any Borrower under any Loan Document is not (or, when the relevant corporate income tax were to be calculated, will not be) deductible from that Borrower’s taxable income for German Tax purposes solely by reason of that amount being paid, owed or accrued to a German Non-Cooperative Tax Jurisdiction Lender, the Borrowers may: (a) request one or more of the other Lenders to acquire and assume all or part of such Affected Lender’s or Defaulting Lender’s, as the case may be, Loans and Commitment; or (b) replace such Affected Lender or Defaulting Lender, as the case may be, by designating another Lender or financial institution that is willing to acquire such Loans and assume such Commitment; provided, that, (i) such replacement does not conflict with any Law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) the replacement Lender or institution shall purchase, at par, all Loans, accrued interest, accrued fees and other amounts owing to such replaced Lender on and as of the date of replacement, (iv) the Borrowers shall be liable to such replaced Lender under Section 2.18 if any Loan other than a Base Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto and shall pay any such amounts to such Lender on the date of such replacement, (v) the replacement Lender or institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.06 (provided, that, the Borrowers or replacement Lender shall be obligated to pay the registration and processing fee), (vii) the Borrowers shall pay all additional amounts (if any) required pursuant to Sections 2.16 or 2.17, as the case may be, to the extent such additional amounts were incurred on or prior to the consummation of such replacement, and (viii) in the case of any such assignment resulting from a claim under Section 2.16 or 2.17, such assignment will result in a reduction in such compensation or payments thereafter. Each party hereto agrees that (a) an assignment required pursuant to this Section 2.24 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto. Notwithstanding anything in this Section 2.24 to the contrary, (i) any Lender that acts an Issuing Lender may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such Issuing Lender or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such Issuing Lender) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.08. 2.25 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 9.01.

95 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Lender or Swing Line Lender hereunder; third, to Cash Collateralize any Issuing Lender’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.27; fourth, as the Company may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize any Issuing Lender’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.27; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.25(b). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.25(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to that Defaulting Lender).

96 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (B) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.27. (C) With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations or Swing Line Loans that has been reallocated to such non- Defaulting Lender pursuant to clause (b) below, (y) pay to the Issuing Lenders and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee. (b) Reallocation of Commitment Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders under the Revolver A Facility in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Exposure A of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. Subject to Section 9.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender under the Revolver A Facility arising from that Lender having become a Defaulting Lender, including any claim of a non- Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation. (c) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (b) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 2.27. (d) Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the Issuing Lenders agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to Section 2.25(b)), whereupon such Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of a Borrower while that Lender was a Defaulting Lender; and provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

97 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (e) New Swing Line Loans/Letters of Credit. (i) So long as any Revolver A Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving to such Swing Line Loan and (ii) so long as any Revolver A Lender is a Defaulting Lender, no Issuing Lender shall be required to issue, extend, increase, reinstate or renew any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. 2.26 Extension Amendments. (a) So long as no Event of Default has occurred and is continuing (after giving effect to any amendments and/or waivers that are or become effective on the date of the relevant conversion), the Borrowers may at any time and from time to time request that all or a portion of any Class of Revolving A Credit Commitments then in existence selected by the Borrowers (such Class, the “Reference Revolving A Credit Commitments”) or of Revolving B Credit Commitments then in existence selected by the Borrowers (such Class, the “Reference Revolving B Credit Commitments”) be converted to extend the termination date thereof and maturity date of the Loans made thereunder (the “Reference Revolver A Loans” or “Reference Revolver B Loans”, as applicable) and to provide for other terms permitted by this Section 2.26 (any portion thereof that have been so extended, “Extended Revolving A Credit Commitments” or “Extended Revolving B Credit Commitments”, as applicable, and any related revolving loans, “Extended Revolver A Loans” or “Extended Revolver B Loans”, as applicable, and the remainder not so extended, “Non-Extended Revolving A Credit Commitments” or “Non-Extended Revolving B Credit Commitments” and “Non-Extended Revolver A Loans” or “Non-Extended Revolver B Loans”, as applicable, respectively). Prior to entering into any Extension Agreement with respect to any Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitments, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each Lender who has Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitments, as applicable) in such form as approved from time to time by the Borrowers’ Representative and the Administrative Agent (each, an “Extension Request”) setting forth the terms of the proposed Extended Revolving A Credit Commitments or Extended Revolving B Credit Commitments, as applicable, which terms shall be identical to those applicable to the Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitments, as applicable, except for “Section 2.26 Additional Agreements” (as hereinafter defined) or as otherwise permitted by this Section 2.26 and except (i) the final termination date of such Extended Revolving A Credit Commitments or Extended Revolving B Credit Commitments, as applicable, and the maturity date of Extended Revolver A Loans and Extended Revolver B Loans, as applicable, may be delayed to a later date than the final maturity date of the applicable Reference Revolving A Credit Commitment or Reference Revolving B Credit Commitment, as applicable, from which they were converted, (ii) the interest rate and upfront or other fees of the Extended Revolver A Loans or Extended Revolver B Loans, as applicable, may be higher or lower than the Reference Revolver A Loans or Reference Revolver B Loans, as applicable, and (iii) the commitment fee rate with respect to the Extended Revolving A Credit Commitments or Extended Revolving B Credit Commitment, as applicable, may be higher or lower than the commitment fee rate for the Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitments, as applicable, in each case to the extent provided in the applicable Extension Agreement; provided, that, notwithstanding anything to the contrary in this Section 2.26 or otherwise, until the occurrence of the Termination Date for the Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitments, as applicable, the borrowing of Extended Revolver A Loans or Extended Revolver B Loans, as applicable, under any Extended Revolving A Credit Commitments or Extended Revolving B Credit Commitments, as applicable, shall be made on a pro rata basis with any borrowings of Non-Extended Revolver A Loans or Non-

98 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Extended Revolver B Loans, as applicable, (the mechanics for which may be implemented through the applicable Extension Agreement and may include technical changes related to the borrowing and repayment procedures of the Revolver A Loans or Revolver B Loans, as applicable, as determined by the Administrative Agent in the reasonable exercise of its discretion). No Lender shall have any obligation to agree to have any of its Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitments, as applicable, or Reference Revolver A Loans or Reference Revolver B Loans, as applicable, converted into Extended Revolving A Credit Commitments, Extended Revolving B Credit Commitments, Extended Revolver A Loans or Extended Revolver B Loans, as applicable, pursuant to any Extension Request. (b) The Borrowers shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which the applicable Lenders are requested to respond (or such later date as the Administrative Agent may agree). Any Lender (an “Extending Lender”) wishing to have all or a portion of its Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitment, as applicable, converted into Extended Loans/Commitments A or Extended Loans/Commitments B, as applicable, shall notify the Administrative Agent (such notice to be in such form as approved from time to time by the Borrowers and the Administrative Agent) (each, an “Extension Election”) on or prior to the date specified in such Extension Request (which shall in any event be no less than three (3) Business Days prior to the effectiveness of the applicable Extension Agreement) of the amount of its Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitments, as applicable, that it has elected to convert into Extended Loans/Commitments A or Extended Loans/Commitments B, as applicable. In the event that the aggregate amount of the applicable Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitments, as applicable, subject to Extension Elections exceeds the amount of the applicable Extended Loans/Commitments A or Extended Loans/Commitments B, as applicable, requested pursuant to the Extension Request, the applicable Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitments, as applicable, subject to such Extension Elections shall be converted to Extended Loans/Commitments A or Extended Loans/Commitments B, as applicable, on a pro rata basis based on the amount of the applicable Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitments, as applicable, included in each such Extension Election. Notwithstanding the conversion of any Reference Revolving A Credit Commitment or Reference Revolving B Credit Commitment, as applicable, into an Extended Revolving A Credit Commitment or Extended Revolving B Credit Commitment, as applicable, such Extended Revolving A Credit Commitment or Extended Revolving B Credit Commitment, as applicable, shall be treated identically to all Reference Revolving A Credit Commitments or Reference Revolving B Credit Commitments, as applicable, for purposes of the obligations of a Lender with a Revolving A Credit Commitment or Revolving B Credit Commitment, as applicable, in respect of Letters of Credit under Section 2.08, except that the last day for issuing Letters of Credit may be extended and the related obligations to issue Letters of Credit may be continued so long as the applicable Issuing Lender has consented to such extensions. (c) So long as no Event of Default has occurred and is continuing (after giving effect to any amendments and/or waivers that are or become effective on the date that such Extended Loans/Commitments A or Extended Loans/Commitments B, as applicable, are established), Extended Loans/Commitments A or Extended Loans/Commitments B, as applicable, may be established pursuant to a supplement (which shall set forth the effective date of such extension) to this Agreement (which, except to the extent expressly contemplated below, shall require the consent only of the Lenders who elect to make the Extended Loans/Commitments A or Extended Loans/Commitments B, as applicable, established thereby) in such form as approved from time to time by the Borrowers and the Administrative Agent in the reasonable exercise of its discretion

99 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (each, an “Extension Agreement”) executed by the Borrowers, the Administrative Agent and the Extending Lenders. Any Extension Agreement may provide for additional terms (other than those referred to or contemplated in this Section 2.26 or in the form of the Extension Request or Extension Agreement (each, a “Section 2.26 Additional Agreement”)) to this Agreement and the other Loan Documents; provided, that, no such Section 2.26 Additional Agreement shall become effective prior to the time that such Section 2.26 Additional Agreement has been consented to by such of the Lenders, Borrowers and other parties (if any) as would be required (including, without limitation, under the requirements of Section 9.01) if such Section 2.26 Additional Agreement were a separate and independent amendment of this Agreement. (d) Notwithstanding anything to the contrary contained in this Agreement, if any Extension Agreement relating to Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable, or Revolver A Loans or Revolver B Loans, as applicable, is entered into, the following provisions of this Section 2.26(d) shall apply to Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable, and Revolver A Loans or Revolver B Loans, as applicable, while any Non-Extended Revolving A Credit Commitments or Non-Extended Revolving B Credit Commitments, as applicable, remain outstanding. Any voluntary reduction of Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable, (whether or not accompanied by a prepayment of Revolver A Loans or Revolver B Loans, as applicable) shall be applied among the outstanding Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable, of all Classes pro rata to the amounts of Revolving A Credit Commitments or Revolving B Credit Commitments, as applicable, thereof; provided, that, the Borrowers may elect to reduce Non-Extended Revolving A Credit Commitments or Non-Extended Revolving B Credit Commitments, as applicable, (on a pro rata basis among Non- Extended Revolving A Credit Commitments or Non-Extended Revolving B Credit Commitments, as applicable) prior to reducing any Extended Revolving A Credit Commitments or Extended Revolving B Credit Commitments, as applicable (a “Specified Commitment Reduction”). In connection with any Specified Commitment Reduction, the Borrowers shall prepay Non-Extended Revolver A Loans or Non-Extended Revolver B Loans, as applicable, to the extent required by Section 2.14(b). If the conditions precedent to borrowing set forth in Section 4.02 are satisfied at the time, such prepayment may be made with the proceeds of Extended Revolver A Loans or Extended Revolver B Loans, as applicable, to be made concurrently therewith. (e) The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the applicable Borrowers as may be necessary or advisable in order to effectuate the transactions contemplated by this Section 2.26 and/or to appropriately reflect the different Classes, including (if applicable) any different economic terms thereof. All such amendments entered into with the applicable Borrowers by the Administrative Agent hereunder shall be binding and conclusive on all Lenders. 2.27 Cash Collateral. (a) Certain Credit Support Events. If (i) any Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of the Letter of Credit Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, (iii) the Company shall be required to provide Cash Collateral pursuant to Section 2.15 or 7.01 or (iv) there shall exist a Defaulting Lender, the Company shall immediately (in the case of clause (iii) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or any Issuing Lender provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.25(b) and any Cash

100 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Collateral provided by the Defaulting Lender). Additionally, if the Administrative Agent notifies the Company at any time that the outstanding amount of all Letter of Credit Obligations at such time exceeds 102% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall provide Cash Collateral for the outstanding amount of the Letter of Credit Obligations in an amount not less than the amount by which the outstanding amount of all Letter of Credit Obligations exceeds the Letter of Credit Sublimit. (b) Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender under the Revolver A Facility, such Defaulting Lender under the Revolver A Facility, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Lenders and the Revolver A Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.27(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the Issuing Lenders as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Company shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral. (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.27 or Sections 2.08, 2.15, 2.25 or 7.01 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender under the Revolver A Facility, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolver A Lender (or, as appropriate, its assignee following compliance with Section 9.06(b)(vi))) or (ii) the determination by the Administrative Agent and Issuing Lenders that there exists excess Cash Collateral; provided, however, (x) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (y) the Person providing Cash Collateral and the Issuing Lenders may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations. SECTION 3 REPRESENTATIONS AND WARRANTIES To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of the Borrowers hereby represents and warrants

101 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM to the Administrative Agent and each Lender that (it being understood that with respect to the Term A Loan, such representations and warranties are made as of the Closing Date, and as to any Incremental Term Loan, as of the closing date thereof): 3.01 Financial Condition. The annual audited financial statements of the Company and its consolidated Subsidiaries as at December 31, 2025 and the unaudited consolidated balance sheet of the Company as at June 30, 2026, and the related consolidated statements of income and of cash flows for the periods ended on such dates, copies of which have heretofore been made available to each Lender, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (subject to, in the case of any unaudited financial statements, normal year-end adjustments and the absence of footnotes). 3.02 No Change. Since December 31, 2025, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect. 3.03 Corporate Existence; Compliance with Law. Each Borrower and each of its Subsidiaries (a) is duly organized, validly existing and in good standing (to the extent applicable in the relevant jurisdiction of formation or its jurisdictional equivalent) under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified (or duly registered or its equivalent) to transact business and in good standing (or its jurisdictional equivalent) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) subject to Section 6.13(b), is in compliance with all Laws except to the extent that its failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. 3.04 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrowers has the corporate or other power, authority, and legal right to make, deliver and perform this Agreement, the Applications and each other Loan Document to which it is a party and to borrow hereunder and has taken all necessary corporate or other action to authorize the Extensions of Credit on the terms and conditions of this Agreement and each other Loan Document to which it is a party and to authorize the execution, delivery and performance of this Agreement and each other Loan Document to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person (including stockholders and creditors of the Borrowers) is required in connection with the Extensions of Credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, the Applications or any other Loan Document, except to the extent that such consent or authorization has been obtained or such filing or action has been completed prior to the date hereof. This Agreement has been and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Borrower. This Agreement constitutes and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Borrowers party thereto enforceable against such Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). 3.05 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes, the Applications and the other Loan Documents by the Borrowers, the Extensions of Credit extended hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual

102 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Obligation of any Borrower and will not result in, or require, the creation or imposition of any Lien on any properties or revenues of any Borrower pursuant to any such Requirement of Law or material Contractual Obligation, except as would not reasonably be expected to have a Material Adverse Effect. 3.06 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrowers, threatened in writing against any Borrower or any of their respective Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, the other Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect. 3.07 No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. 3.08 Taxes. Each of the Borrowers has filed or caused to be filed all federal and state income tax returns and all other material tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any material assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, other than (i) any Taxes, the amount or validity of which are currently being contested in good faith by appropriate actions and with respect to which reserves, if any, in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be or (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No material federal tax Lien has been filed against any of the Borrowers or any of their Subsidiaries. 3.09 Federal Regulations. None of the Borrowers nor any Subsidiary of any Borrower engages or intends to engage principally in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulations T, U and X). In addition, and without limiting the foregoing, no part of the proceeds of any Extension of Credit will be used for any purpose which violates the provisions of Regulations T, U and X. 3.10 ERISA. (a) Each Plan (such representations in respect of any Multiemployer Plan being made to the best knowledge of each Borrower) has complied in all material respects with the applicable provisions of ERISA and the Code, except for any noncompliance that could not reasonably be expected to have a Material Adverse Effect. No nonexempt prohibited transaction (as defined in Section 7.01(i)), Unpaid Minimum Required Contribution or Reportable Event has occurred with respect to any Single Employer Plan that could reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan of which any Borrower, any Subsidiary or a Commonly Controlled Entity is a sponsor (based on those assumptions used to fund the Plans), as calculated by such Borrower’s actuaries, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of the Plans allocable to such benefits by an amount which could reasonably be expected to have a Material Adverse Effect. Neither any Borrower, any Subsidiary nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan and neither any Borrower nor any Subsidiary or Commonly Controlled Entity would become subject under ERISA to any liability if any Borrower, any Subsidiary or any such Commonly Controlled Entity were to withdraw completely from any Multiemployer Plan as of the valuation date most closely preceding the date this representation is made or deemed made, except in each case to the extent such liability to the Borrowers and their Subsidiaries could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrowers, such

103 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Multiemployer Plans are not Insolvent as defined in Section 4245 of ERISA. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Borrowers and each Subsidiary and Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such plans allocable to such benefits by an amount that could reasonably be expected to have a Material Adverse Effect. Neither any Borrower, any Subsidiary nor any Commonly Controlled Entity has any or has received notice of any liability under the Coal Industry Retiree Health Benefit Act of 1992 that could reasonably be expected to have a Material Adverse Effect. Neither a Reportable Event nor an Unpaid Minimum Required Contribution has occurred during the five-year period to the date on which this representation is made or deemed made with respect to any Single Employer Plan or Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect. No (i) termination of a Single Employer Plan has occurred during such five-year period that could reasonably be expected to have a Material Adverse Effect and (ii) no Lien on assets of any of the Borrowers, any Subsidiary or any Commonly Controlled Entity in favor of the PBGC or a Plan has arisen during such five-year period. Each Plan intended to be qualified under Section 401(a) of the Code, as most recently amended, including amendments to any trust agreement, group annuity or insurance contract, or other governing instrument, is the subject of a favorable determination by the Internal Revenue Service with respect to its qualification under Section 401(a) of the Code or uses a prototype or volume submitter plan that is the subject of a favorable opinion letter issued by the Internal Revenue Service, and to the knowledge of the Borrowers, no amendment adopted after such determination negatively affects the qualification of such Plan in a manner that could reasonably be expected to have a Material Adverse Effect, which shall be determined for purposes of this subsection by treating any incremental liability to such Plan and its participants or beneficiaries resulting from such an amendment as if payable by the Borrowers. (b) With respect to each Foreign Pension Plan, (i) no Foreign Benefit Event has occurred, no liability (whether or not such liability is being litigated) has been asserted against any Borrower, any Subsidiary or any Commonly Controlled Entity by the applicable Governmental Authority or other Person in an aggregate amount that could reasonably be expected to have a Material Adverse Effect, (ii) no Lien has attached on any of the Borrower’s, any Subsidiary’s or any Commonly Controlled Entity’s property as a result of failure to comply with any Law or as a result of the termination of any Foreign Pension Plan, and (iii) neither any Borrower, any Subsidiary nor any Commonly Controlled Entity has an unfulfilled obligation to contribute to any Foreign Pension Plan that could reasonably be expected to have a Material Adverse Effect. (c) Each Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments. 3.11 Investment Company Act. The Company is not and is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended. 3.12 Environmental Matters. Except to the extent that all of the following could not reasonably be expected to have a Material Adverse Effect: (a) The Properties do not contain, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Materials of Environmental Concern in amounts or concentrations that constitute a violation of, or reasonably could give rise to liability under Environmental Laws.

104 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (b) Each of the Borrowers and their Subsidiaries and the operations of the Borrowers and their Subsidiaries at the Properties are in compliance, and for the immediately prior five years have been in compliance with all applicable Environmental Laws, and there is no environmental contamination at the Properties or violation by any Borrower or Subsidiary of any Environmental Law with respect to the Properties or the business operated by any Borrower or any Subsidiary thereof which could reasonably be expected to interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof. (c) Neither the Company nor any other Borrower nor any of their Subsidiaries has received written notice of any claim, violation, alleged violation, non-compliance, investigation or potential liability of any Borrower or Subsidiary under any Environmental Law with regard to the Properties that remains pending or is unresolved or is the source of ongoing obligations of any Borrower or Subsidiary. (d) None of the Borrowers or their Subsidiaries have generated, treated, stored, transported, or disposed of Materials of Environmental Concern at, on, from or under any of the Properties nor have any of the Borrowers or their Subsidiaries arranged for transportation for treatment or disposal of Materials of Environmental Concern from the Properties to any other location except in either case in the ordinary course of business of the Borrowers or their Subsidiaries in compliance with applicable Environmental Laws and as could not reasonably be expected to give rise to liability under any applicable Environmental Law. (e) There are no governmental, administrative or judicial actions or proceedings pending or, to the knowledge of each Borrower threatened in writing under any Environmental Laws with respect to the Properties to which the Company or any Subsidiary is or will be named as a party, nor is any Borrower or any Subsidiary subject to any written order or decree of any Governmental Authority under any Environmental Law with respect to any of the Properties. (f) There has been no release or threatened release of Materials of Environmental Concern into the environment at or from the Properties arising from the operation of the Company or any of its Subsidiaries in violation of or in amounts or in a manner that could reasonably be expected to result in liability under any Environmental Law. 3.13 No Material Misstatements. The financial statements, exhibits and schedules furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement, any Note or any other Loan Document taken as a whole do not contain any misstatement of material fact, or omit to state any fact necessary to make the statements therein not misleading under the circumstances under which they were made or given, where such misstatement or omission would be material to the interests of the Lenders with respect to the performance of one or more Borrowers of its or their obligations hereunder or thereunder, provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time made (it being understood that such projected information may vary from actual results and that such variances may be material). As of the Closing Date, the information included in each Beneficial Ownership Certification, if applicable, is true and correct in all respects. 3.14 Title to Properties. The Borrowers have good and marketable title to or valid leasehold interests in all material real properties, except for defects in title that do not interfere in any material respect with their ability to conduct their businesses as presently conducted. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained unless the failure to be in effect or to obtain such consent would not have a Material Adverse Effect.

105 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM 3.15 Intellectual Property. Each of the Borrowers owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”), except for such Intellectual Property as to which the failure to own or license could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property, nor does such Borrower know of any valid basis for any such claim which could reasonably be expected to have a Material Adverse Effect. The use of such Intellectual Property by the Borrowers and their Subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect. 3.16 List of Subsidiaries. All of the Subsidiaries of each Borrower as of the Closing Date are listed on Schedule 3.16 to this Agreement. 3.17 Solvency. The Borrowers and their Subsidiaries, taken as a whole, are solvent such that: (a) the fair value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of the Borrowers and their Subsidiaries) is greater than the total amount of their liabilities, including without limitation, Guaranty Obligations, (b) the present fair salable value of their assets (including without limitation the fair salable value of the goodwill and other intangible property of the Borrowers and their Subsidiaries) is not less than the amount that will be required to pay the probable liability on their debts as they become absolute and matured, and (c) they are able to pay their debts and other liabilities and commitments (including Guaranty Obligations) as they mature in the normal course of business. The Borrowers, taken as a whole, (a) do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as such debts and liabilities mature, and (b) are not engaged in a business or transaction, or about to engage in a business or transaction, for which their property would constitute unreasonably small capital after giving due consideration to the prevailing practice and industry in which they are engaged. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. 3.18 [Reserved]. 3.19 OFAC. (a) Subject to Section 6.13(b), none of the Borrowers, nor any of their Subsidiaries, nor, to the knowledge of the Borrowers and their Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction; and (b) the Company and its Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. 3.20 Anti-Corruption Laws. The Borrowers and their Subsidiaries have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 3.21 No Affected Financial Institution. No Borrower is an Affected Financial Institution. 3.22 No Covered Entity. No Borrower is a Covered Entity.

106 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM 3.23 No Anti-Social Persons or Entities. None of the Japanese Borrower (if any) or its officers or employees (a) constitutes or is associated with any Anti-Social Group, (b) has any Anti-Social Relationship and (c) engages in any Anti-Social Conduct. SECTION 4 SECTION 4. CONDITIONS PRECEDENT 4.01 Conditions to Closing. This Agreement shall become effective upon the satisfaction of each of the following conditions precedent, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders: (a) Credit Agreement and Notes. The Administrative Agent shall have received executed counterparts of (i) this Agreement, properly executed by (A) a duly authorized officer of each Borrower (and in respect of the German Borrower, managing director(s) (Geschäftsführer) of the German Borrower), and (B) a duly authorized officer of each Lender and (ii) for the account of each Lender so requesting, Notes, conforming to the requirements hereof and each properly executed by a duly authorized officer of each Borrower (and in respect of the German Borrower, managing director(s) (Geschäftsführer) of the German Borrower). (b) Corporate and other Documents. The Administrative Agent shall have received a certificate of a Responsible Officer (or where customary in the relevant jurisdiction of a Borrower, a director or directors or other Persons acceptable to the Administrative Agent) of each Borrower attaching (i) the resolutions of the board of directors (or other appropriate management committee) of such Borrower (other than the German Borrower and the Singapore Borrower) and, in respect of the German Borrower and, to the extent required under applicable Law or the organizational documents of any other Borrower, such other Borrower, the shareholders of the German Borrower and such other Borrower (or other appropriate governing body), and in respect of the Singapore Borrower, true and correct copies of the resolutions of the board of directors of the Singapore Borrower, (ii) true and correct copies of the organizational and other constitutional documents of such Borrower certified where applicable by the appropriate Governmental Authority (which shall in respect of the German Borrower include, (A) an online extract from the commercial register (Handelsregister) of recent date, a copy of its articles of association (Gesellschaftsvertrag) and (B) a copy of the shareholder list (Gesellschafterliste), as filed with the commercial register (Handelsregister) relating to it) and (iii) the signatures and incumbency certificate of the Responsible Officers of such Borrower authorized to sign the Loan Documents to which it is a party, in each case, in form and substance satisfactory to the Administrative Agent. (c) Fees and Expenses. The Administrative Agent, the Lead Arrangers and each Lender shall have received all fees and expenses due and payable hereunder on or before the Closing Date, which such fees may be payable concurrently with a funding of any Loans on the Closing Date. (d) Attorney Costs. The Borrowers shall have paid all reasonable and documented fees, charges and disbursements of counsel (including local counsel in each relevant jurisdiction) to the Administrative Agent and the Lead Arrangers (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings

107 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent). (e) Legal Opinion. The Administrative Agent shall have received customary opinions of legal counsel to the Borrowers, addressed to the Administrative Agent and each Lender, dated as of the Closing Date (and such counsel is hereby instructed to deliver such opinions). (f) Certificates of Formation; Good Standing. The Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower (other than a German Borrower) is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation, and to the extent applicable, an official extract of the trade register, in each case from the appropriate Governmental Authority in the state of formation of each Borrower. (g) Closing Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, certifying that, as of the Closing Date, (i) there shall not have occurred since December 31, 2025 any event or condition that has had or could be reasonably expected to have a Material Adverse Effect, and (ii) the conditions in Sections 4.02(a) and (b) have been satisfied. (h) Repayment of Existing Indebtedness. All Indebtedness under the Existing Credit Agreement shall have been (or concurrently with the Closing Date, will be) repaid in full and all commitments with respect thereto shall have been (or concurrently with the Closing Date, will be) terminated. (i) KYC Information. (i) Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, each Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act. (ii) At least five (5) days prior to the Closing Date, if a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification in relation to such Borrower. 4.02 Conditions to Each Extension of Credit. The agreement of each Lender and each Issuing Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit) is subject to the satisfaction of the following conditions precedent: (a) Representations and Warranties. At the time of making any Extension of Credit (including issuing, extending or increasing any Letters of Credit) and after giving effect to the proposed Extensions of Credit the representations and warranties of the Company and each other Borrower contained in Section 3 or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, be true and correct and (ii) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects, in each case, on and as of the date of such Extension of Credit (or, in the case of a Borrowing the proceeds of which will be used to finance a Limited Condition

108 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Acquisition, (A) at the time of signing of the relevant acquisition or similar agreement and (B) except as set forth in the proviso below, at the time of the Borrowing in respect thereof), except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall (1) with respect to representations and warranties that contain a materiality qualification or are qualified by Material Adverse Effect, be true and correct and (2) with respect to representations and warranties that do not contain a materiality qualification and are not qualified by Material Adverse Effect, be true and correct in all material respects, in each case, as of such earlier date, and except that for purposes of this Section 4.02, after financial statements have been delivered pursuant to Section 5.01(a) and (b), the representations and warranties contained in Section 3.01 shall be deemed to refer to the most recent statements furnished pursuant to Section 5.01(a) and (b); provided, that, in the case of (x) any Borrowing of Revolver A Loans or Revolver B Loans the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof or (y) any Incremental Term Facility the proceeds of which are used to finance a Limited Condition Acquisition, the only representations and warranties the accuracy of which shall be a condition to Borrowings to finance such Limited Condition Acquisition shall be (x) the Specified Representations and (y) such of the representations made by the target on the closing date of such Limited Condition Acquisition in the acquisition or similar agreement in respect of such Limited Condition Acquisition as are material to the interests of the Lenders, but only to the extent that the applicable Borrower (or its Affiliates) has the right to terminate (or not perform) its obligations under such acquisition or similar agreement as a result of an inaccuracy of such representations in such acquisition or similar agreement. (b) No Default. No Default or Event of Default shall exist, or would result from such proposed Extension of Credit; provided, that, in the case of a Borrowing the proceeds of which will be used to finance a Limited Condition Acquisition, such condition in this clause (b) shall be as follows: (i) no Default or Event of Default shall exist or would result from such proposed Extension of Credit at the time of the signing of the relevant acquisition or similar agreement or, except as provided in the following clause (ii), at the time of funding of the relevant Borrowing and (ii) in the case of (A) any Borrowing of Revolver A Loans or Revolver B Loans the proceeds of which are used to finance a Limited Condition Acquisition that closes on or before the date that is thirty (30) days after the signing of the acquisition or similar agreement in respect thereof or (B) any Incremental Term Facility the proceeds of which are used to finance a Limited Condition Acquisition, no Default or Event of Default under Section 7.01(a)(i) or (f) shall exist or result therefrom at the time of such Borrowing. (c) Request for an Extension of Credit. The Borrowers shall have delivered to the Administrative Agent a duly executed and completed Notice of Borrowing or, in the case of an issuance of a Letter of Credit, to the applicable Issuing Lender, an Application. (d) Optional Currency Loans. In the case of an Extension of Credit to be denominated in an Optional Currency, such currency remains an Eligible Currency. Each request by the Borrowers for an Extension of Credit hereunder shall constitute a representation and warranty by the Borrowers as of the date of such Extension of Credit that the conditions contained in this Section 4.02 have been satisfied. SECTION 5 AFFIRMATIVE COVENANTS

109 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Each of the Borrowers hereby agrees that, until Payment in Full, such Borrower shall and (except in the case of Sections 5.01, 5.02, 5.07 and 5.10) shall cause its Subsidiaries to: 5.01 Financial Statements. Furnish to the Administrative Agent and each Lender: (a) as soon as made publicly available, but in any event within the filing deadline applicable to the Company set forth in the Securities and Exchange Commission regulations promulgated pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (after giving effect to any extension or deferral period permitted by the Securities and Exchange Commission from time to time), after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its consolidated Subsidiaries, including therein a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year, and related consolidated statements of income and retained earnings and changes in cash flows of the Company and its consolidated Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with the prior year with such changes thereon as shall be approved by the Company’s independent certified public accountants, such financial statements to be audited by a nationally recognized independent certified public accountants selected by the Company, without a “going concern” or like qualification or exception or qualification arising out of the scope of the audit (other than any qualification or exception solely as a result of an impending debt maturity occurring within twelve (12) months of the date of such report and opinion) (it being understood and agreed that delivery of the Company’s report on Form 10-K as filed with the Securities and Exchange Commission shall satisfy the provisions of this subsection); and (b) as soon as made publicly available, but in any event within the filing deadline applicable to the Company set forth in the Securities and Exchange Commission regulations promulgated pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (after giving effect to any extension or deferral period permitted by the Securities and Exchange Commission from time to time), unaudited consolidated financial statements of the Company and its consolidated Subsidiaries, including therein (i) a consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal quarter, (ii) the related consolidated statements of income and retained earnings of the Company and its consolidated Subsidiaries, and (iii) the related consolidated statement of changes in cash flows of the Company and its consolidated Subsidiaries all for the period from the beginning of such fiscal quarter to the end of such fiscal quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form (to the extent applicable and, in any event, without requiring restatements of discontinued operations) the corresponding figures for the like period of the preceding fiscal year; all in reasonable detail, prepared in accordance with GAAP applied on a basis consistently maintained throughout the period involved and with prior periods and accompanied by a certificate of a Responsible Officer of the Company stating that the financial statements fairly present the financial condition of the Company and its consolidated Subsidiaries as of the date thereof and for the periods covered thereby (subject to normal year-end audit adjustments and the absence of footnotes) (it being understood and agreed that delivery of the Company’s report on Form 10Q as filed with the Securities and Exchange Commission shall satisfy the provisions of this subsection); provided, that, if (x) the Securities and Exchange Commission promulgates a final rule permitting registrants to file annual and semi-annual reports in lieu of annual and quarterly reports, (y) the Company elects to file semi-annual reports in lieu of quarterly reports, and (z) such election shall have a bona fide business purpose as reasonably determined by the Company in good faith and shall not be made for the primary purpose of relieving the Company or any of its Subsidiaries from their obligations

110 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM under the Loan Documents, the Company shall supplement such semi-annual reports by delivering to the Administrative Agent and the Lenders the quarterly financial statements required by clauses (i) through (iii) above. 5.02 Certificates; Other Information. Furnish to the Administrative Agent (for delivery to each Lender): (a) [reserved]; (b) concurrently with the delivery of the financial statements referred to in Sections 5.01(a) and 5.01(b), and, in any event, no less than quarterly, a certificate of a Responsible Officer of the Company substantially in the form of Exhibit H (each a “Compliance Certificate”) showing in detail the calculations demonstrating compliance with the financial covenant set forth in Section 6.01, together with a certificate of a Responsible Officer of the Company stating that, to the best of his or her knowledge, each of the Borrowers during such period has kept, observed, performed and fulfilled each and every covenant and condition contained in this Agreement and in the Notes and the other Loan Documents to which it is a party and that such officer has obtained no knowledge of any Default or Event of Default except as specifically indicated; if the Compliance Certificate shall indicate that such officer has obtained knowledge of a Default or Event of Default, such Compliance Certificate shall state what efforts the Borrowers are making to cure such Default or Event of Default; (c) concurrently with the delivery of the annual or quarterly financial statements referred to in Sections 5.01(a) and 5.01(b), and, in any event, no less than quarterly, sufficient financial information to permit the Lenders to calculate Adjusted EBITDA and Modified EBITDA; (d) upon the request of the Administrative Agent, which request shall be at the direction of the Required Lenders, promptly upon the following becoming available to a Borrower, any final reports, including management letters, submitted to a Borrower by its independent accountants in connection with any annual, interim or special audit; (e) promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws; and (f) promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request. 5.03 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all material taxes, assessments and governmental charges and levies upon them or upon any of their respective income, profits or property prior to the date on which penalties attach thereto, except (i) where the amount or validity thereof is currently being contested in good faith by appropriate actions and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be, or (ii) the failure to make any such payment would not reasonably be likely to have a Material Adverse Effect. 5.04 Maintenance of Existence. Except as otherwise permitted in Section 6.03, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business; and comply with all

111 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Contractual Obligations and Laws, except to the extent that failure to comply therewith could not in the aggregate reasonably be expected to have a Material Adverse Effect. 5.05 Maintenance of Insurance; Property. (a) Insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, worker’s compensation, public liability and business interruption insurance) and against other risks in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self insurance to the extent customary. (b) Maintain in good repair, working order and condition (ordinary wear and tear and casualty excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and, from time to time, each of the Company and its Subsidiaries will make or cause to be made all appropriate repairs, renewals or replacements thereof, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect. 5.06 Inspection of Property; Books and Records; Discussions. Other than in respect of Immaterial Subsidiaries: keep proper books of records and account in conformity with GAAP and all Laws; and upon reasonable notice permit the Administrative Agent or any Lender (or any of their respective representatives) to visit and inspect any of its properties and examine and make abstracts from any of its books and records during normal business hours and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with their independent certified public accountants, all at the reasonable expense of the Company and as often as may be reasonably desired (but, unless an Event of Default exists, no more frequently than once during any calendar year for the Administrative Agent and any Lender as a combined group); provided, however, that when an Event of Default has occurred and is continuing the Administrative Agent or any Lender may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. 5.07 Notices. Promptly give notice to the Administrative Agent and each Lender of: (a) the occurrence of any Default or Event of Default; (b) any (i) default or event of default under any Contractual Obligation of any Borrower or (ii) litigation, investigation or proceeding which may exist at any time between any Borrower or any Subsidiary and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect; (c) any litigation or proceeding affecting any Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect, as reasonably determined by the Company’s corporate counsel; and (d) any event which has had or could reasonably be expected to have a Material Adverse Effect.

112 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Each notice pursuant to this Section 5.07 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers and their Subsidiaries propose to take with respect thereto. 5.08 Environmental Laws. (a) Comply with, and require all tenants and all subtenants, if any, to comply with, applicable Environmental Laws and obtain, maintain and comply with, and require that all tenants and subtenants obtain, maintain and comply with all licenses, approvals, registrations or permits required by Environmental Laws (“Environmental Permits”), except in each case to the extent that failure to comply with such Environmental Laws or to obtain or maintain and comply with Environmental Permits could not reasonably be expected to have a Material Adverse Effect; and (b) Comply with all lawful and binding written orders and directives of all Governmental Authorities in respect of Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect. 5.09 Notice and Joinder of New Subsidiaries. The Company may elect at any time, upon at least ten (10) Business Days’ prior written notice (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), with the written consent of the Administrative Agent and each Lender (in each case, such consent not to be unreasonably withheld and, in all events, to be subject to the procedures set forth below in this Section 5.09), to have any Subsidiary become a Borrower hereunder by joinder (which shall not apply in the case of a Successor Borrower replacing a then-Existing Borrower pursuant to Section 6.03(g) but shall, in the case of any Foreign Subsidiary that becomes a Foreign Borrower pursuant to this Section 5.09, be subject to the provisions of Section 2.22(a) hereof) by executing and delivering to the Administrative Agent a Joinder and Assumption Agreement (of which the Administrative Agent shall promptly deliver counterparts to each Lender), which Joinder and Assumption Agreement shall specify whether the Borrower is a Revolver A Borrower or a Revolver B Borrower; provided, that, notwithstanding anything herein to the contrary, if the requirements in this Section 5.09 are met, the Administrative Agent shall send notice to the Company and the Lenders specifying the effective date upon which the applicable Foreign Subsidiary shall constitute a Foreign Borrower for purposes hereof, whereupon each of the Lenders under the applicable Revolver Facility agrees to permit such Foreign Borrower to receive Loans under that Revolver Facility hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Foreign Borrower otherwise shall be a Borrower for all purposes of this Agreement. In connection with the joinder of any Subsidiary of the Company, the Borrowers shall deliver to the Administrative Agent (a) such supporting resolutions, incumbency certificates, opinions of counsel, and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent, (b) Notes signed by such new Borrower to the extent any Lender so requires and (c) such documentation and other information, including a Beneficial Ownership Certification, reasonably requested by the Administrative Agent or any Lender in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act. Each Subsidiary of the Company that is or becomes a Borrower pursuant to this Section 5.09 hereby irrevocably appoints the Company to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees to the terms of Section 2.20. The German Borrower and each other Borrower incorporated, or established (as the case may be), in Germany hereby relieves the Company from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch, BGB) for the purpose of this Section 5.09 and Section 2.20 and the power of attorney granted hereunder. For the avoidance of doubt, a Successor Borrower shall by governed by the requirements of Section 6.03(g) and not this Section 5.09.

113 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM 5.10 Use of Proceeds. Use the proceeds of the Loans (a) for working capital, capital expenditures and other general corporate purposes not in contravention of any Law or of any Loan Document, including to pay all or a portion of the purchase price for Permitted Acquisitions (or any costs, fees or expenses related thereto) and repurchases of Capital Stock of the Company and (b) to repay, retire or otherwise satisfy Indebtedness, including without limitation Indebtedness under the Existing Credit Agreement and/or any existing notes issued under a note purchase agreement. 5.11 Guarantees of Material Indebtedness. Except in respect of any financing arrangement between or among the Company and any of its Subsidiaries: If any Domestic Subsidiary (other than an Immaterial Subsidiary) that is not a Borrower or a guarantor of the Obligations hereunder becomes a guarantor or an obligor in respect of any third-party Indebtedness of the Company and/or its Domestic Subsidiaries (other than pursuant to any Permitted Factoring Facility, Permitted Restructuring, Permitted Securitization Facility or Lender Provided Hedge) in an aggregate principal amount of $100,000,000 or more (“Material Indebtedness”), within fifteen (15) Business Days of such event (or such later date as agreed by the Administrative Agent in its reasonable discretion), the Company, at the sole cost and expense of the Company, shall cause such Domestic Subsidiary (other than an Immaterial Subsidiary) to (a) enter into a guarantee agreement in favor of the Administrative Agent with respect to the Obligations (or become a Borrower hereunder with joint and several liability for the Obligations with the Company) under this Agreement (with such documentation to be in form and substance reasonably satisfactory to the Administrative Agent and the Company) to the same extent as any and all other Material Indebtedness is so guaranteed, (b) deliver a customary legal opinion from counsel to such Domestic Subsidiary reasonably satisfactory to the Administrative Agent, (c) deliver a customary secretary’s certificate (or equivalent) with respect to such Subsidiary with customary attachments thereto, and (d) deliver all documentation and other information regarding such Domestic Subsidiary required under applicable “know your customer” rules or similar regulations; provided, that, (i) if such other Material Indebtedness is subordinated to the Obligations, such guarantee shall be subordinated to the same extent and on the same terms and (ii) in no event shall a Subsidiary of the Company be required to provide a guarantee of the Obligations (or become a Borrower with joint and several liability for the Obligations with the Company) if (x) the Company and the Administrative Agent reasonably determine that such action is prohibited by, or would be unduly burdensome under, applicable laws or (y) the Company in consultation with the Administrative Agent reasonably determines that the cost or other consequence of such guarantee (including adverse tax consequences to the Company or any of its Subsidiaries) is likely to be excessive in relation to the value afforded by such guarantee. For the avoidance of doubt, no Foreign Subsidiary, Foreign Subsidiary Holdco, Securitization Subsidiary or Immaterial Subsidiary shall be required to provide a guarantee under this Agreement. 5.12 Anti-Corruption Laws. Subject to Section 6.13(b), conduct its businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions. 5.13 [Reserved]. 5.14 Foreign Borrower Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Borrower is organized, incorporated or established (as applicable) and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents.

114 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM 5.15 ERISA. Except to the extent that the following described events or conditions could not reasonably be expected to have a Material Adverse Effect, furnish to the Administrative Agent promptly and in any event within 30 days after it has knowledge that any Borrower, any Subsidiary or any Commonly Controlled Entity has incurred Withdrawal Liability, or that any Reportable Event or Foreign Benefit Event has occurred with respect to any Plan or Foreign Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan or to appoint a trustee to administer any Plan, a statement setting forth the amount of such Withdrawal Liability, Reportable Event, Foreign Benefit Event or termination or appointment proceedings and the action which it (or the Multiemployer Plan sponsor or Plan sponsor if other than a Borrower) proposes to take with respect thereto, together with a copy of any notice of Withdrawal Liability given to any Borrower, any Subsidiary or Commonly Controlled Entity and a copy of the notice of such Reportable Event given to PBGC or a copy of the notice of such Foreign Benefit Event, in each case, if a copy of such notice is reasonably available to a Borrower, any of its Subsidiaries or Commonly Controlled Entity, promptly after receipt thereof, a copy of any notice any Borrower, any Subsidiary or any Commonly Controlled Entity or the sponsor of any Plan receives from PBGC, the Internal Revenue Service or the Department of Labor which sets forth or proposes any negative action or determination with respect to such Plan and any Borrower, any Subsidiary or any Commonly Controlled Entity or the sponsor of any Foreign Pension Plan receives from any Governmental Authority regulating such Foreign Pension Plan which sets forth or proposes any action or determination with respect to such Foreign Pension Plan, promptly, and in any event within fifteen (15) days after receipt thereof, a copy of any Adjusted Funding Target Attainment Percentage certification by a Plan actuary if such certification reflects an Adjusted Funding Target Attainment Percentage of less than 80%, and promptly and in any event within fifteen (15) days of the date on which such certification should have been received, a notice of the failure to receive an actuarial certification of the Adjusted Funding Target Attainment Percentage. The Borrowers will promptly notify the Administrative Agent of any excise taxes in excess of $50,000,000 in the aggregate which have been assessed against any Borrower, any Subsidiary or any Commonly Controlled Entity by the Internal Revenue Service with respect to any Plan or Multiemployer Plan or the applicable Governmental Authority regulating any Foreign Pension Plan. Within the time required for notice to the PBGC under Section 303(k)(4) of ERISA or 430(k)(4)A) of the Code, the Borrowers will notify the Administrative Agent of any Lien of which any Borrower has knowledge arising under Section 303(k) of ERISA or 430(k) of the Code in favor of any Plan. The Borrowers will promptly notify the Administrative Agent of the following events, and in any event within 30 days after any Borrower knows thereof: (i) a failure to make any required contribution in excess of $50,000,000 in the aggregate to any Plan or Foreign Pension Plan, any Lien in favor of PBGC, a Plan or a Foreign Pension Plan, or any withdrawal from, or the termination, Insolvency of any Multiemployer Plan or (ii) an assessment of liability in excess of $50,000,000 in the aggregate under the Coal Industry Retiree Health Benefit Act of 1992. SECTION 6 NEGATIVE COVENANTS Each of the Borrowers hereby agrees that until Payment in Full, such Borrower shall not and shall not permit any of its Subsidiaries to, directly or indirectly: 6.01 Financial Condition Covenant. As of the last day of any fiscal quarter of the Company, permit the Net Leverage Ratio to be greater than 3.50 to 1.0; provided, that, upon the occurrence of a Qualified Acquisition, for each of the four (4) fiscal quarters of the Company immediately following such Qualified Acquisition (including the fiscal quarter of the Company in which such Qualified Acquisition was consummated) (such period of increase, the “Leverage Increase Period”), the ratio set forth above shall be increased to 4.00 to 1.0; provided, further, that, (a) for at least one (1) fiscal quarter of the Company immediately following each Leverage Increase

115 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Period, the Net Leverage Ratio as of the end of such fiscal quarter shall not be greater than 3.50 to 1.0 prior to giving effect to another Leverage Increase Period pursuant to the immediately preceding proviso, (b) there shall be no more than three (3) Leverage Increase Periods during the term of this Agreement, and (c) the Leverage Increase Period shall only apply with respect to the calculation of the Net Leverage Ratio for purposes of determining compliance with this Section 6.01 and for determining the permissibility of any Permitted Acquisition that is a Qualified Acquisition. 6.02 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for Permitted Liens. 6.03 Limitations on Fundamental Changes. Merge, consolidate or amalgamate, or consummate any Delaware LLC Division, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except that: (a) (x) the Company may merge, consolidate or amalgamate with another Person; provided that the Company is the continuing or surviving Person and (y) any Subsidiary of the Company may be merged, amalgamated or consolidated (i) with or into the Company (provided, that, the Company shall be the continuing or surviving corporation) or (ii) with or into any Borrower (other than the Company) (provided, that, (A) such Borrower shall be a continuing or surviving corporation or such surviving or continuing corporation is or becomes a Borrower hereunder (including, without limitation, by becoming a Successor Borrower) and (B) no Domestic Borrower may merge, amalgamate or consolidate into a Foreign Subsidiary or Foreign Subsidiary Holdco unless such Domestic Borrower shall be the continuing or surviving corporation); (b) any Subsidiary of the Company that is not a Borrower may be merged, amalgamated or consolidated with or into any Subsidiary of the Company (other than a Foreign Subsidiary or a Foreign Subsidiary Holdco) not a Borrower hereunder both immediately before and after such transaction; (c) any Foreign Subsidiary of the Company or Foreign Subsidiary Holdco may be merged, amalgamated or consolidated with or into a Foreign Subsidiary or a Foreign Subsidiary Holdco; provided, that, if any such Foreign Subsidiary or Foreign Subsidiary Holdco is a Borrower, such surviving or continuing company is or becomes a Borrower hereunder; (d) any Subsidiary of the Company may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon wind-up, voluntary liquidation or otherwise) (i) to a Domestic Borrower, (ii) to any Subsidiary (other than a Foreign Subsidiary or Foreign Subsidiary Holdco) not a Borrower hereunder both immediately before and after such transaction, or (iii) as permitted by Section 6.04 of this Agreement (other than to the extent permitted by reference to this Section 6.03); (e) any Foreign Subsidiary or Foreign Subsidiary Holdco may convey, sell, lease, assign, transfer or otherwise dispose of any or all of its assets (upon wind-up, voluntary liquidation or otherwise) (i) to any Foreign Subsidiary or (ii) to any Foreign Subsidiary Holdco; (f) any merger, consolidation or amalgamation, liquidation, winding up, dissolution, conveyance, sale, lease, transfer, disposition or other transaction as part of a Permitted Restructuring shall be permitted;

116 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (g) notwithstanding anything to the contrary, subject to no Event of Default having occurred and being continuing at the time thereof, the Company may elect to replace any Borrower (other than the Company) (an “Existing Borrower”) with one or more Subsidiaries (which may include a “finco” Subsidiary or an Existing Borrower) (any such Subsidiary, a “Successor Borrower”), so long as, immediately after giving effect thereto, (i) (A) if the applicable Existing Borrower is a Domestic Subsidiary, such Successor Borrower shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia, or another jurisdiction reasonably acceptable to the Administrative Agent (acting at the direction of all affected Lenders) and (B) if the applicable Existing Borrower is a Foreign Borrower, such Successor Borrower shall be an entity organized or existing under the Laws of the jurisdiction in which a Borrower is organized (as of the date of such determination) or another jurisdiction reasonably acceptable to the Administrative Agent (acting at the direction of all affected Lenders) (and the determination of whether a Successor Borrower shall be a Revolver A Borrower and/or a Revolver B Borrower and which currencies such Successor Borrower shall be permitted to borrow in hereunder shall be based on the practices applicable to the existing Borrower(s) from the same jurisdiction hereunder), (ii) such Successor Borrower shall expressly assume all the obligations of the applicable Existing Borrower under this Agreement and the other Loan Documents to which the applicable Existing Borrower is a party pursuant to customary documents in form and substance reasonably satisfactory to the Administrative Agent, (iii) the Borrowers’ Representative shall have confirmed that each continuing Borrower’s obligations under the Loan Documents shall apply to the Successor Borrower’s obligations under the Loan Documents (to the same extent as such obligations applied to the applicable Existing Borrower’s obligations under the Loan Documents) pursuant to customary documents in form and substance reasonably satisfactory to the Administrative Agent, (iv) the Borrowers’ Representative shall have delivered to the Administrative Agent such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent, (v) the Administrative Agent and the Lenders shall have received all information and documentation required by applicable regulatory authorities in order to comply with applicable “know your customer” laws and regulations, Patriot Act, Beneficial Ownership Regulation, Sanctions, and other similar due diligence, in each case, reasonably requested in writing by the Administrative Agent and the Lenders and (vi) such replacement transaction shall comply with Article 21c of the EU Capital Requirements Directive, if applicable; and (h) any Subsidiary of a Borrower (other than another Borrower) may dissolve or liquidate if the Company determines in good faith that such dissolution or liquidation is in the best interests of the Company and is not materially disadvantageous to the Lenders; provided, that, immediately after any such transaction referred to in clauses (a) - (e) above and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or result immediately after giving effect to such transaction. 6.04 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer (including any disposition to a Delaware Divided LLC pursuant to a Delaware LLC Division), or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests and Capital Stock or equity interests in any Subsidiary that is or is required to be a Borrower hereunder), whether now owned or hereafter acquired, except: (a) any sale, transfer or lease of assets in the ordinary course of business, which assets are no longer necessary or required in the conduct of the Borrowers’ or their Subsidiaries’ business;

117 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (b) transactions involving the sale or lease of inventory in the ordinary course of business or in accordance with past practice or customary industry practice; (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business or in accordance with past practice or customary industry practice, in each case, in connection with the compromise or collection in the ordinary course of business of such accounts receivable; (d) as permitted by Section 6.03 (other than to the extent permitted by reference to this Section 6.04); (e) any conveyance, sale, lease assignment, transfer or other disposition as part of a Permitted Restructuring; (f) in connection with a Permitted Securitization Facility or a Permitted Factoring Facility; (g) dispositions resulting from any casualty events, eminent domain, condemnation or similar events; (h) the sale or issuance of (i) equity interests in a Borrower or a Subsidiary to any Borrower or any Subsidiary or (ii) the equity of a Foreign Subsidiary that is not a Borrower to another Foreign Subsidiary that is not a Borrower; (i) leases or subleases of real estate entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of any Borrower or any Subsidiary; (j) other conveyances, sales, leases, assignments, transfers or other dispositions of assets of the Borrowers or any Subsidiary; provided, that, the aggregate amount of such conveyances, sales, leases, assignments, transfers and other dispositions, determined in accordance with GAAP, in any fiscal year of the Company does not exceed fifteen percent (15%) of Consolidated Total Assets as of the beginning of such fiscal year (it being understood that such 15% limitation is exclusive of conveyances, sales or other dispositions pursuant to a Permitted Securitization Facility or a Permitted Factoring Facility); provided, further, that, such conveyances, sales, leases, assignments, transfers or other dispositions (other than in connection with a Permitted Restructuring) are for consideration which the officers or board of directors of the applicable Borrower or Subsidiary deems to be fair and reasonable; (k) cash and Cash Equivalents; and (l) dispositions of (i) any assets acquired in connection with any Permitted Acquisition; provided that such disposition is consummated within three years of such Permitted Acquisition and (ii) required by any Governmental Authority in connection with such Governmental Authority’s approval of any Permitted Acquisition or otherwise necessary to comply with any applicable law or regulation or any order of any Governmental Authority. 6.05 Limitation on Distributions. At any time make (or incur any liability to make) or pay any Distribution (whether in cash or property or obligations of a Borrower or any Subsidiary) in respect of the Borrowers or any Subsidiary (other than a Distribution payable to the Company or from a Subsidiary to any Person that owns Capital Stock in such Subsidiary), unless as of the declaration date after giving effect to the declaring, paying or making of any such Distribution, (a) no Event of Default shall have

118 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM occurred and be continuing or would exist on a pro forma basis (i.e., after giving effect to such Distribution as if such Distribution and any Indebtedness borrowed in connection therewith had been made on the last day of the immediately preceding fiscal quarter for which financial statements have been delivered to the Lenders), and (b) the Net Leverage Ratio as of the end of the most recent fiscal quarter for which financial statements have been delivered to the Lenders shall not exceed 3.25 to 1.0 on a pro forma basis (i.e., using as (i) the numerator for such calculation Net Consolidated Debt on the date of and after giving effect to such Distribution and any Indebtedness borrowed in connection therewith and (ii) the denominator Modified EBITDA for the four consecutive fiscal quarters ending on the last day of the immediately preceding fiscal quarter for which the Lenders have received financial statements under Section 5.01(a) or (b)) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Existing Credit Agreement). Notwithstanding the foregoing, the Company and its Subsidiaries may make Distributions to and in accordance with its stock option plans or other benefit plans for management, directors or employees of the Company and its Subsidiaries. 6.06 Transactions with Affiliates. Except as expressly permitted in this Agreement or between or among the Company and any Subsidiary or between or among Subsidiaries (including transactions permitted as part of a Permitted Restructuring), directly or indirectly enter into any transaction or arrangement whatsoever (including without limitation any purchase, sale, lease or exchange of property or the rendering of any service) or make any payment to or otherwise deal with any Affiliate, except, as to all of the foregoing, (a) pursuant to the reasonable requirements of such Borrower’s and its Subsidiaries’ business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary, as the case may be, than would be obtained in a comparable arm’s length transaction with a Person not an Affiliate, (b) transactions between or among the Company and its Wholly-Owned Subsidiaries not involving any other Affiliate, (c) loans or advances to employees not prohibited by the terms of this Agreement, (d) payroll, travel, moving and similar advances to cover matters not prohibited by the terms of this Agreement, (e) the payment of reasonable fees to, and the reimbursement of reasonable out-of-pocket expenses (to the extent incurred in any such Person’s capacity as a director) of, directors of the Company or any Subsidiary who are not employees of the Company or any Subsidiary, and compensation, severance and employee benefit arrangements paid to, and indemnities provided for the benefit of, directors, officers or employees of the Company or the Subsidiaries in the ordinary course of business, (f) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans approved by the Company’s board of directors (or a committee thereof) and (g) employment and severance arrangements or similar arrangements entered into in the ordinary course of business between any employee and the Company or any Subsidiary and any thereof. 6.07 Limitation on Acquisitions. Purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or substantially all of the property or assets (including, without limitation, Capital Stock) of any Person or all or substantially all of the assets constituting a business unit, division, product line or line of business of any Person, except for (a) Permitted Acquisitions, (b) in connection with the formation or creation of a Subsidiary or (c) any Permitted Restructuring transactions. 6.08 Fiscal Year. Permit the fiscal year of the Company to end on a day other than December 31. 6.09 Limitation on Conduct of Business. Permit the general nature of the business of the Company and its Subsidiaries, taken as a whole, to be substantially changed from the general nature of the businesses in which the Company and its Subsidiaries are engaged on the Closing Date or are reasonably related or ancillary thereto.

119 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM 6.10 Prepayments, Redemptions and Repurchases of Subordinated Debt. Prepay, redeem, retire, repurchase or otherwise satisfy any Subordinated Debt, unless on the date of such prepayment, redemption or repurchase (a) the Net Leverage Ratio as of the last day of the immediately preceding fiscal quarter for which the Lenders have received financial statements under Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or Section 5.01(b), the most recent financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b) of the Existing Credit Agreement) is less than or equal to 3.50 to 1.0 on a pro forma basis (i.e., using as the numerator for such calculation Net Consolidated Debt on the date of and after giving effect to such prepayment, redemption or repurchase and any Indebtedness borrowed in connection therewith or to finance such prepayment, redemption or repurchase) and (b) no Default or Event of Default shall exist or would exist on a pro forma basis (i.e., using as the numerator for such calculation Net Consolidated Debt on the date of and after giving effect to such prepayment, redemption or repurchase and any Indebtedness borrowed in connection therewith or to finance such prepayment, redemption or repurchase); provided, that, if such prepayment, redemption or repurchase is financed with Indebtedness, such Indebtedness shall be unsecured. 6.11 [Reserved]. 6.12 [Reserved]. 6.13 Sanctions. (a) Directly or indirectly knowingly use any Extension of Credit or the proceeds of any Extension of Credit, or lend, contribute or otherwise make available such Extension of Credit or the proceeds of any Extension of Credit to any Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, a Lead Arranger, Administrative Agent, an Issuing Lender, Swing Line Lender, or otherwise) of Sanctions. (b) Any provision of this Section 6.13, Section 3.19 or Section 5.12 shall not apply to any Person if and to the extent that it would result in a breach, by or in respect of that Person, of any applicable Blocking Law. 6.14 Anti-Corruption Laws. Directly or indirectly knowingly use any Extension of Credit or the proceeds of any Extension of Credit for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other anti-corruption legislation in other applicable jurisdictions. 6.15 No Violent, Unlawful Acts. The Japanese Borrower, if any, shall not (a) constitute or be associated with any Anti-Social Group, (b) have any Anti-Social Relationship or (c) engage in any Anti- Social Conduct. SECTION 7 EVENTS OF DEFAULT 7.01 Events of Default. If any of the following events shall occur and be continuing: (a) A Borrower (i) shall fail to pay when due any amount of principal on any Loan or any Reimbursement Obligation when due, or (ii) shall fail to pay any other amount payable

120 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM hereunder or under any other Loan Document (including without limitation any fees) within five (5) Business Days after the same becomes due in accordance with the terms thereof or hereof; or (b) Any representation or warranty made or deemed made by a Borrower herein or in any other Loan Document or which is contained in any certificate or financial statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect or misleading in any material respect on or as of the date made or deemed made; or (c) A Borrower shall default in the observance or performance of any agreement contained in Section 5.07(a), Section 5.12 or Section 6 of this Agreement; or (d) A Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in subsections (a) through (c) above) or any other Loan Document, and such default shall continue unremedied (if it is capable of being remedied in such period) for a period of thirty (30) days after the earlier of written notice from the Administrative Agent or actual knowledge of a Responsible Officer, provided that such period shall be five (5) Business Days with respect Section 5.01, Section 5.02, Section 5.04 or Section 5.06; or (e) The Company or any Subsidiary shall (i) default in the payment of any principal of or interest on or any other amount payable on any Indebtedness (other than the Obligations) or in the payment of any Guaranty Obligation with respect to Indebtedness, beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness or Guaranty Obligation was created and the aggregate amount of such Indebtedness and/or Guaranty Obligations in respect of which such default or defaults shall have occurred is at least $100,000,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guaranty Obligation with respect to Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due and payable prior to its stated maturity or such Guaranty Obligation to become payable; or (f) (i) A Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, judicial management, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, judicial management, liquidation, dissolution, composition or other relief with respect to it or its debts (and, in respect of the German Borrower or any other Borrower having its center of main interest (in the meaning of section 3 of the German Insolvency Code (Insolvenzordnung) or article 3 para. 1 of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015) in Germany, this shall include the making of an application for the opening of insolvency proceedings for the reasons set out in sections 17 to 19 of the German Insolvency Code (Insolvenzordnung) (Antrag auf Eröffnung eines Insolvenzverfahrens) or the taking of actions pursuant to section 21 of the German Insolvency Code (Insolvenzordnung) (Anordnung von Sicherungsmaßnahmen)), or (B) seeking appointment of a receiver, judicial manager, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or a Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against a Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry

121 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; (iii) there shall be commenced against a Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, satisfied, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; (iv) a Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) a Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they generally become due (and, in respect of the German Borrower or any other Borrower having its center of main interest (in the meaning of section 3 of the German Insolvency Code (Insolvenzordnung) or article 3 para. 1 of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015) in Germany, this shall include its inability to pay its debts as they fall due (Zahlungsunfähigkeit), it is deemed unable to pay its debts as they fall due (drohende Zahlungsunfähigkeit) in the meaning of sections 17 and 18 of the German Insolvency Code (Insolvenzordnung), or it is over-indebted (überschuldet) in the meaning of section 19 of the German Insolvency Code (Insolvenzordnung)); or (g) There is entered against the Company or any Subsidiary one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $50,000,000 (to the extent not covered by either (i) independent third-party insurance as to which the insurer does not dispute coverage or (ii) another creditworthy (as reasonably determined by the Administrative Agent) indemnitor that has been notified thereof and has acknowledged its indemnity obligations with respect thereto) and there is a period of sixty (60) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect or such judgment is not satisfied, vacated or discharged; or (h) Any Change of Control shall occur; or (i) Without limiting the covenants and representations made herein relating ERISA matters (i) any Person shall engage in any nonexempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any Unpaid Minimum Required Contribution, whether or not waived, shall exist with respect to any Plan and the Borrowers or any of their Commonly Controlled Entities fail to correct such Unpaid Minimum Required Contribution prior to the end of the correction period or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or (j) The Company shall cease to own, directly or indirectly, one hundred percent (100%) of the legal and beneficial ownership of each other Borrower (other than directors’

122 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM qualifying shares or other de minimis shares held by any Person, each as required by law) or pursuant to a transaction permitted under Section 6.03 or Section 6.04; or (k) Any Loan Document shall cease to be a legal, valid and binding agreement enforceable against any Borrower executing the same in accordance with the terms thereof or shall in any way be terminated (except in accordance with its terms or as permitted in accordance with the Loan Documents) or become or be declared ineffective or inoperative (other than as expressly permitted under the Loan Documents) or shall in any way be challenged and thereby deprive or deny the Lenders and/or the Administrative Agent of the material intended benefits thereof or they shall thereby cease substantially to have the rights, titles, interests, remedies, powers or privileges intended to be created thereby; or (l) a Foreign Benefit Event shall occur; or (m) any Borrower is declared by the Minister of Finance of Singapore to be a company to which Part 9 of the Companies Act 1967 of Singapore applies; or (n) (i) any representation or warranty made by the Japanese Borrower under Section 3.23 shall be false when made or deemed made or (ii) the Japanese Borrower shall default in the performance of any covenants provided under Section 6.15 and the Required Lenders decide on such basis to terminate the Loans made hereunder; then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of clause (f) above with respect to a Borrower, automatically the Commitments (including the Swing Line Commitments) (including the obligations of an Issuing Lender to thereafter issue Letters of Credit and the Lenders to participate in any Letters of Credit thereafter issued) shall immediately terminate, and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents shall automatically and immediately become due and payable (including, without limitation, all Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), and (B) if such event is any other Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, (1) by notice to the Company declare the Commitments (including the Swing Line Commitments) to be terminated forthwith, whereupon the Commitments (including the Swing Line Commitments) and the obligations of the Lenders to make Loans, and the obligation of an Issuing Lender to issue Letters of Credit and the Lenders to participate in any Letters of Credit or Swing Line Loans thereafter issued shall immediately terminate; (2) by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement, the Notes and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable (including, without limitation, all Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder); and/or (3) by notice to the Company require the Borrowers to, and the Borrowers shall thereupon, deposit in a non-interest bearing account with the Administrative Agent, as Cash Collateral for their obligations under this Agreement, the Notes and the Applications, an amount equal to the Minimum Collateral Amount. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Administrative Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Administrative Agent may exercise all post-default rights granted to it and the Lenders under the Loan Documents and applicable Law.

123 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Notwithstanding anything to the contrary in this Section 7, no Swap Obligation of any Non-Qualifying Party shall be paid with amounts received under any guaranty of the Obligations under any Loan Document by any other Borrower if such Swap Obligations would constitute Excluded Hedge Liabilities. SECTION 8 THE ADMINISTRATIVE AGENT 8.01 Appointment. Each Lender and Issuing Lender hereby irrevocably designates and appoints Bank of America, N.A. as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Bank of America, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement and the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement and the other Loan Documents or otherwise exist against the Administrative Agent. Bank of America agrees to act as the Administrative Agent on behalf of the Lenders to the extent provided in this Agreement and the other Loan Documents. The term Administrative Agent is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. In addition, to the extent required under the laws of any jurisdiction other than the United States each of the Lenders and the Issuing Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Loan Document governed by the laws of such jurisdiction on such Lender’s behalf. Each of the Lenders and each of the Issuing Lenders hereby relieves the Administrative Agent from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch, BGB) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Lender. Any Lender or Issuing Lender which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Administrative Agent accordingly. 8.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to engage and pay for the advice and services of counsel concerning all matters pertaining to such duties. The Administrative Agent and any agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The Administrative Agent shall not be responsible to the Lenders for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care. 8.03 Exculpatory Provisions. (a) The Administrative Agent or the Lead Arrangers, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent or the Lead Arrangers, as applicable, and their Related Parties: (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

124 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and (iii) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any Issuing Lender any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Borrowers or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, any Lead Arrangers or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein. (b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.01 and Section 7) or (ii) in the absence of its own gross negligence or willful misconduct. (c) Neither the Administrative Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, oral statement, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, electronic transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to one or more of the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action; provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting,

125 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM under this Agreement, the Notes or the other Loan Documents in accordance with a request of the Required Lenders (or such other percentage of Lenders as shall be required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections. 8.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or such other percentage of Lenders as shall be required hereunder); provided, that, unless and until the Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. 8.06 Non-Reliance on Administrative Agent, Lead Arrangers and Other Lenders. Each Lender and Issuing Lender expressly acknowledges that none of the Administrative Agent nor any Lead Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Lead Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Borrower of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Lead Arranger to any Lender or any Issuing Lender as to any matter, including whether the Administrative Agent or any Lead Arranger has disclosed material information in their (or their Related Parties’) possession. Each Lender and Issuing Lender represents to the Administrative Agent and each Lead Arranger that it has, independently and without reliance upon the Administrative Agent, any Lead Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Lead Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Each Lender and Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or Issuing Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make,

126 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. 8.07 Agents in Their Individual Capacity. Each of the Agents and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers (or any of them) as though such Agent was not an Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity. 8.08 Successor Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the approval of the Company (such approval not to be unreasonably withheld or delayed) so long as no Event of Default exists, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the approval of the Company (such approval not to be unreasonably withheld or delayed) so long as no Event of Default exists, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. (c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 2.17(j) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be

127 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 8 and Section 9.05 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. (d) Any resignation by or removal Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swing Line Lender. If Bank of America resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by Bank of America and outstanding as of the effective date of its resignation as an Issuing Lender and all Letter of Credit Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.08(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.01(c) or (d). Upon the appointment by the Company of a successor Issuing Lender or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swing Line Lender, as applicable, (ii) the retiring Issuing Lender and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. 8.09 Beneficiaries. Except as expressly provided herein, the provisions of this Section 8 are solely for the benefit of the Agents and the Lenders, and the Borrowers shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, the Administrative Agent shall act solely as administrative agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers. 8.10 Other Agents. The Lead Arrangers and the Co-Syndication Agents, in their respective capacities as Lead Arrangers or Other Agents, shall have no duties, powers or responsibilities under this Agreement or any other Loan Document. 8.11 Authorization to Release Borrowers Other than the Company. The Lenders and Issuing Lenders authorize the Administrative Agent to release any Borrower (other than the Company) from its obligations under the Loan Documents (a) if all of the Capital Stock or other ownership interests in such Borrower, or all or substantially all of the assets of a Borrower, are sold or otherwise disposed of or transferred to Persons other than the Borrowers or Subsidiaries of the Borrowers in a transaction

128 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM permitted under this Agreement, (b) pursuant to Section 2.22(b), (c) in connection with a Successor Borrower replacing a then-Existing Borrower pursuant to Section 6.03(g) or (d) if all Loans to such Borrower have been Paid in Full and no Letter of Credit remains outstanding solely for the account of such Borrower. 8.12 ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96- 23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) subclause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with subclause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Lead Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that none of the Administrative Agent and the Lead Arrangers or any of their

129 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM respective Affiliates is a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). 8.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender Recipient Party, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount. SECTION 9 MISCELLANEOUS 9.01 Amendments and Waivers. Except as provided in Section 2.13, Section 2.14(d) or Section 2.26 relating to the replacement of a Relevant Rate for an Agreed Currency, an Incremental Facility Amendment, an Extension Agreement or a Section 2.26 Additional Agreement, respectively, neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the written consent of the Required Lenders, the Administrative Agent and the Borrowers may, from time to time, enter into written amendments (including letter amendments), supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or any other Loan Document or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or any other Loan Document or any Default or Event of Default and its consequences; provided, however, that, no such waiver and no such amendment, supplement or modification shall directly or indirectly (a) reduce the amount or extend the maturity of any Note, any Loan or any installment thereof, or reduce the rate of interest (other than to waive interest at the default rate under the second sentence of Section 2.10) or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder (other than fees to the Administrative Agent, which shall require the consent of the Administrative Agent and the Borrowers to change) or extend the period for payment thereof, or change the duration or the amount of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby, (b) amend, modify or waive any provision of this Section, or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement, the Notes and the other Loan Documents (excluding by way of Successor Borrower provisions in Section 6.03(g)), or (except as provided herein with respect to Defaulting Lenders) change a Lender’s right to receive its pro-rata distribution of payments and proceeds, release all or substantially all of the collateral (if any) securing the Loans or subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation, in each case without the written consent of all the

130 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Lenders, (c) amend Section 2.06(b) so as to require the consent of less than all of the Lenders with an applicable Commitment to the addition of an Optional Currency that is not permitted as of the Closing Date without the consent of each such Lender, (d) amend, modify or waive any provision of Sections 2.01(c) or (d), Section 2.25 or any other provision affecting Swing Line Loans without the written consent of the then Swing Line Lender, (e) amend, modify or waive any provision of Section 2.08, Section 2.25 or any other provisions affecting Letters of Credit without the written consent of each Issuing Lender that has issued a Letter of Credit, (f) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent, (g) release the Company from its obligations under the Loan Documents without the written consent of each Lender, or (h) except (x) in connection with the sale of all of the Capital Stock of a Borrower or all or substantially all of the assets of a Borrower, in each case, other than the Company in accordance with Section 6.04(e) to a Person other than the Company or any Subsidiary or Affiliate thereof, (y) pursuant to Section 2.22(b) or (z) in connection with a Successor Borrower replacing a then-Existing Borrower pursuant to Section 6.03(g), release any Borrower (other than the Company) from its obligations under the Loan Documents without the written consent of each Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding the foregoing, (i) if in connection with any proposed waiver, amendment or modification under this Section 9.01 requiring the consent of all Lenders or all affected Lenders, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a “Non-Consenting Lender”), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 2.24 and (ii) the Letter of Credit Commitment reflected on Schedule 1.01A may be amended from time to time by the Company, the Administrative Agent and the Issuing Lenders, to reflect the Letter of Credit Commitment of the Issuing Lenders in effect from time to time. Notwithstanding anything to the contrary herein, (x) this Agreement may be amended and restated without the consent of any Lender (but with the consent of the Company and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and (y) the Administrative Agent and the Company may make amendments contemplated by Section 2.13(d) or (e). Notwithstanding any provision herein to the contrary the Administrative Agent and the Company may amend, modify or supplement this Agreement or any other Loan Document to cure or correct administrative errors or omissions, any ambiguity, omission, defect or inconsistency or to effect administrative changes or to extend an existing Lien over additional property, and such amendment shall become effective without any further consent of any other party to such Loan Document so long as (i) such amendment, modification or supplement does not adversely affect the rights of any Lender or other holder of Obligations in any material respect and (ii) the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. 9.02 Notices; Lending Offices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices,

131 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM requests, demands and other communications to or upon the respective parties hereto to be effective shall be in writing, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to any Borrower, the Administrative Agent, any Issuing Lender or the Swing Line Lender, to the address, facsimile number, e-mail address or telephone number specified for such Person on Schedule 9.02; and (ii) if to any other Lender, to the address, facsimile number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). (b) Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender or Issuing Lender if such Lender or Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under this Section 9.02 by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF THE BORROWERS HEREUNDER (THE “BORROWER MATERIALS”) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON- INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER

132 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers, any Lender, any Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. (d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Issuing Lenders and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the Issuing Lenders and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities Laws. (e) Reliance by Administrative Agent, Issuing Lenders and Lenders. The Administrative Agent, the Issuing Lenders and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Notices of Borrowing and Applications) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Issuing Lenders, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. 9.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any of them shall be vested exclusively in,

133 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.01 for the benefit of all the Lenders and the Issuing Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lenders or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08, or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 7.01 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. 9.04 Survival of Representations and Warranties. All representations and warranties made hereunder, and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Extension of Credit, and shall continue in full force and effect as long as any Loan or any other obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. 9.05 Expenses; Indemnity; Damage Waiver. (a) The Borrowers shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out of pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that, in the case of this clause (iii), legal fees and legal expenses shall be limited to the fees and expenses of one legal counsel for the Administrative Agent and the Lenders plus, if necessary, one special counsel for each relevant specialty and one local counsel per jurisdiction; provided, further, that, in the event of any actual or potential conflict of interest, the Borrowers shall be liable for the fees and expenses of one additional counsel for each Person or group of Persons subject to such conflict. Notwithstanding anything in this Section 9.05(a), the

134 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM foregoing costs and expenses shall exclude allocated costs of internal counsel to the Administrative Agent, the Issuing Lender or any Lender. (b) The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (excluding the allocated costs of in-house counsel and limited to not more than one counsel for all such Indemnitees, as a single group, and, if necessary, one special counsel for each specialty and a single local counsel in each appropriate jurisdiction for all such Indemnitees as a single group (and, in the case of an actual or perceived conflict of interest, of another firm of counsel for such affected Indemnitee or Indemnitees)), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby (including any Indemnitee’s reliance on any Communication executed using an Electronic Signature, or in the form of an Electronic Record), the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrowers under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by a Borrower, and regardless of whether any Indemnitee is a party thereto; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (B) arose from a material breach of such Indemnitee’s obligations under the Loan Documents as determined by a court of competent jurisdiction by final and nonappealable judgment, or (C) resulted from a dispute among Indemnitees (except when and to the extent that one of the Indemnitees party to such dispute was acting in its capacity or in fulfilling its role as Administrative Agent, a Lead Arranger, an Issuing Lender, Swing Line Lender or Lender or any similar role under this Agreement or any other Loan Document) that does not involve any act or omission of a Borrower or any of the Borrowers’ Affiliates. This Section 9.05(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by them to the Administrative Agent (or any sub-agent thereof), the Issuing Lender, the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub- agent), the Issuing Lenders, the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Issuing Lender or the Swing Line

135 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), any Issuing Lender or the Swing Line Lender in connection with such capacity. (d) To the fullest extent permitted by applicable Law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in Section 9.05(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except damages as are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreement in this Section shall survive repayment of the Notes and all other amounts payable hereunder. 9.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (e) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (e) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the related Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignment) that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

136 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 in the case of any assignment in respect of a Revolving Credit Commitment (and the related Revolver Loans thereunder) and $1,000,000 in the case of any assignment in respect of the Term A Facility and any Incremental Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s Loans and Commitments, and rights and obligations with respect thereto, assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Credit Commitment (and the related Revolver Loans thereunder), its outstanding portion of the Term A Loan and its outstanding Incremental Term Loans on a non-pro rata basis; (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition: (A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided, that, the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received written notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any unfunded commitment under an Incremental Term Facility or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable facility subject to such assignment, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) a portion of the Term A Loan or an Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund; and (C) the consent of each Issuing Lender and the Swing Line Lender shall be required for any assignment in respect of Revolver A Loans and Revolving A Credit Commitments. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and

137 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. (v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person). (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any Issuing Lender or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.16, 2.17, 2.18 and 9.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. (c) Register. The Administrative Agent, acting solely for this purpose as a non- fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of

138 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM the Loans and Letter of Credit Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and/or Swing Line Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 9.06(c) without regard to the existence of any participation. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 9.01(a) that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.16, 2.17 and 2.18 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 2.17(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that, such Participant (A) agrees to be subject to the provisions of Sections 2.16(c) and 9.01 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 2.16 or 2.17, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of Section 2.16(c) with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section

139 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (f) Resignation as an Issuing Lender or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America or such other Issuing Lender or Swing Line Lender assigns all of its Revolving A Credit Commitment and Revolver A Loans pursuant to subsection (b) above, Bank of America or such other Issuing Lender or Swing Line Lender may, (i) upon thirty days’ notice to the Company and the Lenders, resign as an Issuing Lender and/or (ii) upon thirty days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as an Issuing Lender or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor Issuing Lender or Swing Line Lender hereunder (with the consent of such successor); provided, however, that, no failure by the Company to appoint any such successor shall affect the resignation of Bank of America or such other Issuing Lender or Swing Line Lender as an Issuing Lender or Swing Line Lender, as the case may be. If an institution resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as an Issuing Lender and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.08(c)). If an institution resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.01(c) and (d). Upon the appointment of a successor Issuing Lender and/or Swing Line Lender, (1) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of a retiring Issuing Lender or Swing Line Lender, as the case may be, and (2) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America or such other Issuing Lender to effectively assume the obligations of such institution with respect to such Letters of Credit. 9.07 Disclosure of Information and Personal Data Protection. Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by

140 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to become a Lender pursuant to Section 2.14 or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating any Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Company or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrowers or violating the terms of this Section 9.07. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For purposes of this Section, “Information” means all information received from a Borrower or any Subsidiary relating to the Borrowers or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by such Borrower or any Subsidiary, provided that, in the case of information received from a Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of the Administrative Agent, the Lenders and the Issuing Lenders acknowledges that (a) the Information may include material non-public information concerning a Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. If the Singapore Borrower provides the Administrative Agent, any Lender or any Issuing Lender with personal data of any individual as required by or pursuant to the Loan Documents, the Singapore Borrower represents and warrants to the Administrative Agent, such Lender or (as the case may be) such Issuing Lender that it has, to the extent required by law (a) notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and (b) has the lawful right to, or has obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Administrative Agent, such Lender or (as the case may be) such Issuing Lender, in each case, in accordance with the Loan Documents. The Singapore Borrower agrees and undertakes to notify the Administrative Agent promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by the Administrative Agent, any Lender or any Issuing Lender of any personal data provided by the Singapore Borrower to the Administrative Agent, that Lender or (as the case may be) such Issuing Lender. Any consent given pursuant to this Agreement in relation to personal data shall, subject to all applicable

141 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of Laws, rules or regulations to a governmental, regulatory or self-regulatory authority without notification to any Person. 9.08 Adjustments; Set-off. (a) If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided, that,: (b) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and (c) the provisions of this Section 9.08(a) shall not be construed to apply to (i) any payment made by the Borrowers pursuant to and in accordance with the express terms of the Loan Documents or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Reimbursement Obligations or Commitment to any assignee or participant, other than to a Borrower or any Subsidiary thereof (as to which the provisions of this Section 9.08(a) shall apply). (d) Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Participant acquiring a participation pursuant to the foregoing arrangements may exercise against each Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Participant were a direct creditor of each Borrower in the amount of such participation (subject, in the case of a Foreign Borrower, to the provisions of Section 2.22(a)). (e) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of an Event of Default, each Lender and its Affiliates shall have the right, without prior notice to the Borrowers (or any of them), any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of one or more Borrowers. Each Lender agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such

142 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Lender, provided, that, the failure to give such notice shall not affect the validity of such set-off and application. 9.09 Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Borrower and each Lender Party agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Each Lender Party may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, any Issuing Lender nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, any Issuing Lender and/or the Swing Line Lender has agreed to accept such Electronic Signature, each of the Lender Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Borrower and/or any Lender Party without further verification and (b) upon the request of any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. Neither the Administrative Agent, any Issuing Lender nor the Swing Line Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, such Issuing Lender’s or Swing Line Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, any Issuing Lender and the Swing Line Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Each Borrower and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Loan Document based solely on the lack of paper original copies of this Agreement and/or such other Loan Document, and (ii) waives any claim against each Lender Party and each Related Party for any liabilities arising solely from any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrowers to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

143 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM 9.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 9.11 Integration. This Agreement and the other Loan Documents represent the agreement of the parties hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. 9.12 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. 9.13 Submission To Jurisdiction; Waivers. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY ISSUING LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. Notwithstanding the paragraph above, no party hereto other than the Borrowers shall be prevented from taking proceedings relating to any dispute arising out of or in connection with this Agreement in any Alternative Courts. To the extent allowed by the relevant applicable laws, the parties hereto other than the Borrowers may take concurrent proceedings in any number of Alternative Courts. In this Section 9.13: “Alternative Courts” means (x) any courts of any political subdivision of the United States and (y) any courts of the member states of the European Union and of the states that are party to the Lugano II Convention having jurisdiction under the applicable European Union law rules or the Lugano II

144 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM Convention; and “Lugano II Convention” means the Convention on Jurisdiction and Recognition and Enforcement of Judgements in Civil and Commercial Matters, originally signed at Lugano on 30 October 2007. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. 9.14 No Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Lead Arrangers, and the Lenders, on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Lead Arrangers and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, any Lead Arranger, nor any Lender has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent, any Lead Arranger, nor any Lender has any obligation to disclose any of such interests to the Borrowers and their respective Affiliates. To the fullest extent permitted by Law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent, any Lead Arranger or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. 9.15 No Right of Contribution. On and after the occurrence of an Event of Default hereunder, no Borrower shall seek or be entitled to any reimbursement from any other Borrower, or be subrogated to any rights of the Lenders against the Borrowers, in respect of any payments made pursuant to the Loan Documents, until all amounts owing to the Lenders hereunder and under the Notes are Paid in Full. 9.16 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT

145 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 9.17 USA Patriot Act Notice. Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Borrowers in accordance with the USA Patriot Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act. 9.18 ADDITIONAL WAIVERS. EACH BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT SUCH BORROWER’S REASONABLE EXPECTATION WITH RESPECT TO THE AUTHORIZATION GRANTED PURSUANT TO ANY POWER OF ATTORNEY HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IS THAT THE ADMINISTRATIVE AGENT, THE LENDERS OR THEIR ATTORNEYS MAY SEEK TO TAKE ANY ACTIONS WITH RESPECT TO THE EXERCISE OF THE ADMINISTRATIVE AGENT’S, THE ISSUING LENDERS’ AND THE LENDERS’ RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. EACH BORROWER HEREBY WAIVES ALL OTHER DUTIES OF THE ADMINISTRATIVE AGENT, THE ISSUING LENDERS AND THE LENDERS THAT MAY ARISE UNDER 20 PA. C.S.A. §5601.3(B); PROVIDED, THAT, NOTHING HEREIN SHALL EXCULPATE ANY PARTY FOR ITS GROSS NEGLIGENCE OR WILLFUL, MISCONDUCT. 9.19 Joint and Several Liability of Borrowers. Notwithstanding anything to the contrary in the Loan Documents (other than Section 2.22), all Obligations under the Revolver Facility shall be joint and several among the Borrowers, subject to the limitations set forth in Section 2.22, and all Obligations under the Term A Facility or any Incremental Term Facility shall be solely obligations of the Company unless otherwise expressly agreed to the contrary in a writing signed by the Company, such other obligor(s), the Administrative Agent and the affected Lenders with respect to the Term A Facility or such Incremental Term Facility, as applicable. 9.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or any Issuing Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any Issuing Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

146 Credit Agreement - West Pharma (2026) (Conformed Signatures for 8-K Filing)(24019362844.2) - 10/26/2026 3:26:03 PM (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Lender that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. 9.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any interest rate cap agreement, interest rate swap agreement, foreign currency exchange agreement, netting agreement, hedging agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. [signature pages follow]

CREDIT AGREEMENT WEST PHARMACEUTICAL SERVICES, INC. Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written. BORROWERS: WEST PHARMACEUTICAL SERVICES, INC., a Pennsylvania corporation By: /s/ Brian R. Scheuer Name: Brian R. Scheuer Title: Vice President of Treasury Operations WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC., a Delaware corporation By: /s/ Ryan Metz Name: Ryan Metz Title: Director, Vice President & Secretary WEST PHARMACEUTICAL SERVICES HOLDING GMBH, an entity organized under the laws of Germany By: /s/ Ryan Metz Name: Ryan Metz Title: Managing Director WEST PHARMACEUTICAL SERVICES SINGAPORE PTE. LTD., a company incorporated under the laws of Singapore By: /s/ Chad Richard Winters Name: Chad Richard Winters Title: Director WEST PHARMACEUTICAL SERVICES HOLDING JAPAN GODO KAISHA, an entity organized under the laws of Japan By: s/ Ryan Metz Name: Ryan Metz Title: Executive Officer

CREDIT AGREEMENT WEST PHARMACEUTICAL SERVICES, INC. ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent By: /s/ Elizabeth Uribe Name: Elizabeth Uribe Title: Assistant Vice President

CREDIT AGREEMENT WEST PHARMACEUTICAL SERVICES, INC. LENDERS: BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and an Issuing Lender By: /s/ Kevin Dobosz Name: Kevin Dobosz Title: Senior Vice President We hereby notify you that, under Section 2.23(c) of the Credit Agreement, BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY is hereby designated as the EU Lender for the Lender set forth above for all purposes stated under such Section as of the date hereof for all EU Borrowers. BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY, as an EU Lender and Swing Line Lender with respect to the Euro Swing Line Loans By: /s/ Michael Reynolds Name: Michael Reynolds Title: Vice President

CREDIT AGREEMENT WEST PHARMACEUTICAL SERVICES, INC. JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Mehreen Gaffar Name: Mehreen Gaffar Title: Vice President We hereby notify you that, under Section 2.23(c) of the Credit Agreement, J.P. Morgan SE is hereby designated as the EU Lender for the Lender set forth above for all purposes stated under such Section as of the date hereof for all EU Borrowers. J.P. Morgan SE, as an EU Lender By: /s/ Luke Hudson Name: Luke Hudson Title: Executive Director J.P. Morgan SE, as an EU Lender By: /s/ Franck Gomboc Name: Franck Gomboc Title: Managing Director

CREDIT AGREEMENT WEST PHARMACEUTICAL SERVICES, INC. U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Thomas Whitman Name: Thomas Whitman Title: Assistant Vice President

CREDIT AGREEMENT WEST PHARMACEUTICAL SERVICES, INC. WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Victoria Kendrick Name: Victoria Kendrick Title: Vice President

CREDIT AGREEMENT WEST PHARMACEUTICAL SERVICES, INC. HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender By: /s/ Nicholas Bokos Name: Nicholas Bokos Title: Director

CREDIT AGREEMENT WEST PHARMACEUTICAL SERVICES, INC. PNC BANK, NATIONAL ASSOCIATION, as a Lender [and an Issuing Lender] By: /s/ Tanvi Parmar Name: Tanvi Parmar Title: Vice President

CREDIT AGREEMENT WEST PHARMACEUTICAL SERVICES, INC. DBS BANK LTD, as a Lender By: /s/ Goh Soo Ching Name: Goh Soo Ching Title: Assistant Vice President

CREDIT AGREEMENT WEST PHARMACEUTICAL SERVICES, INC. TRUIST BANK, as a Lender By: /s/ Alexandra Korchmar Name: Alexandra Korchmar Title: Director